      As filed with the Securities and Exchange Commission on May 5, 1999
                                                      Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                            ______________________

                                   FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ______________________

                       U.S. DIGITAL COMMUNICATIONS, INC.
               (Name of Registrant as Specified in Its Charter)

            NEVADA                                   4812                         52-2124492
(State or Other Jurisdiction of           (Primary Standard Industry          (I.R.S. Employer
Incorporation or Organization)            Classification Code Number)        Identification No.)

             2 WISCONSIN CIRCLE, SUITE 700, CHEVY CHASE, MD 20815
                                (301) 961-1540
  (Address Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Execution Offices)

                            _______________________

                             Mr. Robert J. Wussler
   Chairman of the Board of Directors, President and Chief Executive Officer
             2 WISCONSIN CIRCLE, SUITE 700, CHEVY CHASE, MD 20815
                                (301) 961-1540
(Name, Address Including Zip Code, and Telephone Number, Including Area Code, of
                              Agent For Service)

                             ______________________

                                  Copies To:
                             ROGER MULVIHILL, ESQ.
                            DECHERT PRICE & RHOADS
                             30 Rockefeller Plaza
                           NEW YORK, NEW YORK 10112
                                (212) 698-3500

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_] ______________.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______________.

     If this form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [-] ____________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                            ______________________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                            PROPOSED         PROPOSED
             TITLE OF EACH                                   MAXIMUM         MAXIMUM
          CLASS OF SECURITIES               AMOUNT TO    OFFERING PRICE     AGGREGATE         AMOUNT OF
            TO BE REGISTERED              BE REGISTERED     PER UNIT      OFFERING PRICE  REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE                    258,353      1.38  (1)      $  356,527     $   99.11
----------------------------------------------------------------------------------------------------------
WARRANTS (2)                                  1,511,667        --                   --            --  (2)
----------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE,
UNDERLYING THE WARRANTS (3)                   1,511,667      1.38  (1)      $2,086,100     $  579.94
----------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE,
UNDERLYING THE SERIES B PREFERRED
STOCK (4)                                     5,000,000      1.38  (1)      $6,900,000     $1,918.20
----------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE,
UNDERLYING THE SERIES C PREFERRED
STOCK (5)                                     5,000,000      1.38  (1)      $6,900,000     $1,918.20
----------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE,
UNDERLYING PUT OPTION                         1,600,000      1.38  (1)      $2,208,000     $  613.82
----------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE,
UNDERLYING EMPLOYEE AND OTHER OPTIONS
TO PURCHASE COMMON STOCK                      1,466,697      1.38  (1)      $2,024,042     $  562.68
----------------------------------------------------------------------------------------------------------
TOTAL REGISTRATION FEE                                                                     $5,691.96
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the bid and asked prices of the Common Stock on the OTC Bulletin Board on April 30, 1999.

(2) The Warrants may be exercised to purchase shares of Common Stock. The number of shares of Common Stock that may be acquired upon the exercise of the Warrants is included in the calculation of the number of shares of Common Stock to be registered in note (3) below. No fee is required pursuant to Rule 457(g).

(3) Issuable upon exercise of outstanding Warrants to be registered in Note (2) above.

(4) Since the conversion price of the Series B Preferred Stock is subject to adjustment based on the future market value of the Common Stock, the Company is registering the maximum number of shares that it judges is likely to be issuable under such adjustment.

(5) Since the conversion price of the Series C Preferred Stock is subject to adjustment based on the future market value of the Common Stock, the Company is registering the maximum number of shares that it judges is likely to be issuable under such adjustment.

                            ______________________

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
 A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
   SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A) OF THE
    SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
                 PURSUANT TO SAID SECTION 8 (A), MAY DETERMINE.

================================================================================

                   SUBJECT TO COMPLETION, DATED May 5, 1999

                                  PROSPECTUS

                       U.S. DIGITAL COMMUNICATIONS, INC.

                       14,836,717 Shares of Common Stock
                            ______________________
         Investing In These Securities Involves A High Degree Of Risk.

                         See "Risk Factors" On Page 6.
                            ______________________

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.
           Any representation to the contrary is a criminal offense.

                            ______________________

     Certain holders of securities of our company are hereby offering for resale the following securities of our company:

     .    up to 258,353      shares of Common Stock held by them;

     .    up to 5,000,000    shares of Common Stock underlying the Series B
                             Preferred Stock;

     .    up to 5,000,000    shares of Common Stock underlying the Series C
                             Preferred Stock;

     .    up to 1,511,667    Warrants for purchase of Common Stock held by them;

     .    up to 1,511,667    shares of Common Stock underlying the Warrants; and

     .    up to 1,600,000    shares of Common Stock underlying the Put Option.

     .    up to 1,466,697    shares of Common Stock underlying Options to
                             purchase Common Stock

     The selling stockholders may sell these securities at any time at any price. We will not receive any proceeds from the resale of these securities. We have agreed to pay for all expenses of this offering.

     Our Common Stock is traded on the OTC Bulletin Board under the symbol "USDI." On April 30, 1999, the closing price for our Common Stock on the OTC Bulletin Board was $1.38 per share.

                            ______________________

                  The date of this Prospectus is May 5, 1999
                           ______________________

                               TABLE OF CONTENTS

AVAILABLE INFORMATION...................................................      i
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS.........................     ii
PROSPECTUS SUMMARY......................................................      1
RISK FACTORS............................................................      6
USE OF PROCEEDS.........................................................     19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS................     19
CAPITALIZATION..........................................................     21
SELECTED CONSOLIDATED FINANCIAL DATA....................................     22
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............     23
BUSINESS................................................................     31
MANAGEMENT..............................................................     41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........     53
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................     54
SELLING STOCKHOLDERS....................................................     55
DESCRIPTION OF SECURITIES...............................................     57
PLAN OF DISTRIBUTION....................................................     62
LEGAL MATTERS...........................................................     63
EXPERTS.................................................................     63
CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS...............................     63
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..............................    F-1

                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy such reports and other information at the following locations:

 .    the Commission's Public Reference Room at 450 Fifth Street, N.W.,
     Washington, D.C. 20549;

 .    the Commission's regional office at 7 World Trade Center, New York, New
     York 10048;

 .    the Commission's regional office at 500 West Madison Street, Suite 1400,
     Chicago, Illinois 60661; and

 .    the offices of the OTC Bulletin Board at 1735 K Street, N.W., Washington,
     D.C. 20006.

The Commission also maintains a Web site at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the Commission.

     We have filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, (the "Securities Act") covering the securities being offered. This Prospectus is part of the Registration Statement but does not contain all the information set forth in the Registration Statement. For more information about us or the securities being offered, you should read the Registration Statement and related exhibits, annexes and schedules. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. Although this Prospectus describes the material terms of certain contracts, agreements and other documents filed as exhibits to the Registration Statement, you should read the exhibits for a more complete description of the document or matter involved. You may inspect and copy the Registration Statement and related exhibits, annexes and schedules from the locations described above.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including without limitation, such statements under "Summary," "Management's Discussion and Analysis or Plan of Operation" and "Business" with respect to our business are forward-looking statements. Although we believe that our expectations reflected in such forward-looking statements are reasonable, we can give no assurance that they will prove to have been correct. Important factors that could cause actual results to differ materially from expectations ("Cautionary Statements") are disclosed in this Prospectus, including, without limitation, in connection with the forward-looking statements included in this Prospectus and/or in the section "Risk Factors." The following additional factors could cause actual results to differ materially from the results which might be projected, forecast, estimated or budgeted by us in forward-looking statements:

 .    dependence on product development;

 .    competitive products and pricing;

 .    new product development by competitors;

 .    product demand and industry capacity;

 .    rapid technological changes;

 .    risks of litigation;

 .    changes in governmental regulations;

 .    the Company's ability to raise additional capital when required; and

 .    general economic conditions.

     All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

                              PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this Prospectus. This summary is not complete and may not contain all of the information that you should consider before purchasing our securities. You should carefully read this entire Prospectus and the consolidated financial statements contained in this Prospectus.

     Unless the context otherwise requires, the terms "we," "our," "us" and "the Company" refers to U.S. Digital Communications, Inc. ("U.S. Digital") and its wholly-owned subsidiary International Satellite Group, Inc. ("INSAT") and INSAT's two wholly-owned subsidiaries, Skysite Communications Corp. ("Skysite") and Project 77 Corp. ("Project 77").

                                  THE COMPANY

     U.S. Digital Communications, Inc. is a telecommunications industry company based in Chevy Chase, Maryland. The Company is primarily a global satellite communications firm that specializes in corporate applications. Specifically, the Company is a provider of satellite telephone subscriber equipment and services.

The Company's Operations

     The Company, through INSAT, markets satellite and wireless digital communications equipment and services. Skysite operates as a marketer of satellite telephone products and services and Project 77 specializes in Iridium satellite personal communications technology. The Company, through its subsidiaries, works closely with satellite telephone manufacturers and systems operators to provide solutions to communications needs of international business travelers and companies with global, emergency and/or remote operations.

     The Company has an extremely limited operating history upon which an evaluation of the Company and its business can be based. While the Company has developed a revenue stream from satellite telephone customers over the past two years, it is still in the early stages of development and has not been profitable. The Company has incurred losses from operations in 1998, 1997, and 1996 of $7,446,081, $4,440,822, and $7,885,929, and net losses of $7,265,156,
$4,685,185, and $8,056,918, respectively. The satellite telephony industry is still in its infancy and the eventual profitability of the Company will be dependent, among other things, on the acceptance of the new communications technologies it plans to provide. See "Risk Factors--Dependence on Key Satellite Airtime Providers."

Historical Background

     The Company's predecessor, Visual Information Services Corp., was originally incorporated in Illinois in May 1990, and was founded to develop an electronic device capable of adding modem, video data and telephone features to an ordinary television receiver over a telephone line (the "Initial Products"). On November 28, 1995, shareholders of Visual Information Services Corp. acquired outstanding shares of Global Telephone and Communications, Inc., a Nevada corporation ("GTCI"), in exchange for their shares of Visual Information Services Corp. (the "Transaction"). The Transaction was consummated because the common stock of GTCI traded on the OTC Bulletin Board, and thus, the Transaction provided the Company an entity with an existing public presence. Pursuant to the

Transaction, each share of Common Stock of Visual Information Services Corp. was exchanged for four shares of common stock of GTCI. Following the Transaction, GTCI changed its name to Viscorp.

     During 1997, the Company concluded that the Initial Products would not produce adequate revenue or profits if brought to market. A new interim President was hired and specifically charged with developing a new business plan that would allow the Company to utilize its assets more effectively than under its original strategy of focusing on the Initial Products. The Company's new business plan focused on reselling satellite telephone products and services. Accordingly, the Company abandoned its development of the Initial Products in order to focus on wireless satellite communications products and services.

     In May 1997, Viscorp became involved in operating Skysite. Skysite was initially created to market a new satellite-based telecommunications system called Mobilesat. On June 20, 1997, the Company entered into an Agreement and Plan of Reorganization under which the Company issued shares of its common stock to the shareholders of Skysite, as well as options to purchase additional shares of its common stock in exchange for 100% of the outstanding shares of common stock of Skysite. The common stock of Skysite was transferred to the Company on August 26, 1997.

     On October 24, 1997, Viscorp changed its name to "U.S. Digital Communications, Inc." In July 1998, the Company created INSAT to oversee its satellite communications operations and transferred the common stock of Skysite to INSAT and incorporated Project 77 as INSAT's other wholly-owned subsidiary.

     Our principal offices are located at 2 Wisconsin Circle, Suite 700, Chevy Chase, MD 20815, and our telephone number is (301) 961-1540. In addition to corporate offices in Chevy Chase, Maryland, the Company has operations in Burbank, California, and Washington, D.C.

Recent Developments

     In order to develop its satellite telephone business, the Company determined that it required a new long-term senior management team and a new headquarters location. In the spring of 1998, a new CEO was hired and the corporate headquarters were relocated from Southern California to the Washington, D.C. area. In late 1997 and early 1998, the Company entered into or revised agreements with American Mobile Satellite Corporation and Iridium North America designed to increase the breadth and value of its product lines. Due to difficulties in acquiring adequate capital, the Company was unable to invest in marketing and other activities at Skysite at the desired level until the third quarter of 1998. The inability to devote capital resources at Skysite contributed significantly to the Company's inability to produce significant new revenues which in turn contributed to the Company's continued losses during 1998.

     In the second half of 1997 and in 1998, the Company raised approximately $11,089,728 in net proceeds through the sale of three series of convertible preferred stock. As a result of the availability of funds from these offerings, the Company began to develop marketing and service capabilities in order to exploit opportunities in the satellite telephone business. The Company's operating activities in 1998 focused primarily on preparation for the scheduled initiation of commercial service by Iridium in September, 1998. Iridium's service launch was delayed and complicated by technical problems. As a result, the Company continued to bear the expense of its enhanced marketing and service organizations while receiving minimal revenue from sale of the Iridium products.

                                  THE OFFERING

Securities Offered for Resale By
  Certain Holders of Securities of Our
  Company.....................................   .   up to 258,353 shares of Common Stock held by them;

                                                 .   up to 5,000,000 shares of Common Stock underlying
                                                        the Series B Preferred Stock. The conversion
                                                        price for the Series B Preferred Stock is subject
                                                        to adjustment depending on the future market value
                                                        of the Common Stock. The 5,000,000 shares represent
                                                        the maximum number of shares of Common Stock that
                                                        the Company judges is likely to be issuable under
                                                        the adjustment;

                                                 .   up to 5,000,000 shares of Common Stock underlying
                                                        the Series C Preferred Stock. The conversion price
                                                        for the Series C Preferred Stock is subject to
                                                        adjustment depending on the future market value of
                                                        the Common Stock. The 5,000,000 shares represent
                                                        the maximum number of shares of Common Stock that
                                                        the Company judges is likely to be issuable under
                                                        the adjustment;

                                                 .   up to 1,511,667 Warrants for purchase of Common
                                                        Stock held by them;

                                                 .   up to 1,511,667 shares of Common Stock underlying
                                                        the Warrants;

                                                 .   up to 1,600,000 shares of Common Stock underlying
                                                        the Put Option; and

                                                 .   up to 1,466,697 shares underlying Options to
                                                        purchase Common Stock

     We will not receive any of the proceeds from the resale of these securities. See "Use of Proceeds" and "Selling Stockholders."

                                 RISK FACTORS

     Investing in our securities involves a high degree of risk. You should consider carefully the information under the caption "Risk Factors" beginning on page 6 of this Prospectus in deciding whether to purchase the securities offered under this Prospectus.

                         SUMMARY FINANCIAL INFORMATION

     The following summary financial data is based upon our consolidated financial statements included elsewhere in this Prospectus. We have prepared our consolidated financial statements in accordance with generally accepted accounting principles. You should read this summary financial data in conjunction with "Management's Discussion and Analysis or Plan of Operation," "Business" and our consolidated financial statements. The year ended December 31, 1996 has been audited by Blackman Kallick Bartelstein, LLP, whose report included an explanatory paragraph with respect to the Company's ability to continue as a going concern. The consolidated financial statements as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998, are included elsewhere in this filing. The consolidated financial statements as of and for the years ended December 31, 1997 and 1998, have been audited by Reznick Fedder & Silverman PC whose report for 1998 included an explanatory paragraph with respect to the Company's ability to continue as a going concern. See "Changes in Independent Public Accountants."

                                                                  YEAR ENDED DECEMBER 31,
                                                       1996                   1997                      1998
STATEMENT OF
OPERATIONS DATA:

Sales of equipment and services                   $          0            $    486,642              $ 1,179,922
Gross Profit                                                 0                  73,875                  225,557
Total operating expenses                            (7,885,929)             (4,514,697)              (7,671,638)
Loss from operations                                (7,885,929)             (4,440,822)              (7,446,081)
Other income (expense), net                           (170,989)               (244,363)                 180,925
Net loss                                            (8,056,918)             (4,685,185)              (7,265,156)
Dividends and beneficial conversion
 feature on preferred stock                                  0              (1,629,916)              (4,106,164)
Net loss per common share                                (0.37)                  (0.31)                   (0.69)
Weighted average shares of common stock
 outstanding                                        21,914,630              20,676,196               16,567,594


                                                              DECEMBER 31,
                                                       1997                    1998
       BALANCE SHEET DATA

       Cash and cash equivalents                  $    545,790            $  1,395,480
       Working capital                              (3,522,622)             (1,125,874)
       Total assets                                  2,031,875               3,856,817
       Notes payable (net of current portion)            1,617                 600,000
       Common stock                                    222,980                 227,325
       Preferred stock                                  28,822                  37,073
       Accumulated deficit                         (20,701,848)            (32,073,150)
       Total shareholders' equity (deficit)         (2,397,670)               (550,925)

                                 RISK FACTORS

     The securities offered under this Prospectus involve a high degree of risk. You should carefully consider the risk factors set forth below, as well as the other information appearing in this Prospectus, before purchasing any of our securities.

EARLY STAGES OF DEVELOPMENT

We are in the early stages of development. We have had only a limited operating history and have sold only a limited quantity of our products to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with a new business, including, but not limited to, a continually evolving industry subject to rapid technological and price changes, acceptance of the products that we market and an increasing number of market competitors.

     Since our entry into the satellite-based telecommunication industry in May 1997, we have been engaged primarily in:

     raising funds;

     working with satellite telephone manufacturers on product development;

     working with satellite system providers on service and product development;

     recruiting management and technical personnel; and

     marketing and sales activities related to our products and services.

     The establishment of a new business in the evolving satellite-based telecommunications industry is very risky. It is likely that further risks will be encountered as the industry shifts from the development to the commercialization of new products and services based on innovative technology. There can be no assurance that we will be able to generate revenues or achieve profitable operations given these factors.

     During parts of 1997 and 1998, the Company did not file certain periodic reports as required by the rules and regulations promulgated by the Commission and did not reply to comments from the Commission's staff regarding the filings that it did make. Beginning with 1998, the Company commenced an effort to become compliant with the Commission's periodic reporting and accounting requirements. The Company believes that it is now in compliance with the Commission's periodic reporting requirements.

HISTORY OF OPERATING LOSSES; FUTURE CAPITAL NEEDS

     The Company is in the early stages of development and has incurred significant operating losses in every fiscal period since inception. In August 1997, in connection with the acquisition of Skysite, we terminated our prior production and development of our Initial Products and concentrated our efforts on the development of a new business in the global satellite communications market. Thus, we are subject to the risks inherent in the establishment and growth of a new business enterprise. For the years ended December 31, 1997 and 1998, the Company's net losses were $4,685,185 and $7,265,156, respectively.

The Company does not believe comparison with periods prior to 1997 is meaningful. The Company has incurred substantial quarterly operating losses for the full fiscal year of 1998 and expects losses for at least the first three quarters of 1999 and possibly longer.

     In order to become profitable, the Company must successfully market and sell satellite telephone products and services at volumes substantially above current levels, sell evolving products for new and existing markets, increase gross margins through higher sales volumes, expand its distribution capability and manage its operating expenses. The Company has not yet achieved these objectives to any significant degree. There can be no assurance that the Company will ever achieve those objectives or profitability. At present, the Company is dependent on external financing to fund its operations. The Company's actual working capital needs will depend upon numerous factors, including the extent and timing of acceptance of the Company's products in the market, the Company's operating results, the cost of increasing the Company's sales and marketing activities, the status of competitive products, the availability of financing sources and the prevailing conditions in the financial markets, none of which can be predicted with certainty. As a result, there is no assurance that the Company will be able to obtain adequate financing. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all, when required by the Company. The inability to obtain such financing would have a material adverse effect on the Company's business, financial condition and results of operations. The Company could be required to significantly reduce or suspend its operations, seek a merger partner or sell additional securities on terms that are highly dilutive to shareholders. For the years ended December 31, 1997, and December 31, 1998, the Company raised $4,306,944 and $8,184,900 in proceeds (prior to stock issuance costs)of preferred convertible equity offerings. See "--Significant Dilutive Effects of Shares Eligible for Future Sale on Market Price of Common Stock," "Management's Discussion and Analysis or Plan of Operation--Liquidity and Capital Resources" and Consolidated Financial Statements.

COMPETITION

     The wireless communications industry is highly competitive and is characterized by frequent technological innovation. The principle bases of competition within the industry are price, products and services. The industry includes major domestic and international companies, many of which have financial, technical, marketing, sales, distribution and other resources substantially greater than ours and which provide, or plan to provide, a wider range of services. In response to competitive pressure from these and other future competitors, we may have to lower our selling prices or alter our services, which could have a material adverse effect on the financial position of the Company. The Company's products and services compete with a number of other communications services, including:

     existing satellite services;

     terrestrial air-to-ground services;

     terrestrial land-mobile and fixed services, and

     any new communications services developed in the future utilizing new technologies.

     In addition, the Federal Communications Commission ("FCC") has recently allocated large amounts of additional spectrum for communications uses or potential uses that could compete with the Company, and additional allocations of spectrum for such uses may occur in the future. There can be no assurance that the Company will be able to compete successfully with such companies. See "Business-Competition."

RAPID TECHNOLOGICAL CHANGE; DEPENDENCE ON PRODUCT DEVELOPMENT

     The market for satellite telephone products is characterized by rapidly changing technology, frequent new product introductions and other changes. Accordingly, our success will be substantially dependent on a number of factors, including our ability to identify emerging standards in the satellite telephone markets, to differentiate the products we sell from those of our competitors, and to bring those products to market quickly. Given the emerging nature of the satellite telephone market, there can be no assurance that the products we sell or technology and services we provide will not be rendered obsolete by alternative technologies. Furthermore, short product life cycles expose our products to the risk of obsolescence and require frequent new product introductions. The satellite telephone market is extremely competitive and is characterized by rapidly advancing technology, frequent changes in user preferences and frequent product introductions. The Company is largely dependent on products and satellite airtime provided by third parties. Our future success will depend in large part on our ability, and the ability of our product suppliers, to keep pace with advances in technologies for the satellite telephone market. In order to compete we, in conjunction with our vendors, must have the ability to, among other things:

     complete development and introduce to the marketplace in a timely and cost-competitive manner new products and technology;

     continually enhance and improve our current products, services and technology; and

     successfully develop and market new products, services and technology.

     There can be no assurance that we or our vendors will be able to identify, market or support such products successfully or that we will be able to respond effectively to technological changes or product announcements by competitors. The Company is unable to predict with certainty which of the many possible future products and services will meet evolving industry standards and consumer demands. Delays in response by the Company or its vendors could have a material adverse effect on our business, financial condition and results of operations.

     Our products are subject to all of the risks inherent in the development of new technology and products including the following risks:

     unanticipated delays;

     expenses;

     technical problems or difficulties; and

     possible insufficiency of funding to complete development.

     There is no assurance as to when, or whether, we or our vendors can successfully complete or implement such development. Further, there is no assurance that we or our vendors can develop products in commercially salable form within projected development or implementation schedules.

ENFORCEABILITY OF PATENTS AND SIMILAR RIGHTS; POSSIBLE ISSUANCE OF PATENTS TO COMPETITORS; TRADE SECRETS

     We believe that the products we market and sell do not infringe the patents or other proprietary rights of third parties. Further, we are not aware of any patents held by our competitors that will prevent, limit or otherwise interfere with our ability to make and sell our products. However, it is possible that competitors may have applied for, or may in the future apply for and obtain, patents which have an adverse impact on our ability to make and sell our products. In addition, because we are a relatively new company in the early stages of development, claims that our products infringe on the proprietary rights of others are more likely to be asserted after commencement of commercial sales of our products. Defense and prosecution of patent suits, even if successful, are both costly and time consuming. An adverse outcome in the defense of a patent suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease selling our products.

     We also rely on unpatented proprietary technology. There is no assurance that others may not independently develop the same or similar technology or otherwise obtain access to our unpatented technology.

DEPENDENCE ON KEY SATELLITE AIRTIME PROVIDERS

     We are dependent on third-party providers for the satellite airtime we resell to our customers. We are supplied satellite services, on a non-exclusive basis, primarily pursuant to agreements with American Mobile Satellite Corporation ("American Mobile") and Iridium North America, L.P. ("Iridium"). During 1998, American Mobile provided substantially all of the airtime that we resold to our customers. Our plans for continuance and expansion of our business during 1999 assume that American Mobile airtime will continue to be sold in growing quantities and, particularly, that sales of Iridium airtime will rapidly grow and substantially exceed those of American Mobile airtime. Our heavy reliance on Iridium is based on the marketing advantages resulting from its offer of the first wireless telephone service that is purported to work throughout the world with a convenient hand-held satellite telephone. This contrasts with the more limited range and larger customer equipment associated with American Mobile's service. Because Iridium began commercial service only in November, 1998 and its telephone satellite system is experiencing technical problems in its early operations, our reliance on that supplier exposes us to heightened risks related to new and complex products and services. At the time of commercial launch of the Iridium system in November, the ability of users to successfully initiate a call ("call establishment") and to complete a call without unintended disconnection (avoiding a "dropped call") appears to have been below consumer expectations. (Iridium has reported that system performance has improved with ongoing enhancements to the software. Iridium stated in January 1999 that call establishment over the satellite network was then in excess of 90 percent, the dropped call rate at about six percent and the Iridium paging and cross-protocol cellular roaming services were operating at levels that exceeded performance standards.) Iridium L.L.C. also recently disclosed it had received a 60 day waiver of financial covenants from certain lenders and will request modifications in those covenants. In addition, both the Chief Executive Officer and Chief Financial Officer of Iridium have recently left that company. We cannot predict with certainty the impact of these developments on the growth or performance of the Iridium system. Because Iridium plays a central role in the Company's sales strategies for 1999, the failure of Iridium's systems to perform adequately or their unavailability for other reasons could have an immediate and severe effect on the Company's performance and operations. The loss of either provider or significant shortcomings in the performance of their respective services would have a material adverse affect on the Company.

DEPENDENCE ON KEY TELEPHONE SUPPLIERS

     We are a nonexclusive dealer for manufacturers of satellite telephones, which include Westinghouse Electric Corporation ("Westinghouse"), Mitsubishi Electronics America, Inc. ("Mitsubishi"), Kyocera Corporation ("Kyocera")and (through Iridium) Motorola, Inc. ("Motorola"). For the year ended December 31, 1998, retail sales by the Company of Westinghouse products accounted for approximately 23% of the Company's revenues and sales of Motorola products accounted for approximately 12% of the Company's revenue. Since a material amount of the Company's revenues are derived from selling air time, the use of which requires products from these suppliers, the unavailability of these products would have a material adverse effect on the Company's business and prospects. The loss of any supplier could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, there can be no assurance that current suppliers or other providers will continue to provide products to the Company at attractive prices, or at all, or on the scale and within the time frames required by the Company. Further, there can be no assurance that any of the Company's suppliers will not enter into exclusive arrangements or arrangements on more favorable terms with the Company's competitors (some of whom may transact substantially higher volumes of business with such suppliers) or cease selling these components to the Company at commercially reasonable prices, or at all. Any failure to obtain such products on a timely basis at an affordable cost, or any significant delays or interruptions of supply, would have a material adverse effect on the Company's business, financial condition or results of operations.

FINANCIAL COMMITMENTS UNDER THE TERMS OF SUPPLIER AGREEMENTS.

     The Company's subsidiary, Skysite, is subject to a "take-or-pay" provision pursuant to an agreement with a supplier of private network satellite products and services. The agreement requires Skysite to take (purchase and resell) or pay (even when its payment exceeds the value of time resold) amounts totaling approximately $9.4 million dollars during the period from 1999 to 2005. Satisfaction of annual commitments are evaluated quarterly, beginning with a minimum commitment of $33,000 in the first quarter of 1998 plus increases in subsequent quarterly commitments of $20,000 each. Nothwithstanding these commitments, Skysite may terminate its agreement with the supplier upon 90 days written notice, in which case Skysite is required to pay a termination fee equal to 30% of the remaining unpaid balance as of the date of cancellation.

     In August 1998, the Company's subsidiary, Project 77, entered into a take or pay minute of use commitment for three million minutes with Iridium North America. The minutes must be taken or paid within fifteen months following the commercial launch of the Iridium System. The potential impact of this commitment on the Company's performance will not be reasonably estimable until closer to the end of its term.

     The failure of Skysite and Project 77 to resell sufficient time to meet their commitments would require them to make potentially material payments to the suppliers with no revenue stream to offset those payments. This could have a significant adverse effect on the financial performance and condition of these subsidiaries and of the Company. The operational difficulties that the Iridium service has been experiencing in its early months have depressed initial sales of telephones and airtime and may adversely affect the Company's ability to meet its commitments with that service.

DEPENDENCE ON KEY CUSTOMERS

     During the year ended December 31, 1998, the Company's net sales to its three largest customers accounted for approximately 33% of total net sales. For the year ended December 31, 1998, the Royal Bahamas Police Force represented approximately 17% of the Company's net sales. Other than the foregoing, no one customer accounted for 10% or more of net sales for the period. In addition, the satellite telephone market experiences rapidly changing technology and frequent new product introductions which may result in loss of customers or uncollectibility of accounts receivables of any major customer.

     In addition, as of December 31, 1998, Wolf Coach accounted for approximately 11% of trade receivables outstanding. Other than the foregoing, no one customer accounted for 10% or more of trade receivables at any time in 1998. The loss of or significant decrease in sales to any one of the Company's major customers or uncollectability of any accounts receivable of any major customer could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL

     We are dependent upon our executive officers and certain key employees, the loss of any one of whom could have a material adverse effect on the Company's business, financial condition and results of operations. Our future success will depend in significant part upon the continued service of certain key personnel, and the Company's continuing ability to attract, assimilate and retain highly qualified managerial, technical and sales and marketing personnel. There can be no assurance that the Company can retain its existing key managerial, technical or sales and marketing personnel or that it can attract, assimilate and retain such employees in the future. The loss of key personnel or the inability to hire, assimilate or retain qualified personnel in the future could have a material adverse effect upon the Company's business, financial condition or results of operations. With the exception of its Chief Executive Officer, the Company does not have employment contracts with its officers and key employees. Moreover, the Company does not have key-man life or disability insurance on any of its officers or key employees. In the event of their death or disability or in the event they are otherwise unable to render services to the Company, there can be no assurance that the Company will be able to recruit and retain replacements. See "Management--Directors and Executive Officers."

NO DIVIDENDS

     We have not paid any cash dividends on our Common Stock to date. Payment of dividends on our Common Stock is within the discretion of the Board of Directors and will depend upon our earnings, our capital requirements and financial condition, and other relevant factors. We do not intend to declare any dividends on our Common Stock in the foreseeable future. Instead, we plan to retain any earnings we receive for development of our business operations.

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

     Our Certificate of Incorporation provides that:

     we will indemnify any of our directors, officers, employees or agents against actions, suits or proceedings relating to our company; and subject to certain limitations, a director shall not be personally liable for monetary damages for breach of his fiduciary duty.

     In addition, we have entered into an indemnification agreement with each of our directors. Such indemnification agreement provides that a director is entitled to indemnification to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing and the provisions of Sections 78.502(1)and 78.502(2) of the General Corporation Law of the State of Nevada, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MANAGEMENT OF GROWTH

     We must grow significantly in order to achieve profitability. Such growth may result in a significant strain on management, operational and financial resources. Our ability to manage the Company's growth effectively may require us to continue to implement and improve its operational and financial systems and may require the addition of new management personnel. The failure of the Company's management team to effectively manage growth, should it occur, could have a material adverse impact on the Company's business, financial condition or results of operations. See "Management's Discussion and Analysis or Plan of Operation" and "Business--Employees."

VOLATILITY OF STOCK PRICE

     There can be no assurance that a public market for the Company's Common Stock will be sustained. In the absence of such a market, purchasers of the Common Stock may experience substantial difficulty in selling their securities. The trading price of the Company's Common Stock may be, and has been, subject to significant fluctuations in response to variations in quarterly operating results, announcements of technological innovations by the Company or its competitors, general conditions in the satellite telephone market and other factors. In addition, the stock market is subject to price and volume fluctuations that affect the market prices for companies in general, and small capitalization companies in particular. See "Market For Common Equity and Related Stockholder Matters."

ILLIQUIDITY OF TRADING MARKET; RISK OF PENNY STOCK STATUS

     Our Common Stock is traded on the OTC Bulletin Board. Consequently, the liquidity of the Common Stock has been in the past, and could be in the future, impaired, not only in the number of shares of Common Stock which could be bought and sold, but also through delays in the timing of the transactions, reductions in security analysts' and the news media's coverage of the Company, and lower prices for the Common Stock than might otherwise be attained. We are subject to the Commission's "penny stock" rules. Securities are exempt from this rule if, among other things, the market price is at least $5.00 per share. Consequently, an investor will find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. The "penny stock" rules under the Exchange Act, impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. For transactions covered by the penny stock rules, a broker-dealer must make special suitability determinations for purchasers other than established customers and must have received the purchasers' written consent to the transactions prior to sale. In addition, prior to any transaction involving a penny stock, unless exempted, the rules require delivery of a disclosure schedule to the Commission relating to the penny stock. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The rules on penny stocks could affect the ability or willingness of broker-dealers to sell and/or make a market in the Company's securities and therefore could severely adversely affect the market liquidity for the Company's securities. See "Market for Common Equity and Related Stockholder Matters."

INDICTMENT OF PERSONS ASSOCIATED WITH WS MARKETING AND FINANCIAL SERVICES, INC.

     In September 1998, we became aware that persons associated with WS Marketing and Financial Services, Inc., the placement agent for the Company's Series B and Series C Preferred Stock, are currently under Federal indictment concerning matters unrelated to WS Marketing and Financial Services, Inc.'s relationship with the Company. The criminal indictment, filed in the United States District Court, Southern District of Texas, Houston Division, Criminal No. H-97-262-SS, includes allegations of conspiracy, wire fraud and money laundering. There can be no assurance that the foregoing indictment will not affect the Company's liquidity or capital resources. See "Management's Discussion and Analysis or Plan of Operation-- Liquidity and Capital Resources."

SIGNIFICANT DILUTIVE EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON MARKET PRICE OF COMMON STOCK

     As of April 30, 1999, there were 1,792,697 shares of Common Stock issuable upon the exercise of options under the Company's 1996 Non-Employee Directors' Stock Option Plan and the 1998 Stock Option, Deferred Stock and Restricted Stock Plan. In addition, as of April 30, 1999, there were 695,200 shares of Common Stock issuable upon the exercise of options under the stock option plan adopted by the Company in 1995. See "Management--Stock Incentive Plans for Employees, Directors and Consultants." Finally, as of April 30, 1999, there were 1,313,000 shares of Common Stock issuable upon the exercise of options granted outside any of the Company's stock option plans.

     In addition, as of April 30, 1999, the Company has issued and outstanding 2,393,666 shares of Series A Preferred Stock, 3,000 shares of Series B Preferred Stock, and 3,200 shares of Series C Preferred Stock, which are all convertible into shares of Common Stock. Each share of Series A Preferred Stock is convertible into one share of Common Stock, whereas each share of Series B and Series C Preferred Stock is convertible into a number of shares as determined by the Series B and Series C conversion formula. See "Description of Securities." Holders of Series A Preferred Stock may convert up to 25% of their shares 90 days following the date the shares were issued, and up to an additional 25% of their shares at the end of each of the three consecutive 90-day periods thereafter. Holders of Series A Preferred Stock also possess conversion rights exercisable upon acquisition of the Company by another entity. Further, the Series A Preferred Stock is automatically converted into Common Stock upon the consummation of the Company's sale of its Common Stock in a firm commitment underwritten public offering, or upon acquisition of the Company, if, in connection with such acquisition, the holders of Series A Preferred Stock receive an amount per share greater than $1.50. Holders of Series B Preferred

Stock may convert 50% of their shares into Common Stock on the effective date of registration of the underlying Common Stock and the remaining 50% 45 days thereafter. Holders of Series C Preferred Stock have the right to convert 50% of their shares into Common Stock upon the earlier of the effective date of registration of the underlying Common Stock, or 120 days after issuance of the Series C Preferred Stock and the remaining 50% upon the earlier of 45 days following the effective date of registration of the underlying Common Stock, or 165 days after issuance of the Preferred Stock. As of April 30, 1999, 100% of the Series C Preferred Stock was convertible. The Common Stock underlying the Series B and C Preferred Stock is being registered hereunder.

     In connection with the sale of the Series A, Series B and Series C Preferred Stock, the Company issued to subscribers and has outstanding, as of April 30, 1999, 1,840,416, and 500,000 and 528,000 warrants, respectively, convertible into an aggregate of 2,868,416 shares of Common Stock. Lastly, in connection with each of the offerings of the Series B and Series C Preferred Stock, respectively, the Company issued 250,000 and 266,666 warrants, for a total of 516,666 warrants, to the placement agent thereof. The common stock underlying all of the warrants related to the Series B and C Preferred Stock is being registered hereunder. The warrants include certain dilution adjustments resulting from the subsequent issuance of Common Stock or securities converting into Common Stock. All of the common stock, to the extent that they are eligible or appear to be eligible for sale in the public market, could have a material adverse effect on the market price of the Common Stock and therefore make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate.

     The Series B Preferred Stock subscription agreements contain a "put" provision for Common Stock which allows the Company to raise an additional $3,000,000 in certain circumstances. The provision specifies that 75 days after the effective date of the registration of additional common shares to be used under this provision, the Company may sell Common Stock (the "Put Stock") to the Series B subscribers. The price of the Put Stock is determined by taking the lower of (1) 80 percent of the lowest closing bid price for the previous 20 trading days prior to funding or (2) 80 percent of the closing bid price on the day of funding. The minimum draw is $250,000 and the maximum draw is $750,000. If the price of the Company's Common Stock for the 20 trading days prior to the funding is less than $1.25 and the average trading volume is less than $300,000 per day for the previous 20 trading days, the Series B shareholders have the option not to fund the requested draw. These minimums increase as the amount of the funds requested by the Company increase from $250,000 to $750,000.

     The Company has issued in the past, and intends to issue in the future, additional equity securities in order to fund working capital requirements. To the extent the Company does so, existing shareholders of the Company will experience substantial dilution, particularly if the terms of such issuance include discounts to market prices or the issuance of warrants. In addition, to the extent the Company issues securities at a discount to the then current market price, the Company will be required to record a stock compensation expense or other charge for such issuances in its consolidated financial statements, which may adversely affect the Company's operating results for the period in which such stock is issued.

     In addition, the holders of Series B and Series C Convertible Preferred Stock and related warrants are entitled to registration rights with respect to the shares of Common Stock underlying their respective securities. Pursuant to the registration rights agreement between the Company and the holders of Series B and Series C Preferred Stock, the Company is required to file a registration statement covering the resale of the shares of the Company's Common Stock, together with any capital shares issued in replacement of or in exchange for such Common Shares, issuable or issued upon conversion of the Series B or Series C Preferred Stock and warrants, pursuant to each offering. The registration rights agreements also grant holders piggyback and demand registration rights. To the extent that such holders convert their existing securities into Common Stock, following the effective date of the registration statement related thereto, such shares will be immediately eligible to be sold in the public market without restriction under Rule 144 under the Securities Act which, given the relatively low trading volumes for the Company's Common Stock, would likely have a significant depressant effect of the per share market price of the Company's Common Stock. As of April 30, 1999, over 165 days had passed since the closing of the Series C Preferred Stock offering and the Company had not filed a registration statement with the Commission as provided for in the Series C Registration Agreement. As a result the holders of its Series C Preferred Stock were entitled to certain adjustments that will increase the number of common shares to which they are entitled upon conversion of their preferred shares -100% of which were eligible for conversion as of the end of April 1999. See "Management's Discussion and Analysis or Plan of Operation--Liquidity and Capital Resources."


IMPACT OF THE YEAR 2000 ISSUE

     The Year 2000 issue results from a programming convention in which computer programs use two digits rather than four to define the applicable year. Software, hardware or firmware may recognize a date using "00" as the year 1900, rather than the year 2000. Such an inability of computer programs to recognize a year that begins with "20" could result in system failures, miscalculations or errors causing disruptions of operations or other business problems, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities. We have established a Year 2000 Program (the "Y2K Program") to address the Year 2000 issue with respect to the following:

     our information technology and operating systems;

     our non-information technology systems (such as buildings, plant, equipment and other infrastructure systems that may contain embedded microcontroller technology);

     certain systems of our major vendors and material service providers (insofar as they relate to the Company's business activities with such parties); and

     our material clients (insofar as the Year 2000 issue relates to the Company's ability to provide services to such clients).

     The Y2K Program is divided into five major phases: Awareness; Inventory and Risk Assessment; Repair and Renovation; Verification and Validation; and Implementation and Monitoring.

     The Awareness Phase is intended to ensure the establishment of the program and the awareness of potential risks and Year 2000 issues. This phase, which involves communicating the status and progress of the program within the Company and to third parties, is an on-going activity and will continue as we proceed through the other phases.

     The Inventory and Risk Assessment Phase involves the performance of an initial inventory of all hardware, software and infrastructure, as well as material vendors, to identify potential Year 2000 issues and to determine the action required, if any, to mitigate the risk to the Company. We are in the process of contacting its third party service providers to determine the Year 2000 status of their systems, as well as their plans to bring them into compliance. Material items are those believed by us to have a significant impact on the business from a customer service, financial or legal perspective. Our internal Y2K team is performing this phase. We anticipate that this phase will be substantially complete by the end of the second quarter in 1999.

     The Repair, Replacement and Renovation Phase is intended to ensure that the appropriate items as identified in the final inventory and risk assessment are upgraded to meet Year 2000 compliance criteria. This may include software updates, hardware upgrades, development of new processes, new business practices, training programs, etc. While completion of the various elements of this phase is tied to corresponding elements within the assessment phase, we anticipate that material repairs, replacements and renovations will be substantially complete by mid-1999 for systems under the direct control of the Company. No current assessment of the completion dates for material repairs, replacements and renovations not under our direct control, and for which third parties such as service providers are responsible, will be available until completion of that portion of the Inventory and Risk Assessment phase.

     The Verification and Validation Phase ensures that critical business processes, systems and infrastructure are verified and tested to ensure Year 2000 issues will not cause major disruption in the ongoing operation of our business. Verification and testing of those systems under our direct control will be performed by our internal Y2K team with the support of its technicians and certain of the principal suppliers of those systems. This phase is ongoing, but we expect all testing of those systems under our direct control to be substantially complete in the third quarter of 1999.

     Finally, during the Implementation and Monitoring Phase, the Year 2000 upgrades will be installed into our operating systems, as necessary. In addition, the monitoring activity will be employed in an effort to ensure that unforeseen Year 2000 critical items are appropriately prioritized for correction. While the implementation component of this phase is scheduled to be complete by the end of the third quarter in 1999, our monitoring activities will be on going.

     State of Readiness

     Our progress towards completing risk assessment within the Company is on schedule to be completed in the first quarter 1999, however there is general uncertainty involved in the attempt to evaluate the Year 2000 problem because of the uncertainty of the readiness of third party suppliers and vendors. Although the remediation, testing and implementation phases have not yet commenced, we anticipate that these phases will proceed along the schedule as contemplated by its Y2K Program.

     Costs

     We will utilize both internal and external resources to reprogram, or replace, and test software for Year 2000 modifications. Total cost associated with required modifications to become Year 2000 compliant is not expected to be material to our consolidated results of operations and financial position in any given year.


     Risks

     In a reasonably likely worst case scenario, the failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations, including operations that are essential to the provision of our services. Such failures could materially and adversely affect our results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in major part from the present state of our knowledge concerning the Year 2000 readiness of third-parties such as our service providers, we are unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on our results of operations, liquidity or financial condition. The Y2K Program is expected to significantly reduce our level of uncertainty about the Year 2000 problem and, in particular, about the Year 2000 compliance and readiness of our material partners. We believe that, with the completion of the Y2K Program as scheduled, the potential of significant interruptions of normal operations should be reduced.

     Contingency Plans

     After reviewing information gathered in the Inventory and Risk Assessment Phase, and to prepare for the possibility that certain information systems or third party partners and vendors will not be Year 2000 compliant, we intend to develop contingency plans, as appropriate. These plans may include the establishment of teams to monitor and correct disruptions, utilization of back-up processes including data back up and storage, and the development of manual "work-around" solutions.

RISKS ASSOCIATED WITH STOCK OPTION GRANTS

     We have adopted three stock option plans under which, through April 30, 1999, options were granted, net of cancellations, to employees and others to purchase an aggregate of 2,946,250 shares of the Company's Common Stock. See "Management--Stock Incentive Plans for Employees, Directors and Consultants." We granted through April 30, 1999, net of cancellations, additional options to purchase 3,057,000 shares of Common Stock outside of any stock option plan. In addition, 2,380,000 options were granted to a placement agent in connection with the Series A Preferred Stock, which options were exercised on March 19, 1999. See "Risk Factors--Significant Dilutive Effect of Shares Eligible For Future Sale on Market Price of Common Stock." To date, the shares underlying the stock options have not been registered with the Commission, or under the securities laws of any applicable state. The Company has granted the foregoing options and permitted, through April 30, 1999, the issuance of 4,582,353 shares of Common Stock upon the exercise of certain stock options in reliance on the exemption from registration found in Section 4(2) of the Act or Rules 505 or 506 promulgated thereunder and similar state securities exemptions. Section 4(2) of the Act exempts from the registration requirements of Section 5 of the Act those transactions by an issuer not involving a public offering. If it is determined at a later date that the grant of the aforementioned stock options or the issuance of Common Stock pursuant to the exercise thereof involved a public offering for which the Company cannot find an exemption, then the Company will have committed a Section 5 violation, or a violation of similar state securities laws, and may be subject to suit by shareholders pursuant to Section 12 of the Act or such other similar state securities laws. A successful suit under Sections 5 or 12 of the Act or their state securities law counterparts could have a material adverse effect on the Company's business, financial condition or results of operations.


POSSIBLE HEALTH RISKS

     Recently, lawsuits have been filed alleging a link between the non-thermal electromagnetic field emitted by cellular telephones and two-way radios and the development of cancer. To date, there have been relatively few medical studies relating to the effects of non-thermal electromagnetic fields on health, and there are not any widely accepted theories regarding how exposure to a non-thermal electromagnetic field could threaten health. Future medical studies may produce findings that could have a material adverse effect upon the wireless communications industry and the Company.

GOVERNMENT REGULATION

     From time to time, the FCC amends its regulations governing the licensing or sale of the communication equipment distributed by the Company, the frequencies that such equipment uses, and the requirements for operating such equipment. The FCC has from time to time submitted proposals relating to licensing, use and regulation of frequency bands that could affect operation on certain of the frequency bands where equipment marketed by the Company operates. It is uncertain what impact, if any, these or future proposals may have on the Company's operations.

GENERAL

     You should not consider past financial performance as an indicator of future performance. You should not use historical trends to anticipate future results. You should be aware that the trading price of our Common Stock may be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, general conditions in the telecommunications industries, changes in earnings estimates, recommendations by analysts and other events.

                                USE OF PROCEEDS

     The selling holders of securities will receive all of the proceeds from the sale of the securities offered hereby. We will not receive any proceeds from the sale of such securities or the conversion of the Series B Preferred Stock and the Series C Preferred Stock. We will, however, receive the proceeds, if any, from the exercise of the Warrants and the Put Option. The net proceeds from any exercise of either the Warrants or the Put Option will be used by the Company for working capital and general corporate purposes. There is no assurance that any or all of the Warrants or the Put Option will be exercised.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's shares have been traded on a limited basis on the OTC Bulletin Board under the symbol USDI since October 29, 1997. Prior to October 29, 1997, and subsequent to December 8, 1995, the Company's shares had been traded on the OTC Bulletin Board under the symbol VICP. The following table sets forth the range of high and low bid prices as reported on the OTC Bulletin Board. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                         HIGH           LOW
                                         ----           -----
       1997
       ----
       First Quarter                     $2.06          $1.06
       Second Quarter                    $1.59          $0.31
       Third Quarter                     $2.44          $0.61
       Fourth Quarter                    $2.65          $0.67

       1998
       ----
       First Quarter                     $1.61          $0.67
       Second Quarter                    $5.25          $0.77
       Third Quarter                     $7.00          $2.25
       Fourth Quarter                    $5.44          $2.31

       1999
       ----
       First Quarter                     $3.91          $1.44

     There were 120 shareholders of record of the Common Stock as of April 9, 1999. As of April 9, 1999, the closing bid price of the Company's Common Stock was $1.69 as quoted on the OTC Bulletin Board.

DIVIDENDS

     The Company has never declared or paid cash dividends on its Common Stock and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. The Company intends to retain future earnings, if any, for reinvestment in the future operation and expansion of the Company's business and related development activities. Any future determination to pay cash dividends on its Common Stock will be at the discretion of the Board of Directors and will be dependent upon the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant, as well as the terms of any financing arrangements.

     Pursuant to the terms of the Company's Series A Preferred Stock, the Company is required to pay cash dividends at the rate of 8% per annum quarterly, on March 31, June 30, September 30 and December 31. The Company is not required to pay any cash dividends on the Series B or the Series C Preferred Stock.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of December 31, 1998, and as adjusted to give effect to the assumed conversion of the Company's Preferred Stock, Warrants and Options at a conversion price equal to $1.75 per share and the Put Option at a sale price of $1.25 per share.

                                                                             DECEMBER 31, 1998
                                                                -------------------------------------------
                                                                      ACTUAL              AS ADJUSTED
                                                                -------------------  ----------------------
Short-term Obligations:
  Notes payable, current portion..............................        $    314,835            $    314,835
  Stockholders Loans, current portion.........................        $    500,000            $    500,000
       Other                                                          $    511,100            $    511,100
                                                                      ------------            ------------
                                                                      $  1,325,935            $  1,325,935

Long-term Obligations:
  Notes Payable and Stockholders Loans                                $    600,000            $    600,000
                                                                      ------------            ------------
                                                                      $    600,000            $    600,000

Shareholders' Investment:

  Preferred stock, $0.01 par value, 10,000,000 shares
   authorized; 3,707,332 and 3,701,332 issued and
   outstanding................................................        $     37,073            $     37,013
  Common stock, $0.01 par value, 50,000,000 shares
   authorized; 22,732,500 and 36,545,050 shares issued and
   16,830,800 and 30,642,850 shares outstanding...............        $    227,325            $    365,451


  Additional Paid-in-Capital..................................        $ 24,579,138            $ 28,447,077
  Common stock warrants.......................................        $  6,899,337            $  6,899,337
  Accumulated other comprehensive loss........................        $    (20,638)           $    (20,638)
  Treasury stock (5,902,200 shares of common stock,
  at cost)....................................................        $        (10)           $        (10)
  Stockholders' receivables...................................        $   (200,000)           $   (200,000)
  Accumulated Deficit.........................................        $(32,073,150)           $(32,073,150)
                                                                      ------------            ------------
          Total Shareholders' Investment......................        $   (550,925)           $  3,655,080
                                                                      ------------            ------------

              Total Capitalization (Long-term Obligations and
                  Shareholders' Investment)...................        $     49,075            $  4,255,080
                                                                      ============            ============

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" for, and as of the end of, each of the years in the five-year period ended December 31, 1998, are derived from the consolidated financial statements of U.S. Digital Communications, Inc. and its subsidiaries. The consolidated financial statements as of and for each of the years ended December 31, 1994, 1995 and 1996 have been audited by Blackman Kallick Bartelstein, LLP, whose report included an explanatory paragraph with respect to the Company's ability to continue as a going concern. The consolidated financial statements as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, are included elsewhere in this filing. The consolidated financial statements as of and for each of the years ended December 31, 1997 and 1998, have been audited by Reznick Fedder & Silverman PC, whose report for 1998 included an explanatory paragraph with respect to the Company's ability to continue as a going concern. See "Changes in Independent Public Accountants."

                                                          YEAR ENDED DECEMBER 31,
                                    --------------------------------------------------------------------

                                        1994          1995          1996          1997          1998
                                    ------------  ------------  ------------  ------------  ------------
STATEMENT OF
OPERATIONS DATA:

Sales of equipment and services     $         0   $         0   $         0   $   486,642   $ 1,179,922
License Income                                0       629,688             0             0             0
Gross Profit                                  0       629,688             0        73,875       225,557
Total operating expenses             (1,339,364)   (3,222,489)   (7,885,929)   (4,514,697)   (7,671,638)
Loss from operations                 (1,339,364)   (2,592,801)   (7,885,929)   (4,440,822)   (7,446,081)
Other income (expense), net               3,338         4,748      (170,989)     (244,363)      180,925
Net loss                             (1,336,026)   (2,588,053)   (8,056,918)   (4,685,185)   (7,265,156)
Dividends on preferred stock                  0             0             0    (1,629,916)   (4,106,164)
Net loss per common share                 (0.12)        (0.15)        (0.37)        (0.31)        (0.69)
Weighted average shares of
common stock outstanding             11,775,976    17,190,915    21,914,630    20,676,196    16,567,594



                                                             DECEMBER 31,
                                -----------------------------------------------------------------------

                                    1994          1995          1996           1997           1998
                                ------------  ------------  -------------  -------------  -------------
BALANCE SHEET DATA:
Cash and cash equivalents       $   552,878   $   739,930   $      8,654   $    545,790   $  1,395,480
Working capital                     388,875       287,713     (2,936,191)    (3,522,622)    (1,125,874)
Total assets                        664,328     1,258,853        242,302      2,031,875      3,856,817
Notes payable (net of current
 portion)                                 0             0         29,865          1,617        600,000
Preferred stock                           0             0              0         28,822         37,073
Common stock                      2,566,167       212,080        221,280        222,980        227,325
Accumulated deficit              (3,741,776)   (6,329,829)   (14,386,747)   (20,701,848)   (32,073,150)
Total shareholders' equity
  (deficit)                         493,752       706,636     (2,782,886)    (2,397,670)      (550,925)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion should be read in conjunction with the consolidated financial statements and related notes, and the other financial information, included elsewhere in this Prospectus.

GENERAL

     The Company has had recurring net losses including its last three fiscal years. There can be no assurance that the Company or its subsidiaries will ever generate significant revenues. There is no guarantee that if the Company ever achieves a level of profitability, that it can be sustained.

     The Company's primary activities were in transition between 1996 and 1998. The Company had continued pursuing the development of its Initial Products during 1996. But in 1997, the Company concluded that these Initial Products would not produce adequate revenues or profits if brought to market. A new interim President was hired and specifically charged with developing a business plan that would utilize the Company's assets more effectively than would continuing with its original strategy. The Company refocused its business plan on reselling satellite telephone products and services and acquired Skysite as a first step in this direction. Our efforts in 1997 were largely devoted to completing that acquisition, installing new management for Skysite and seeking the capital that was required to fund the growth of Skysite. Pursuant to the Agreement and Plan of Reorganization, dated June 20, 1997, and the amendment thereto, dated May 28, 1998, U.S. Digital Communications, Inc., acquired Skysite Communications Corporation. See "Prospectus Summary--The Company."

     The Company determined that it required a new, permanent top management team and a new headquarters location in order to develop its satellite telephone business properly. In the Spring of 1998, a new CEO was hired and corporate headquarters were relocated from Southern California to the Washington, D.C. area. In late 1997 and early 1998, the Company entered into or revised agreements with American Mobile Satellite Corporation and Iridium North America that would enable us to improve the breadth and value of our product lines. The Company considered Iridium, in particular, a desirable opportunity in light of novel and marketable features of its proposed telecommunications service. However due to difficulties in acquiring adequate capital, the Company was unable to invest in marketing and other activities at Skysite at the desired level until the third quarter of 1998. The resulting inability to produce significant new revenues contributed to continued losses.

     When the availability of funds permitted in the summer of 1998, the Company began to develop the marketing and service capabilities that would allow it to exploit its opportunities. The required funds were obtained in part in the second half of 1997 and the first half of 1998 through the sale of Series A 8% Cumulative Convertible Preferred Stock, pursuant to Regulation S promulgated under the Securities Act. The net cash proceeds to the Company were $5,749,728. The Company also successfully placed two additional series of preferred stock between April and September of 1998 (Series B and C) pursuant to Regulation D promulgated under the Securities Act. Net cash proceeds of these offering were $5,340,000. Our operating activities in 1998 focused primarily on preparation for the scheduled initiation of commercial service by Iridium in September, 1998. Iridium's service launch was delayed and complicated by technical problems. As a result, the Company continued to bear the expense of its enhanced marketing and service organizations while receiving minimal revenue from sale of the Iridium products through the end of 1998.

     The Company also devoted substantial financial and human resources in 1998 to legal and accounting issues. During the transition period from its original business to the satellite telephone business, a number of legal disputes emerged with former officers of the Company and others. The Company also fell behind during 1997 and early 1998 in its required filings with the Commission and in its timely production of financial reports. Substantial accounting and legal fees were incurred in resolving legal disputes and curing deficiencies in accounting and reporting.

RESULTS OF OPERATIONS

     Fiscal 1998 Compared to Fiscal 1997

     The Company had $1,179,922 in revenue from sales of satellite equipment and services in the 1998 compared to $486,642 in 1997. The increase of $693,280 primarily reflects the fact that the results include nine months of sales and expenses for Skysite in 1998 and approximately four months for 1997. Skysite was not acquired by the Company until August 26, 1997. Sales on a pro forma basis (including Skysite's activity prior to the acquisition) for the first three quarters of 1998 versus the same period in 1997 declined by approximately 5%. This reflected, in part, a substantial decline in equipment sales that was fully attributable to a reduction in sales to a single key customer. However equipment sales to other customers and airtime sales increased - almost offsetting the decline in equipment sales.

     Costs of goods sold was $954,365 in 1998 compared to $412,767 in 1997. These costs were associated with the sales generated by Skysite. The increase of $541,598 was primarily related to the greater period of operation for Skysite included in the 1998 period. It also reflects an improved sales mix in 1998 weighted toward higher gross margin airtime sales. The gross margin in 1998 was 18.9% as opposed to 15.2% in 1997

     Sales and marketing expense in 1998 was $1,499,802 compared to $286,258 in 1997. The expense was 127% of revenues in 1998 compared to 59% in 1997. The increase of $1,213,544 primarily reflects intensified efforts in preparation for the marketing of Iridium products during the second half of 1998. Since staff additions and other expenditures did not, and were not expected to, produce revenue prior to the commercial launch of Iridium, the ratio of sales and marketing expense to revenues was, as expected, well above normal levels in 1998. But the delay in that launch and the subsequent technical problems depressed sales and caused the expense ratio to exceed the high level anticipated. The increase in expense is also related to the greater period of operation for Skysite included in the 1998 period versus the prior year period.

     Research and development expense was $397,869 in 1998 as compared to no expense in 1997. This expense in 1998 reflected the Company's efforts to develop products and services that are complementary to its satellite telephone business in ways that benefit customers in the Company's targeted markets. In 1997, the Company had not yet implemented this effort.

     General and administrative expenses, including travel and entertainment expenses, legal fees and consulting fees, as well as certain other expenses, increased to $5,245,277 in 1998, compared to $2,975,782 in 1997. This increase of $2,269,495 was primarily related to the greater period of operation for Skysite included in 1998 versus the prior year and to an increase in the legal and accounting fees incurred in 1998 versus the prior year. These professional fees are attributable to the Company's one-time need to resolve legal and accounting issues that had emerged during management transitions in 1997.

     The Company granted stock options to various employees and other individuals during 1998. In connection with the granting of these options, the Company recorded a stock option compensation expense in the amount of $528,690. The amount recorded represents the difference between the exercise price and the fair market value of the Company's Common Stock, as determined by reference to the publicly traded value of the stock, as of the date the options were granted.

     Net loss for 1998 was $7,265,156 as compared to $4,685,185 in 1997.
Significant factors contributing to the increase in the net loss by $2,579,971 were increased sales and marketing and general and administrative expense as described above. These expenses were offset to some degree by a reduction in stock compensation expense.

     Fiscal 1997 Compared to Fiscal 1996

     The Company had $486,642 in revenue from sales of satellite equipment and services in fiscal 1997 compared to no such revenue in fiscal 1996. There were no revenues produced prior to the acquisition of Skysite. The revenue in 1997 was derived entirely from the newly acquired operations of Skysite in the second half of the year.

     Costs of goods sold was $412,767 in fiscal 1997 compared to no cost of goods sold in fiscal 1996. These costs were associated with the sales generated by Skysite.

     Sales and marketing expense for fiscal 1997 was $286,258 compared to no such expense in fiscal 1996. These costs were associated with the operations of Skysite during the second half of the year.

     The Company had no research and development expenses for fiscal 1997, as compared to $955,570 for fiscal 1996. This decrease was due to the Company's decision to terminate the development of the ED device and related products.

     General and administrative expenses, including travel and entertainment expenses, legal fees and consulting fees, as well as certain other expenses, were $2,975,782 for fiscal 1997, compared to $2,985,039 for fiscal 1996. This slight decrease of $9,257 reflected a reduction in general corporate overhead offset by the Company's assumption of Skysite's general and administrative expenses pursuant to the Company's acquisition of Skysite.

     The Company granted stock options to various employees and other individuals during fiscal 1997. In connection with the granting of these options, the Company recorded a stock option compensation expense in the amount of $1,252,657. The amount recorded represents the difference between the exercise price and the fair market value of the Company's Common Stock, as of the date the options were granted.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has been dependent on a series of equity fundings to provide the resources it has required to conduct its business. It has never produced a positive cash flow from operations. When it abandoned its Initial Products, it did not have sufficient cash on-hand or readily available to finance its expenses during a repositioning and start-up of a new business. Its entry into the satellite telephone business has been made possible by the issuance of three series of convertible preferred stock during 1997 and 1998.

     Pursuant to an agreement with a placement agent, Wincap, Ltd. ("Wincap"), the Company effected from December of 1997 to July of 1998 two private offerings of 8% Cumulative Convertible Series A Preferred Stock. Pursuant to the first offering, the Company sold approximately 2,031,832 shares of Series A Preferred Stock and 1,015,916 warrants to purchase shares of Common Stock, for a consideration of approximately $3,047,748. Pursuant to the second offering, the Company sold approximately 2,307,000 shares of Series A Preferred Stock and 1,153,500 warrants to purchase shares of Common Stock, for a consideration of approximately $3,460,500, for a total consideration from both offerings of approximately $6,508,248. Of this amount, the Company received approximately $5,749,728, which it has used for working capital. In addition, Wincap received the right to acquire 2,380,000 shares of the Company's Common Stock, issuable upon registration.

     Pursuant to an agreement with a placement agent, WS Marketing and Financial Services, Inc., for a private offering of 3,000 shares of Series B Preferred Stock, as of July 23, 1998 (the date of closing), the Company sold all 3,000 shares and 500,000 accompanying warrants for a total consideration of approximately $3,000,000. Of this amount, the Company received approximately $2,670,000, which it has used for working capital. In addition, WS Marketing and Financial Services, Inc. received 250,000 warrants to purchase Common Stock as part of its placement fee.

     Pursuant to an agreement with a placement agent, WS Marketing and Financial Services, Inc., for a private offering of 4,000 shares of Series C Preferred Stock, as of December 31, 1998, the Company sold 3,000 shares and 495,000 warrants for a total consideration of approximately $3,000,000. Of this amount, the Company received approximately $2,670,000, which it has used for working capital. In addition, WS Marketing and Financial Services, Inc. received 250,000 warrants to purchase Common Stock as part of its placement fee.

     The capital raised in these offerings were sufficient to fund activities through 1998. The Company will require additional capital to carry out its plan of operations for 1999 and beyond. These funds will be needed to offset anticipated operating losses until its satellite telephone business grows to a break-even point and to provide working capital for inventories and accounts receivable. Additional funds may be desirable to enable the Company to take advantage of acquisition opportunities, although no specific acquisitions are currently contemplated. Funds currently available for these purposes are unlikely to suffice beyond the second quarter of 1999. The Company currently anticipates a need for at least $15 million during 1999 to fund operating losses and to provide working capital and may seek significantly more. In the event that additional capital is not raised, the Company would not be able to carry on its business at all or would have to implement cost-cutting measures that would seriously disrupt its business plan. The Company is actively engaged in seeking funds to meet its anticipated needs in 1999. Among other things, it is exploring cash infusions in the form of bridge loans, private placements or public offerings of equity securities and working capital loans secured by inventory or accounts receivable, alone or in combination. There can be no assurance that any of these will be successful. The need for working capital may be compounded if major suppliers are unwilling to offer the Company conventional terms for payment. At present, the Company has not established such terms with Iridium. The Company's history of losses, its current cash position and its lack of extensive credit history may increase the difficulty of obtaining favorable terms.

     The Company's cash needs and its ability to meet them, if at all, at acceptable cost and conditions will, in part, be determined by the availability and serviceability of Iridum's and other vendors' equipment and airtime. Potential sources of funds are aware that Iridium has experienced some delays in deploying its commercial service and that there is a potential of future delays. This uncertainty raises the possibility that additional, unanticipated fundings may be required and may dilute investors' or lenders' interests to a degree they could not foresee or find acceptable. See "Risk Factors-- Dependence of Key Satellite Airtime Providers."

PLAN OF OPERATION

     The Company's plan of operation over the next 12 months focuses primarily on selling the maximum number of Iridium telephones feasible. It will also attempt to increase sales in the geostationary satellite-based products that it offers. To this end, it will continue to expand its sales force and customer service operations. The sale of large numbers of satellite telephones and associated service plans would enable the Company to create the base of airtime service customers that is essential to its long-term profitability. The sales and marketing expense incurred in creating this customer base is expected to contribute to operating costs that will exceed revenues in the near-term. The Company therefore anticipates continued losses in 1999.

     Large international organizations, public and private, are the Company's primary marketing target for the coming year. The Company believes that in the early stages of satellite telephone's growth these organizations are the most likely to find the cost/benefit equation for relatively costly services attractive. The Company is recruiting its sales and marketing staff with a focus on experience and ability in working with large governmental and commercial customers.

     The Company intends to implement a value-added reseller marketing strategy in the coming year and beyond. Because satellite telephones and airtime are essentially commodities, a successful competitive sales effort in that business requires a reseller to effectively differentiate itself from other resellers of the same products. The Company will attempt to accomplish this in several regards. As a specialist in satellite telephony, it believes it can offer customers a larger range of products than most competitive firms and the expertise to help customers select the appropriate solution to their needs. The Company will continue to attempt to broaden its product offerings as additional satellite telephony and related products join those offered by AMSC, Inmarsat and Iridium. Its growing sales force, aided by highly-qualified product specialists, is being trained to offer this wide range of product selections and expertise at the level of world-wide corporate solutions. The Company is also developing specific solutions to the known needs of certain target markets - including transportation, communications and disaster recovery. It will continue to acquire, license or resell technologies and systems that can be combined with basic satellite telephone service to provide enhanced value. In 1999, the Company will continue to place emphasis on the integration of Global Positioning technology and video with satellite services and on providing customers with such front-end services as voice mail, facsimile service and "find-me" service (that enables a caller to automatically seek the satellite telephone user through home and office telephones and by satellite when appropriate).

     The Company's future performance will be subject to a number of business factors, including those beyond the Company's control, such as economic downturns and evolving industry needs and preferences, as well as the level of competition and the ability of the Company to successfully market its products and technology. There can be no assurance that the Company will be able to successfully implement a marketing strategy, generate significant revenues or achieve profitable operations. In addition, because the Company has had only limited operations to date, there can be no assurance that its estimates will prove to be accurate or that unforeseen events will not occur.

IMPACT OF THE YEAR 2000 ISSUE

     The Year 2000 issue results from a programming convention in which computer programs use two digits rather than four to define the applicable year. Software, hardware or firmware may recognize a date using "00" as the year 1900, rather than the year 2000. Such an inability of computer programs to recognize a year that begins with "20" could result in system failures, miscalculations or errors causing disruptions of operations or other business problems, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

     The Company has established a Year 2000 Program (the "Y2K Program") to address the Year 2000 issue with respect to the following: (i) the Company's information technology and operating systems; (ii) the Company's non-information technology systems (such as buildings, plant, equipment and other infrastructure systems that may contain embedded microcontroller technology); (iii) certain systems of the Company's major vendors and material service providers (insofar as they relate to the Company's business activities with such parties); and
(iii) the Company's material clients (insofar as the Year 2000 issue relates to the Company's ability to provide services to such clients). The Y2K Program is divided into five major phases: a) Awareness, b) Inventory and Risk Assessment,
c) Repair and Renovation, d) Verification and Validation, and e) Implementation and Monitoring.

     The Awareness Phase is intended to ensure the establishment of the program and the awareness of potential risks and Year 2000 issues. This phase, which involves communicating the status and progress of the program within the Company and to third parties, is an on-going activity and will continue as the Company proceeds through the other phases.

     The Inventory and Risk Assessment Phase involves the performance of an initial inventory of all hardware, software and infrastructure, as well as material vendors, to identify potential Year 2000 issues and to determine the action required, if any, to mitigate the risk to the Company. The Company is the process of contacting its third party service providers to determine the Year 2000 status of their systems, as well as their plans to bring them into compliance. Material items are those believed by the Company to have a significant impact on the business from a customer service, financial or legal perspective. The Company's internal Y2K team is performing this phase. The Company anticipates that this phase will be substantially complete by the end of the second quarter in 1999.

     The Repair, Replacement and Renovation Phase is intended to ensure that the appropriate items as identified in the final inventory and risk assessment are upgraded to meet Year 2000 compliance criteria. This may include software updates, hardware upgrades, development of new processes, new business practices, training programs, etc. While completion of the various elements of this phase is tied to corresponding elements within the assessment phase, the Company anticipates that material repairs, replacements and renovations will be substantially complete by mid-1999 for systems under the direct control of the Company. No current assessment of the completion dates for material repairs, replacements and renovations not under the Company's direct control, and for which third parties such service providers are responsible, will be available until completion of that portion of the Inventory and Risk Assessment phase.

     The Verification and Validation Phase ensures that critical business processes, systems and infrastructure are verified and tested to ensure Year 2000 issues will not cause major disruption in the ongoing operation of the Company business. Verification and testing of those systems under the Company's direct control will be performed by the Company's internal Y2K team with the support of its technicians and certain of the principal suppliers of those systems. This phase is ongoing, but the

Company expects all testing of those systems under its direct control to be substantially complete in the third quarter of 1999.

     Finally, during the Implementation and Monitoring Phase, the Year 2000 upgrades will be installed into the Company's operating systems, as necessary. In addition, the monitoring activity will be employed in an effort to ensure that unforeseen Year 2000 critical items are appropriately prioritized for correction. While the implementation component of this phase is scheduled to be complete by the end of the third quarter in 1999, the Company's monitoring activities will be on going.

     State of Readiness

     The Company's progress towards completing risk assessment within the Company is on schedule to be completed in the first quarter 1999, however there is general uncertainty involved in the attempt to evaluate the Year 2000 problem because of the uncertainty of the readiness of third party suppliers and vendors.

     Although the remediation, testing and implementation phases have not yet commenced, the Company anticipates that these phases will proceed along the schedule as contemplated by its Y2K Program.

     Costs

     The Company will utilize both internal and external resources to reprogram, or replace, and test software for Year 2000 modifications. Total costs associated with required modifications to become Year 2000 compliant is not expected to be material to the Company's consolidated results of operations and financial position in any given year.

     Risks

     In a reasonably likely worst case scenario, the failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations, including operations that are essential to the provision of the Company's services. Such failures could materially and adversely affect the Company's results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in major part from the present state of the Company's knowledge concerning the Year 2000 readiness of third-parties such as its service providers, the Company is unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on the Company's results of operations, liquidity or financial condition. The Y2K Program is expected to significantly reduce the Company's level of uncertainty about the Year 2000 problem and, in particular, about the Year 2000 compliance and readiness of its material partners. The Company believes that, with the completion of the Y2K Program as scheduled, the potential of significant interruptions of normal operations should be reduced.



     Contingency Plans

     After reviewing information gathered in the Inventory and Risk Assessment Phase, and to prepare for the possibility that certain information systems or third party partners and vendors will not be Year 2000 compliant, the Company intends to develop contingency plans, as appropriate. These plans may include the establishment of teams to monitor and correct disruptions, utilization of back-up processes including data back up and storage, and the development of manual "work-around" solutions.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), which establishes standards for reporting information about operating segments in annual consolidated financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 was adopted by the Company on December 31, 1998. The Company does not expect the adoption of SFAS No. 131 to have an impact on the presentation of the Company's results of operations, financial position or cash flows.

     In February 1998, FASB issued SFAS No. 132, "Employees' Disclosures about Pension and Other Postretirement Benefits" ("SFAS No. 132"), which revises employers' disclosures about pension and other postretirement benefit plans. SFAS No. 132 does not change the measurement or recognition of those plans. SFAS No. 132 is effective for fiscal years beginning after December 15, 1998. The Company does not expect the adoption of SFAS No. 132 to have an impact on the Company's results of operations, financial position or cash flows.

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 is effective for consolidated financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal uses including the requirement to capitalize specified costs and amortization of such costs. The Company does not expect the adoption of this standard to have a material effect on the Company's capitalization policy.

     In April 1998, AICPA issued SOP 98-5, "Reporting on the Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start up activities and organization costs to be expensed as incurred. As the Company has expensed these costs historically, the adoption of this standard is not expected to have a significant impact on the Company's results of operations, financial position or cash flows.

     In June 1998, FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of this statement to have a significant impact on the Company's results of operations, financial position or cash flows.

                                   BUSINESS


INDUSTRY BACKGROUND

     The Company operates in the global personal voice, paging and data satellite communications industry. Potential customers for the products and services provided by the industry include international corporations, professionals and others (i) who travel outside their "home" wireless network's roaming area, (ii) find it important to be able to make or receive calls, or receive pages, at any time by means of a single phone or pager, with a single phone or pager number or (iii) are located where terrestrial landline or wireless services are not available or do not offer an attractive or convenient option.

     Global satellite communications systems are designed to address two broad trends in the communications market: (i) the worldwide growth in the demand for portable wireless communications; and (ii) the growing demand for communications services to and from areas where landline or terrestrial wireless service is not available or accessible.

TELECOMMUNICATIONS MARKETS

     The Company believes that its products and services are applicable to six distinct market segments:

     1. Transportation;
     2. Broadcast Media and Motion Picture Industry;
     3. Disaster Recovery;
     4. Government and Public Safety;
     5. Natural Resource Extraction-Petroleum, Mining & Utilities; and
     6. Rural, Remote and Mobile Telephony.

     The Company currently sells satellite telephone and related products and services to the markets listed above. We also develop integrated communication solutions for customers within the target market segments that utilize proprietary technologies as well as those provided by our suppliers. Each market group requires different equipment, service and market approach.

PRODUCTS AND SUPPLIERS

     The Company is primarily a global satellite communications firm that specializes in corporate applications. Specifically, the Company is a provider of satellite telephone subscriber equipment and services, including Low Earth Orbit and Geostationary Digital Satellite Telephone Systems.

     Low Earth Orbit and Geostationary Digital Satellite Telephone Systems are mobile satellite services for voice, fax and data, that span land-mobile, fixed-site, transportable and maritime applications. Subscribers on the MSAT System (i.e., mobile satellite) dial direct, through a communications satellite, using a variety of satellite terminals. These mobile terminals are built by leaders in wireless electronic communications, which include Westinghouse Wireless Solutions Company, Mitsubishi Electronics of America, Cal Corporation, KVH Maritime Products, Kyocera and Motorola. The Company is a distributor for Westinghouse mobile terminals and Motorola and Kyocera satellite telephones.

     Pursuant to its agreement with AMSC Subsidiary Corporation ("AMSC"), a wholly-owned subsidiary of American Mobile Satellite Corporation, the Company purchases and resells mobile satellite service on a private network basis. This telephone service provides traditional voice, fax and data service through satellite terminals that are similar to cellular phones. Telephone calls made through the Skysite Satellite Telephone System on these mobile satellite terminals initiate contact with the outside world through one L-Band (1.5Ghz) GM/Hughes communications satellite in geo-synchronous orbit 22,300 miles above the equator. The satellite is downlinked into the Public Switched Telephone Network through a Westinghouse-built Communications Ground Segment ("CGS") earth station located in Reston, Virginia. Within the satellite coverage area, which encompasses most of North and Central America, Hawaii, the western Atlantic and eastern Pacific oceans, the entire Caribbean basin and the northern portion of Columbia and Venezuela, a subscriber can make or receive direct dial calls generally to or from anywhere in the world. This is a dial-up-on-demand system that charges the subscriber for the time actually used.

     The Company also offers, on a non-exclusive basis, Iridium services throughout the world pursuant to its agreement with Iridium North America, L.P. This agreement is effective through December 6, 2000 and thereafter is renewal for successive one-year periods unless either party gives notice of its intention not to renew. The Iridium system is a satellite-based, digital communications system that is designed to provide subscribers with worldwide voice, paging, data and fax capability using a hand-held telephone and pager linked to a constellation of low-earth orbiting satellites. With 66 satellites forming a cross-linked grid above the Earth, the Iridium system is the first low-Earth-orbiting system for wireless telephone service. At 780 km (485 miles) high, these satellites work differently from those at a much higher orbit (36,000 km) in two major ways. First, they are close enough to receive the signals of a handheld device; and second, they act like cellular towers in the sky - where wireless signals can move overhead instead of through ground-based calls.

     The Iridium phone is the primary means by which callers communicate directly through the Iridium network. Its multi-mode capability allows the telephone to work as a typical cellular telephone (in areas where compatible cellular service exists) and as a satellite telephone. For Iridium subscribers, this means one handheld phone providing both cellular and satellite access. Iridium now offers, or plans to offer the following services:

     Iridium World Satellite Service provides a direct satellite link for both incoming and outgoing communications in remote areas, poorly covered regions, and locations outside terrestrial networks.

     Iridium World Roaming Service allows roaming across multiple wireless protocols, allowing one telephone number to receive and one telephone bill to charge for calls made anywhere on earth.

     The Iridium World Page Service will provide global alphanumeric messaging.

     Commercial service on the Iridium services was initiated in November, 1998. When the Company began selling and shipping these Iridium services and equipment in December 1998, there were initial technical issues that dampened demand for these products. It is our belief that these issues have been substantially addressed by Iridium but are still not completely resolved. Unless or until they are fully resolved, they could continue to depress demand. See "Risk Factors-- Dependence on Key Telephone Suppliers," and "Risk Factors--Dependence on Key Satellite Airtime Providers."

     Satellite telephony customers also have the opportunity to subscribe for advanced services. These offerings include voice mail, conference circuit services, and disaster recovery telephone testing and audit services. Furthermore, a satellite telephone has inherent advantages over cellular telephones in preventing monitoring of calls or data. The Company's services also include full STU 3 encryption, which scrambles voice communication, when required. With the special security system unique to the MSAT I satellite, the telephone cannot be "cloned," which is the leading cause of fraud among cellular roaming customers.

     In addition to dial-up telephone service, the Company also offers a half-duplex, push-to-talk ("PTT") dispatch system that can be set up on a channeled basis into talk groups organized along hierarchical, geographical or task-related lines. When in this mode, users activating their talk group channel are put directly in contact with each other, without interfacing with the Public Switched Telephone or Data Networks.

     As a complement to its other products and services, the Company also offers pagers through its non-exclusive distribution agreement with CUE paging network, covering the U.S. and Canada, and the ARDIS two-way wireless data services.

     The Company, pursuant to an agreement with PTT Telecom BV (as represented by Station 12, the satellite division of PTT Telecom BV) also offers Inmarsat and other satellite services provided by Station 12, which services are marketed under the brand name of "Altus."

     The Company has relationships with companies in both the wireless communications industry and the Company's selected industry market segments as a non-exclusive distributor of satellite telephone products. Westinghouse Wireless Solutions is engaged in a strategic supply/marketing partnership with the Company. The breadth of this relationship includes distribution of the Westinghouse mobile satellite terminal equipment (SERIES 1000 Satellite Telephone Systems), joint advertising and marketing that targets dealer and end-user prospects. See "--Legal Proceedings" for a description of settlement and payment with Westinghouse.

     A key element of the Company's planned marketing strategy is to add to the value of the products and services it sells by integrating them into business solutions that utilize our own proprietary technology. The Company acquired technologies in December 1998 from Global Positioning Technologies, Inc ("GPT") and hired its principal to continue developing those technologies. GPT's technologies involve advanced uses of the Global Positioning System in conjunction with satellite telephones and transmission of real-time single-frame video using Iridium and similar telephones. The Company has also developed a "front-end" for satellite and other telephone systems that manages a user's phone call, voice mail and facsimile needs. These technologies are both being prepared for full scale marketing. The Company has not projected dates for commercial launch of these products and they are not being relied upon in near-term marketing projections.

PRICING

     As a distributor, the Company purchases products and services on a bulk basis based on agreed upon prices with its suppliers and then resells those products and services to its customers. The Company has a distinct pricing strategy for each of its major product lines, equipment and telephone services ("airtime"). Retail pricing for satellite terminal equipment is highly competitive and is characterized by the low gross margins associated with commodity products. The Company competes aggressively in this arena, in part, to establish customer relationships that may result in higher margin airtime sales. The

Company's pricing schedule for airtime is primarily determined by the charges established for satellite system operators' and any intermediary distributor's bulk airtime with whom it deals.

     The Company offers fixed-site, land-mobile, transportable and maritime telephone equipment ranging in price from approximately $3,000 to $6,000 per unit. System price varies depending upon durability, power, battery life and antenna gain.

     The Company's geostationary satellite-based Satellite Telephone Services ("STS") is a dial-up-on-demand system that only charges the subscriber for the time actually used. For example, if there is a three-minute call made or received, the subscriber is charged for only three minutes. Basic subscriber rates begin at $25.00 per month for voice telephone service. Fax and data service is available for a small premium. These rates include an assigned, toll-free 888 number for each subscriber Mobile Terminal.

     STS fixed-site, land-mobile, transportable and maritime subscribers pay a non-discounted rate of only $1.45 per minute of use. Industry-specific enhanced service plans provide bulk minutes and full dispatch channels at a variety of per minute/channel rates. The Company provides special "bundled" service packages by industry group to meet the unique needs of the Company's varied subscriber base. When a Mobile Terminal makes or receives a call to or from anywhere in the continental United States, there is no additional long-distance charge. International long-distance calling is charged as air time plus international toll from Reston, Virginia.

     The Company's PTT dispatch system is charged out on either a talk group channel, virtual or dedicated satellite channel basis.

     Iridium airtime varies in cost depending on the origin and destination of the call, ranging from approximately $2.00/minute within North America and $10.00/minute for calls between South America and Asia.

SALES, MARKETING AND DISTRIBUTION

     The Company predominately sells its telephone equipment and airtime services via a direct-sales force and to a lesser extent via authorized agents. Prior to August 1998, the direct-sales forces operated from the Company's office in California. Since August 1998, the Company has hired sales representatives who operate from locations across the United States. The Company now has sales representatives in Los Angeles, New York City, Washington, DC, Providence, Charlotte, Fort Lauderdale, Saint Louis, Cincinnati, Kansas City, San Diego and Portland, Oregon. Each sales representative sells the Company's full line of products. Product managers assist the sales team in the configuration of the various services and equipment supported by the Company to meet the needs of individual customers.

     The Company's marketing program is focused on identifying corporate prospects in niche markets via direct mail campaigns, attending industry trade shows and to a limited extent via trade journal advertising. The Company has developed a web site to support the sales and marketing effort. The Company's marketing program is directed at corporate rather than individual customers. The Company has an in-house art and editorial team that develops many of the Company's promotional materials.

     The Company's products are warehoused, tested and shipped to customers from the Company's California office.

CUSTOMERS

     The Company's customers are generally corporations with significant sales or government entities. The Company has very few individual customers. During 1998, the Company's largest customer was the Royal Bahamas Police Force who accounted for approximately 17% of sales.

COMPETITION

     The wireless communications industry is highly competitive and is characterized by frequent technological innovation. The principal bases of competition within the industry are price, products and services. The industry includes major domestic and international companies, many of which have financial, technical, marketing, sales, distribution and other resources substantially greater than ours and which provide or plan to provide, a wider range of services. In response competitive pressure from these and other future competitors, we may have to lower our selling prices or alter our services, which could have a material adverse effect on the financial position of the Company. The Company's satellite products and services compete with a number of other communications services including cellular telephone and other wireless data services. In addition, there are a number of planned satellite systems using new technologies expected to be commercially available in the next few years, including Globalstar. Furthermore, the FCC is considering applications for satellite systems that currently operate in Canada to provide commercial service in the United States. There can be no assurance that the Company will be able enter into agreements to market these and other emerging products or, if it cannot, to compete successfully with those companies that do. Such competition could have a material adverse effect on the Company's business, financial condition and results of operations. The Company, as a non-exclusive service provider for AMSC and Iridium, competes against other service providers of these products. For the AMSC products and services, the Company's major competitor is AMSC's direct sales force and Stratos Global Corporation. The list of Iridium service providers includes, among others, Allied Signal, Bearcom, CellularOne Paging, GST Telecom, IWL Communications, Pagenet and Motorola Cellular.

GOVERNMENT REGULATION

     The Company operates as an indirect, unlicensed international communications carrier in the wireless communications industry and therefore falls indirectly under the regulation of the FCC. The Company is not the satellite or equipment licensee, and is not required to maintain manufacturing, service or operational permits to provide product sales or provision of airtime services.

     However, the Company is critically dependent on its equipment and airtime suppliers who are, in turn, heavily regulated. The allocation and use of the radio frequency spectrum for the provision of communications services are subject to international and national regulation. The implementation and operation of all satellite and wireless systems are dependent upon obtaining licenses and other approvals. The national administration of each country decides how the radio frequencies that the International Telecommunications Union has allocated to particular communications services should be allocated and assigned domestically to specific radio systems. In addition, the provision of communications services in most countries is subject to regulatory controls by the national governments of each country.

     The Company is confident that its suppliers will continue to obtain the approvals and licenses they require to operate globally. There is, however, no guarantee that the Company's operation and profitability will not be subject, directly or indirectly, to restrictive national policies or international regulation or that the Company will not be subject to increased taxation by federal, state or local agencies in the future.

PATENTS AND TRADEMARKS

     The Company filed a patent application on March 4, 1999 for a method and system for transmitting global position data over a telephone communication network. This technology, in addition to other uses, enhances satellite telephone services by enabling emergency location services in conjunction with "911" calls.

     The Company held five patents relating to its ED and UITI technology. The Company also owns trademarks on ED in the United States and France, and on UITI and UITI TV in the United States. In August 1998, the Company, pursuant to a settlement agreement, granted Raquel Velasco an option to purchase the aforementioned intellectual property for $50,000 which Ms. Velasco exercised in November 1998. See "--Legal Proceedings." INSAT's products are not branded, as INSAT is primarily a reseller and service provider.

MANAGEMENT INFORMATION SYSTEMS

     The Company believes that the capacity of its existing data processing and management information systems is sufficient to allow the Company to expand its business without significant additional capital expenditures. In addition, the Company has conducted a review of its systems to identify those systems that could be affected by the Year 2000 problem and modifications to the Company's systems have been made. See "--Risk Factors: Impact of Year 2000 Issue."

EMPLOYEES

     The Company currently has approximately 59 full-time employees and, depending on its level of business activity, expects to hire additional employees in the next 12 months, as needed, to support marketing and sales, manufacturing and research and development.

FACILITIES

     The Company's headquarters are located in Chevy Chase, Maryland and consist of approximately 1,500 square feet. The annual base rent is approximately $98,736 and the lease expires December 31, 1999. The Company also leases space in Washington D.C., consisting of 2,650 square feet. The annual base rent is approximately $59,172, and the lease expires June 14, 2000. The Company also leases space for Skysite in Burbank, California consisting of 6,157 square feet. The annual base rent is approximately $66,000 and the lease expires July 31, 1999.

LEGAL PROCEEDINGS

     William H. Buck v. Viscorp & Visual Information Services Corp.  On or about
     -------------------------------------------------------------
June 2, 1997, the Company filed a complaint against William H. Buck , the Company's former Chief Executive Officer and Director, in the United States District Court, Northern District of Illinois, Eastern Division, Case No. 97 C 3390, entitled Viscorp and Visual Information Services Corp. v. William H. Buck,
               -----------------------------------------------------------------
alleging breach of
fiduciary duty, breach of employment agreement, accounting as to severance agreement and conspiracy to defraud arising out of Mr. Buck's conduct as Chief Executive Officer of the Company. On June 23 1997, Mr. Buck filed a complaint against Viscorp, et. al., in the United States District Court, Northern District of Illinois, Eastern Division, Case No. 97 C 4480. Mr. Buck sought a declaratory judgment permitting him to sell 220,000 shares of Common Stock of the Company. On September 19, 1997, Mr. Buck filed a counterclaim against the Company, alleging partial rescission of his severance agreement, dated January 8, 1997, breach of severance agreement, rescission of lock-up agreement, breach of lock-up agreement and tortious interference with economic advantage. On November 12, 1997, Raquel Velasco filed a complaint against the Company, in the United States District Court, Northern District of Illinois, Eastern Division, Case Number 97-C-7897, entitled Raquel Velasco v. Viscorp, seeking $220,000 in damages and
                    -------------------------
expenses from alleged rescission for breach of written severance agreement, or in the alternative, breach of severance agreement. On June 9, 1998, the Company filed a counterclaim against Ms. Velasco relating to her alleged employment agreement with the Company. The aforementioned matters were consolidated for purposes of discovery. On August 31, 1998, the Company entered into settlement agreements with Mr. Buck and Ms. Velasco. Pursuant to the Company's settlement agreement with Mr. Buck, Mr. Buck is permitted to sell 350,000 shares of the Company's common stock that he already owns, pursuant to a tradeability schedule. Mr. Buck returned all other shares to the Company for cancellation. Mr. Buck's stock options have been canceled. Pursuant to the Company's settlement agreement with Ms. Velasco, Ms. Velasco retained 350,000 shares of the Company's common stock, formerly held by Mr. Buck, also subject to a tradeability schedule. Ms. Velasco has also been granted an option to purchase certain property from the Company, including the ED and UITI technologies, for $50,000 which she exercised in November 1998.

     Visual Information Service Corp. v. Interactive Video Publishing, Inc.  On
     ---------------------------------------------------------------------
July 25, 1996, the Company filed a lawsuit in the United States District Court for the Northern District of California, San Jose Division, case number C 96-20593 RMW (EAI), against Interactive Video Publishing, Inc., David Serlin, Steve Owens and Kaori Kuwata ("Defendants") for injunctive relief and damages of approximately $7 million for misappropriation of trade secrets, conversion and breach of fiduciary duty. Defendants filed counterclaims for declaratory relief, intentional interference with economic advantage, breach of contract and unfair competition claiming damages yet to be determined. On November 20, 1996, David Serlin and Marvin Lerch filed suit against the Company and its former officer, Jerome Greenberg, in the United States District Court, Northern District of California, San Jose Division. The case is captioned Serlin v.
                                                                  --------
Visual Information Service Corp., case number C 96-21073. David Serlin and
-------------------------------
Marvin Lerch claimed damages in excess of $6.5 million in connection with the alleged breach of their employment contracts, alleging breach of employment contracts, breach of the implied covenant of good faith and fair dealing, fraud, deceit and negligent misrepresentation among several causes of action. On June 25, 1997, a settlement conference was held in Visual Information Service Corp.
                                              --------------------------------
v. Interactive Video Publishing, Inc. and Serlin v. Visual Information Service
-------------------------------------     ------------------------------------
Corp. and a settlement was reached with all parties in both actions. On
----
September 26, 1997, Messrs. Serlin and Lerch entered into a settlement agreement with the Company whereby the Company agreed to pay Messrs. Serlin and Lerch $25,000 each, and granted each 400,000 stock options with an exercise price of $1.50. The Company was unable to comply with the requirement because the Company did not and does not have a registration statement on file with the Commission. On February 3, 1999, a new settlement agreement was reached. Under the terms of the new Settlement Agreement and Release, which supercedes the June 25, 1997 agreement, the U.S. District Court will order the Company to issue to each of the individuals 245,000 shares of unrestricted stock. These shares will be subject to a tradibility schedule set forth in the new Settlement Agreement and Release. The Company has recorded a liability of $266,000 as of December 31, 1998, related to the original settlement.

     Donald Gilbreath v. USDI, Viscorp and Corporate Stock Transfer, Inc.  On
     -------------------------------------------------------------------
December 19, 1997, Donald Gilbreath, a former director of the Company, filed a complaint against the Company in the United States District Court, District of Colorado, Case No. 97-WY-2667-CB, alleging a claim against the Company for failing to remove restrictive legends on shares owned by Mr. Gilbreath. Mr. Gilbreath requested that the Court hold that he was the lawful owner of 1,000,000 unrestricted shares of Common Stock of the Company, and 237,800 unrestricted options to acquire common shares. On July 2, 1998, the Company entered into a settlement agreement with Mr. Gilbreath, whereby 500,000 of Mr. Gilbreath's shares in the Company are unrestricted, and Mr. Gilbreath retained 75,000 options, which must be and were in their entirety exercised by January 1, 1999. Pursuant to the settlement agreement, the remaining 500,000 shares have been canceled. Further, Mr. Gilbreath is permitted to sell his shares pursuant to a tradeability schedule.

     Roger and Bonnie Remillard v. U.S. Digital Communications, Inc. f/k/a
     ----------------------------------------------------------------------
Viscorp and Corporate Stock Transfer, Inc.  On or about June 1, 1998, Roger and
------------------------------------------
Bonnie Remillard filed a complaint in the United States District Court, District of Colorado, Case No. 98-WY-1217-CH, alleging that the Company failed to remove restrictive legends from the Remillards' shares in the Company, in violation of Nevada Revised Statute 104.8401. Pursuant to a settlement agreement, dated July 2, 1998, the Remillards retained 820,000 shares of the Company's Common Stock. Further, the Remillards retained 200,000 out of 288,000 stock options, which must be exercised before January 1, 1999. As of December 31, 1998, 150,000 of those options have been exercised. The remaining 50,000 were the subject of a dispute and may be exercisable in the future. The Remillards are permitted to sell their shares pursuant to a tradeability schedule.

     James Goodnow v. Viscorp.  On February 9, 1998, James Goodnow filed a
     ------------------------
complaint in the Nevada County Superior Court, State of California, against the Company, alleging breach of contract, fraud, unfair business practices and money on open book account, based on the alleged breach of a software consulting agreement dated July 17, 1997. Mr. Goodnow sought damages in the amount of $20,219. In June, 1998, the Company and Mr. Goodnow entered into a settlement agreement whereby the Company agreed to pay Mr. Goodnow $16,000, which was subsequently paid.

     Cochran Ranch, ITG and Rubin Kitay v. U.S. Digital Communications Inc. and
     --------------------------------------------------------------------------
Larry Siegel.  In January 1998, plaintiffs, former shareholders of Skysite,
-------------
filed a request for mediation and demand for arbitration with the American Arbitration Association in Los Angeles, California, case number 72 174 00098 98 GS, requesting mediation and arbitration in connection with the Company's alleged breach of the Agreement and Plan of Reorganization, dated June 20, 1997, whereby the Company acquired Skysite. Plaintiffs alleged that the Company failed to issue shares in consideration of the acquisition. Under the Agreement, we were to issue 750,000 shares of our common stock to the shareholders of Skysite, as well as options to purchase an additional 500,000 shares of our common stock at an exercise price of $0.40 per share, in exchange for 100% of the outstanding shares of common stock of Skysite. The stock of Skysite was transferred to the Company on August 26, 1997. Subsequent to the acquisition, disputes arose between us and the former shareholders of Skysite, including former shareholder and President of Skysite, Tom D. Soumas, related to the value of Skysite at the time of the acquisition and representations made to the Company as to the business and liabilities of Skysite. As a result of the dispute, the Company withheld its shares. On May 28, 1998, we entered into an amended agreement with the former shareholders, except for Mr. Soumas to settle this matter. Under the terms of the amended agreement, the other shareholders' shares and options were placed in an escrow account in October 1998. The shareholders will have all rights attributable to these escrowed shares, however, they have agreed that at such time when they elect to sell these shares, the first $200,000 of related proceeds will be paid to the Company, and the remaining shares and options will be released to the other shareholders. In connection with the acquisition of Skysite, the sellers of Skysite incurred an obligation to pay a broker's commission of options to purchase 200,000 shares of our common at $0.40 per share to be paid from the 500,000 options issued to them by the Company. See "Legal Proceedings--Tom Soumas."

     Nolan Bushnell v. Viscorp.  On December 13, 1994, Nolan Bushnell filed a
     -------------------------
complaint against the Company, in San Mateo Superior Court, case number 390474, alleging breach of fiduciary duties, breach of contract, wrongful termination and other causes of action in connection with Mr. Bushnell's employment with Company. On February 3, 1998, the Company and Nolan and Nancy Bushnell entered into a settlement, the terms of which, by agreement of the parties thereto, are confidential. The Company believes that the terms of such settlement agreement would not have a material adverse effect on the Company.

     David Rosen v. U.S. Digital Communications, Inc.  On July 27, 1998, David
     ------------------------------------------------
Rosen, a former employee and consultant of the Company, filed a complaint against the Company in the California Superior Court, County of San Francisco, case number 996762, in connection with his alleged employment contract and his employment termination. Mr. Rosen alleged breach of contract, breach of the covenant of good faith and fair dealing, violation of California Labor Code Sections 201, 226 and 227, and conversion. Mr. Rosen seeks severance pay and other damages in excess of $100,000. Discovery has not yet begun.

     CBS (formerly Westinghouse) v. Skysite.  On April 1, 1998, CBS filed a
     ---------------------------------------
complaint, in Los Angeles County Superior Court, case number 188569, alleging that Skysite breached a distribution agreement with CBS dated December 21, 1996, and a subsequent settlement agreement between CBS and Skysite, dated March 6, 1997, seeking monies allegedly owed under the distribution agreement. In June 1998, CBS and the Company entered into a settlement agreement whereby Skysite agreed to pay CBS $430,000, which was paid soon thereafter.

     Witter Publishing v. Skysite.  On February 6, 1997, Witter Publishing filed
     -----------------------------
a complaint in Los Angeles Municipal Court, case number 97K02741, alleging open book account and account stated, and seeking money damages. On December 12, 1997, Witter Publishing and Skysite entered a stipulation for entry of judgment whereby Skysite agreed to pay Witter Publishing $19,037.96 between December 20, 1997 and November 20, 1998.

     Tom Soumas v. Skysite.  On October 6, 1997, Tom Soumas, a former employee
     ---------------------
of Skysite, filed a complaint with the Labor Commissioner of the State of California, seeking damages for vacation pay and wellness days he alleges he was due upon termination, in the amount of $9,300. A hearing on Mr. Soumas' claim was held on June 2, 1998, pursuant to which the Labor Commissioner issued a decision in favor or Mr. Soumas in the amount of $2,500.

     Intelligent Data Systems, Inc.  On August 4, 1998, counsel for Intelligent
     ------------------------------
Date Systems, Inc. ("IDS") made a demand on the Company for (i) rescission of a technology licensing agreement dated January 1, 1995 and (ii) return of consideration to IDS, in the amount of $968,750. No complaint has been filed.

     Tom Soumas. On or about January 19, 1999, Tom Soumas, a former employee of
     -----------
Skysite, filed a complaint against the Company alleging multiple claims, including breach of contract, breach of fair dealing, fraud, negligent misrepresentation, specific performance, conversion and trespass. On or about February 16, 1999, Mr. Soumas filed an Amended Complaint in the above-referenced matter containing the same claims as those in the original Complaint. The claims arise out of the August 26, 1997 acquisition by the Company of all of the stock of Skysite, pursuant to the terms of an Agreement and Plan of Reorganization dated June 20, 1997. Due to disputes between the Company and Mr. Soumas, the 240,000 shares due to Mr. Soumas under the original agreement remain unissued, and we do not intend to issue such shares. See "Legal Proceedings--Cochran Ranch."

     The Company alleged that numerous misrepresentations were made in the Agreement. These defenses will be raised as a setoff to the former President's claim for stock and any damages related thereto. Given the early stages of the case, it is not possible to determine the likelihood of an unfavorable outcome on this matter. Therefore, the Company has not included an accrual for any possible loss in the accompanying consolidated financial statements.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names, ages as of April 15, 1999 and business experience of the directors and executive officers of the Company. Directors of the Company hold their offices for a term of one year or until their successors are elected and qualified. Officers of the Company serve at the discretion of the Board of Directors of the Company.

          Name               Age                  Position
          ----               ---                  --------

Robert Wussler               62    Chairman of the Board, President and Chief
                                     Executive Officer of the Company
Edward Kopf                  52    Executive Vice President and Secretary of the
                                     Company
Timothy Rockwood(1)          40    Senior Vice President of the Company
David Ives                   47    Vice President, Treasurer and Controller of
                                     the Company
Charles Maynard              54    Chief Executive Officer of International
                                     Satellite Group, Inc. ("INSAT"), a
                                     wholly-owned subsidiary of the Company.
Lawrence Siegel              49    Director of the Company
Thomas Glenndahl             51    Director of the Company
Henrikas Iouchkiavitchious   63    Director of the Company
A. Frans Heideman            56    Director of the Company
Irving Goldstein(2)          61    Nominated for Director of the Company
Thomas Wheeler(2)            53    Nominated for Director of the Company


(1) Mr. Rockwood will be recommended to the Board of Directors for election as an officer at the Annual Meeting to be held on May 6, 1999.
(2) Messrs. Goldstein and Wheeler will be recommended to the Shareholders for election as directors at the Annual Meeting to be held on May 6, 1999.

     ROBERT WUSSLER.   Mr. Wussler has been Chairman of the Board since March
1997, a Director of the Company since May 1996 and President and Chief Executive Officer of the Company since May 1998. From June 1995 to May 1998, Mr. Wussler was the President and Chief Executive Officer of Affiliate Enterprises, Inc., a company owned by ABC television affiliates. Since February 1992, Mr. Wussler has been the President and Chief Executive Officer of the Wussler Group, a media consulting group. From 1989 to 1992, he was the President and Chief Executive Officer of COMSAT Video Enterprises, which was in the business of satellite delivery of entertainment to the U.S. lodging industry. Mr. Wussler is the former President of CBS Television and of CBS Sports and is the former Senior Executive Vice President of Turner Broadcasting System, Inc. Mr. Wussler is a member of the Board of Directors of the following public companies: EDnet, INC. (OTC-DNET); Nostalgia Network, Inc. (OTC-NNET); The Translation Group, Ltd. (OTC-THEO); and Beachport Entertainment Corporation (OTC-BPRT).

     EDWARD KOPF. Mr. Kopf has been the Executive Vice President and Secretary of the Company since July 1998. Prior to that, from January 1997 to May 1998, Mr. Kopf was an independent consultant and from July 1991 to August 1996, he was the President and Chief Operating Officer of American Political Network, an information company located in Alexandria, Virginia. Mr. Kopf was Vice President of Circuit Cities Stores, Inc. from 1982 to 1990.

     TIMOTHY ROCKWOOD.   Mr. Rockwood joined the Company in December 1998 as
Senior Vice President with responsibilities for marketing, communications and investor relations. Previously, he served as Acting Director of the Discovery Health Channel and, earlier, as Vice President of Affiliate Enterprises, Inc., a company owned by ABC television affiliates. Mr. Rockwood's experience includes over 15 years of network television production and business development.

     DAVID IVES.   Mr. Ives joined the Company in November 1998 as Vice
President, Treasurer and Controller. Prior to that, from May 1997 to August 1998, Mr. Ives was the Corporate Controller of Telco Communications Group, Inc. and was Assistant Corporate Controller from November 1996 to May 1997. From February 1994 to October 1996 he was Controller of LCC International, Inc. Mr. Ives was U.S. Corporate Controller of ADT Inc. from 1987 to 1993.

     CHARLES MAYNARD.   Mr. Maynard has been the Chief Executive Officer of
Skysite since July 1997 and of International Satellite Group, Inc, ("INSAT") since its formation in 1998. Prior to joining Skysite, Mr. Maynard was the President and Chief Executive Officer of Cybernetics Services, Inc., a public media and satellite network company engaged in the creation and delivery of specialized programs and advertising to various markets. From 1995 to 1997, Mr. Maynard was the President and Chief Executive Officer of Progressive World Messaging, a company engaged in the marketing and delivery of wireless data text messaging, voice messaging, extended cordless telephone service and interactive video services. From 1992 to 1995, Mr. Maynard served on the Board of Directors of Source Media Inc. and from 1992 to 1994, he was the managing director of TeleDiffusion de France.

     LAWRENCE SIEGEL.   Mr. Siegel has been a Director of the Company since
March 1997. From March 1997 to July 1998, Mr. Siegel was the President and Chief Executive Officer of the Company, and had performed such duties since January 1997 upon the resignation of William Buck. From January 1996 until January 1997, Mr. Siegel was an independent consultant. From November 1994 until December 1995, Mr. Siegel was the President of Yellow Pearl, Inc., a software company founded by him in 1994. From 1992 to 1994, Mr. Siegel was the President of T-HQ, Inc., a software company. From 1989 to 1992, he was the President of the Entertainment Division of Atari Corporation.

     THOMAS GLENNDAHL.   Mr. Glenndahl was elected to the Board of Directors in
August 1996. In 1982, Mr. Glenndahl founded the ASPECT Group, an international education consortium, which was acquired in 1998 by Sylvan Learning Systems (NASDAQ: SLVN). Mr. Glenndahl also co-founded Alpha Online, now part of the Internet group Razorfish. He also serves on the Boards of Directors of Aksu Pharmaceuticals in Turkey and Harling Properties in Sweden.

     HENRIKAS IOUCHKIAVITCHIOUS.   Mr. Iouchkiavitchious has been a Director of
the Company since February 1998. Since September 1990, Mr. Iouchkiavitchious has been an assistant director-general of UNESCO, a division of the United Nations.

     A. FRANS HEIDEMAN.   Mr. Heideman has been a Director of the Company since
February 1998. Since 1993, Mr. Heideman has been the President of New Dominion Capital Group, an investment banking firm. Mr. Heideman is a director of Pyrocap International Corporation (OTC-PYOC), a manufacturer of specialty products related to fire suppression and odor control and a director of Orion Technologies, Inc., a Calgary-based company that provides professional internet services to businesses.

     IRVING GOLDSTEIN.   Mr. Goldstein served as Director General and Chief
Executive Officer of INTELSAT, the International Telecommunications Satellite Organization, from 1992 to 1998. From 1966 to 1992, Mr. Goldstein was associated with COMSAT, the Communications Satellite Corporation, where he served as Chairman and Chief Executive Officer from 1985 to 1992. He is a Director of Computer Associates International, Inc. (NYSE: CA) and IDT Corp. (NASDAQ: IDTC).

     THOMAS WHEELER.   Mr. Wheeler is President and CEO of the Cellular
Telecommunications Industry Association (CTIA), a position he has held since 1992. From 1976 to 1984, Mr. Wheeler was associated with the National Cable Television Association (NCTA), where he was President from 1979 to 1984. In 1994 President Clinton appointed Mr. Wheeler to a six-year term on the Board of Trustees of the John F. Kennedy Center for the Performing Arts. He is also a Director of the U.S. Capitol Historical Society, National Captioning Institute, and Tech Corps.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual and long-term compensation paid by the Company for services performed on the Company's behalf for the fiscal years ended December 31, 1996, 1997 and 1998, with respect to those persons who were, as of December 31, 1998, the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                         ANNUAL COMPENSATION            COMPENSATION  AWARDS
                                                         -------------------            --------------------
--------------------------------------------------------------------------------------------------------------------
                                                                                         Securities
                                                                                         Underlying
                                                                                           Options
                                                                         Other Annual    (Number of      All Other
    Name and Principal Position             Year         Salary   Bonus  Compensation      Shares)      Compensation
-----------------------------------   ----------------  --------  -----  ------------    ----------     ------------
--------------------------------------------------------------------------------------------------------------------
Robert Wussler,                                1998(1)  $189,583     --            --          80,000        $54,140
 Chairman of the Board, President              1997           --     --            --         160,000             --
 and Chief Executive Officer of the            1996           --     --            --          25,000             --
 Company
--------------------------------------------------------------------------------------------------------------------
Lawrence Siegel,                               1998(2)        --     --            --         160,000        112,497
 President and Chief Executive                 1997(2)   250,288     --            --         160,000             --
 Officer of the Company                        1996           --     --            --              --             --
--------------------------------------------------------------------------------------------------------------------
Charles Maynard,                               1998      171,999     --            --          60,000             --
 Chief Executive Officer of INSAT              1997       64,000     --            --          60,000             --
                                               1996           --     --            --              --             --
--------------------------------------------------------------------------------------------------------------------
Philip Kernan,                                 1998(3)   161,020     --            --          54,000             --
 President and Chief Financial                 1997       50,002     --            --          54,000             --
 Officer of INSAT                              1996           --     --            --              --             --
--------------------------------------------------------------------------------------------------------------------

_____________
(1) Mr. Wussler was appointed President and Chief Executive Officer in May 1998. Prior to May 1998, Mr. Wussler received payments as a consultant.

(2) Mr. Siegel was elected as interim President and Chief Executive Officer of the Company in January 1997, and in March 1997, Mr. Siegel was appointed to such position until May 1998, when Mr. Wussler succeeded him. During 1998, Mr. Siegel received payments as a consultant.

(3) Mr. Kernan served as an officer of the Company's INSAT subsidiary through December 31, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted under the Employee Stock Option Plan during the fiscal year ended December 31, 1998 to the Named Executive Officers:

                 OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1998
                       (Individual Grants in Fiscal Year)

                                                                                Assumed Annual Rates of
                                                                                Stock Price Appreciation
                                      Individual Grants                            for Option Term (2)
                                      -----------------                            -------------------
                        Shares      % of Total
                      Underlying  Options Granted    Exercise
                       Options    to Employees in   Price Per    Expiration
    Name               Granted       Fiscal Year     Share(1)       Date     0%($)    5%($)     10%($)
--------------------------------------------------------------------------------------------------------
Robert Wussler(2)         40,000             13.6    $  1.41         1/1/03       --    15,582   34,443
                          40,000             13.6    $  1.00         4/1/03       --    11,051   24,420
Lawrence Siegel(2)        40,000             13.6    $  1.41         1/1/03       --    15,582   34,433
                          40,000             13.6    $  1.00         4/1/03       --    11,051   24,420
                          40,000             13.6    $  4.86         7/1/03       --    53,709  118,683
                          40,000             13.6    $  4.00        10/1/03       --    44,205   97,681
Charles Maynard(3)        10,000              3.4    $0.3125        1/31/02    1,725     2,770    3,976
                          10,000              3.4    $0.3125        2/28/02       --       133      799
                          10,000              3.4    $0.3125        3/31/02       --       254      945
                          10,000              3.4    $0.3125        4/30/02    6,155     8,155   10,462
                          10,000              3.4    $0.3125        5/31/02   12,345    15,679   19,525
                          10,000              3.4    $0.3125        6/30/02   12,965    16,433   20,432
Philip Kernan(3)           9,000              3.1    $0.3125        1/31/02    1,553     2,493    3,976
                           9,000              3.1    $0.3125        2/28/02       --       119      719
                           9,000              3.1    $0.3125        3/31/02       --       229      851
                           9,000              3.1    $0.3125        4/30/02    5,540     7,339    9,416
                           9,000              3.1    $0.3125        5/31/02   11,111    14,111   17,572
                           9,000              3.1    $0.3125        6/30/02   11,669    14,789   18,389
                         -------            -----    -------        -------   ------   -------  -------
--------------------------------------------------------------------------------------------------------
TOTAL (4)                354,000            120.4                             63,061   233,685  440,735
                         -------            -----                             ------   -------  -------
--------------------------------------------------------------------------------------------------------

(1) All grants of options have been made with exercise prices equal to or above fair market value as determined by the Company at date of grant.
(2) Grants vest 75 days after award and have a term of 5 years.
(3) Grants vest on award and have a term of 4 years.
(4) See "Management--Non-Employee Director Stock Option Plan," for a discussion of certain option grants and cancellations subsequent to December 31, 1998.

OPTION EXERCISE AND YEAR-END OPTION VALUES

     No options were exercised in fiscal year 1998 by any of the Named Executive Officers. The following table sets forth, as of December 31, 1998, the number of stock options and the value of unexercised in-the-money stock options held by the Named Executive Officers.(1)





                          Number of Securities                          Value of Unexercised
                         Underlying Unexercised                        In-The-Money Options(2)
        Name          Options at December 31, 1998                       at December 31, 1998
        ----          ----------------------------                     -----------------------
---------------------------------------------------------------------------------------------------
                      Exercisable     Unexercisable                   Exercisable    Unexercisable
                      -----------     -------------                   -----------    -------------
---------------------------------------------------------------------------------------------------
Robert Wussler            265,000                 0                       $ 78,752              --
Lawrence Siegel           320,000                 0                       $ 78,752              --
Charles Maynard           120,000                 0                       $118,500              --
Philip Kernan             108,000                 0                       $106,715              --
---------------------------------------------------------------------------------------------------
TOTAL:                    813,000                 0                       $382,719              --
---------------------------------------------------------------------------------------------------

(1) See "Management--Non-Employee Director Stock Option Plan," for a discussion of certain option grants and cancellations subsequent to December 31, 1998.
(2) The dollar value of the unexercised options has been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the option at fiscal year-end.

DIRECTORS' COMPENSATION

    Non-employee members of the Board of Directors are entitled to a retainer fee of $6,000 per year, payable monthly, and $1,000 per meeting attended, as well as reasonable expenses incurred in attending such meetings.

Non-Employee Director Stock Option Plan:

    Since March 1997, each non-employee Director has received every quarter an option to purchase up to 40,000 shares of Common Stock, with the options vesting on the 15th day of the month preceding the following quarter, under the provisions of the 1996 Non-Employee Directors' Stock Option Plan as amended (the "1996 Stock Option Plan"). On March 25, 1999, the Company and the recipients of options awarded under the 1996 Stock Option Plan (the "Participating Directors") agreed to cancel all of the options outstanding that had been awarded under the 1996 Stock Option Plan and any other options that had been awarded to the Participating Directors. A total of 1,250,000 options were cancelled. The Company simultaneously awarded new options to the Participating Directors at a ratio of 1.3 options for each option cancelled. Both the cancelled and newly issued options were priced at the fair market value of the Company's Common Stock at the time of issue and both were exercisable for five years from award. Of the 1,625,050 options newly awarded, 300,000 options were awarded pursuant to the terms of the 1996 Stock Option Plan and 1,325,050 pursuant to the terms of the 1998 Stock Option, Deferred Stock and Restricted Stock Plan (the "1998 Stock Option Plan").

     The quarterly option grants to non-employee Directors described above will continue to be awarded in 1999. None of the shares underlying any of the Company's stock option plans have been registered with the Commission except as provided for herein. Furthermore, many of the cancelled options described above, as well as certain other options still outstanding, were not granted pursuant to a written plan. See "Management -- Stock Incentive Plans for Employees, Directors and Consultants - 1996 Stock Option Plan."

     No family relationships exist between any of the Directors or executive officers of the Company, Skysite Communications Corporation, or International Satellite Group, Inc. ("INSAT"), or any other subsidiary.

EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS

     In December 1998, the Company entered into an employment agreement with the Mr. Wussler, the President and Chief Executive Officer of the Company. The term of the agreement was five years starting on June 1, 1998. In addition to an annual salary and bonus starting at $325,000, subject to increases each year, the agreement provides for the granting of 200,000 options annually at a price of $2.00 per share and additional options upon the achievement of certain performance measures. Pursuant to the agreement, the Company will advance $150,000 to Mr. Wussler to be used to exercise options to purchase common stock held by him at December 31, 1998. The Company cannot terminate Mr. Wussler without cause except in the event of a change in control of the Company, in which case Mr. Wussler is to continue to receive all compensation through May 1, 2003.

     The Company does not have employment contracts with any of its other Named Executive Officers.

STOCK INCENTIVE PLANS FOR EMPLOYEES, DIRECTORS AND CONSULTANTS

     The Company has adopted three stock option plans, two of which, the 1996 Stock Option Plan and the 1998 Stock Option Plan, were adopted to provide a means of performance-based compensation in an effort to attract and retain qualified personnel. The Company can grant no further options pursuant to the terms of its third stock option plan -- the 1995 Stock Option Plan.

     1996 Stock Option Plan

     Effective May 1996, the Board of Directors adopted the 1996 Stock Option Plan. The 1996 Stock Option Plan provides for the grant of stock options to the non-employee Directors of the Company. The terms of the 1996 Stock Option Plan provide that the exercise price of any options granted shall be no less than the fair market value of the Common Stock at the time of grant. The exercise period for any options granted under the 1996 Stock Option Plan is five years.

     The 1996 Stock Option Plan authorizes the grant of options to purchase 300,000 shares of Common Stock and as of December 28, 1998, 300,000 shares underlying the outstanding options were available for issue upon the exercise of such options. Subject to anti-dilution provisions for a stock split, stock dividend, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company, sale by the Company of all or a substantial portion of its assets, reorganization, rights offering, a partial or complete liquidation, or any other similar corporate transaction, the Board of Directors may adjust the number of shares available for grant under the 1996 Stock Option Plan, the number of shares underlying outstanding options, the exercise price of outstanding options and any other characteristics the Board of Directors deems necessary or appropriate. In the event of a change in control, as defined in the 1996 Stock Option Plan, any options not currently exercisable will become exercisable immediately upon the occurrence of an event constituting a change in control. Unless previously terminated by the Board of Directors, no options may be granted under the 1996 Stock Option Plan after December 31, 2000.

     The exercise price of any option granted under the 1996 Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company's Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by the delivery of cash or the extension of credit by a broker-dealer, (iv) by the delivery of a note executed by the optionholder, (v) by requesting that the Company withhold whole shares of Common Stock then issuable upon exercise of any option, (vi) by certifying ownership of shares to the Board of Directors for later delivery, or (vii) by any combination of the foregoing.

     The Board of Directors may from time to time revise or amend the 1996 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding Award without such participant's consent.

The Company has granted options to purchase 300,000 shares of Common Stock at a per share exercise price $0.58 per share, the fair market value of the stock on the date of grant as determined by the Company, vesting on the date of grant under the 1996 Stock Option Plan. See "Management--Directors' Compensation," for a discussion of non-employee directors' option grants and of certain grants and cancellations subsequent to December 31, 1998.


     1998 Stock Option Plan

     Effective January 1998, the Board of Directors adopted, subject to the approval of the Stockholders, the 1998 Stock Option Plan, which provides for the grant of qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock options not so qualified ("NQSOs"), deferred stock, restricted stock, stock appreciation rights ("SARs") and limited stock appreciation rights awards ("LSARs," and together with ISOs, NQSOs, deferred stock, restricted stock and SARs, "Awards"). The 1998 Stock Option Plan is proposed to be approved by the Stockholders. The purpose of the 1998 Stock Option Plan is to enable the Company and its subsidiaries to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry, and to provide incentives to such personnel and other important persons that are linked directly to increases in shareholder value, and will therefore inure to the benefit of all shareholders of the Company.

     Under the 1998 Stock Option Plan a maximum of 6,000,000 shares of the Company's Common Stock have been authorized for the granting of Awards, subject to adjustment upon certain corporate transactions, stock splits, or other events affecting the Company's Common Stock. If an option granted under the 1998 Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or such Award will again become available for the issuance of further Awards under the 1998 Stock Option Plan.

     The 1998 Stock Option Plan permits the Administrator to grant to eligible employees stock options and/or SARs that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code. Section 162(m) of the Code limits the deductibility of compensation paid to the Company's Chief Executive Officer and to each of the next four most highly paid officers unless that compensation is "performance based." Shareholder approval of the 1998 Stock Option Plan is necessary in order for compensation under the 1998 Stock Option Plan to be deemed "performance based."

     The following summary description of the 1998 Stock Option Plan is qualified in its entirety by the full text of the 1998 Stock Option Plan, copies of which may be obtained by the Stockholders upon request to the Office of the Secretary of the Company.

Administration. The 1998 Stock Option Plan is administered by a committee of
--------------
directors, who qualify as Non-Employee Directors as defined in Rule 16b-3 promulgated by the Commission, appointed by the Board of Directors or by the full Board of Directors (the "Administrator"). The Administrator is authorized to interpret and administer the 1998 Stock Option Plan and to act in selecting from among the eligible participants the directors, employees, consultants and advisors to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such person and the terms and conditions of such Awards. In the event that option or SAR grants are intended to qualify as performance-based compensation, as described above, the Administrator must be a committee comprised solely of at least two directors who qualify as "outside directors" under Section 162(m) of the Code, or the full unanimous Board of Directors. The Board of Directors may from time to time revise or amend the 1998 Stock Option Plan and any outstanding Awards, and may suspend or discontinue the 1998 Stock Option Plan at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding Award without such participant's consent or may, without shareholder approval, increase the number of shares subject to the 1998 Stock Option Plan, modify the employees or class of employees to participate under the 1998 Stock Option Plan, or extend the maximum option term under the 1998 Stock Option Plan.

Eligibility. Officers and other key employees, directors, consultants and
-----------
advisors of the Company, or a subsidiary or affiliate who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company, would be eligible to receive NQSOs, deferred stock, restricted stock, SARs and LSARs. Officers and other key employees of the Company or a subsidiary or affiliate, including any director who is an employee would be eligible to receive ISOs.

Awards. Under the 1998 Stock Option Plan, eligible participants may be awarded
------
stock options and/or SARs. Stock options may be either ISOs or NQSOs. Unless otherwise determined by the Administrator, the per share price at which an option or a SAR could be exercised would be at least equal to the fair market value of a share of Common Stock (or 110% of fair market value for certain ISOs) on the date of grant of the Award.

     A SAR would entitle the recipient to receive a payment equal to the excess of the fair market value of the shares of Common Stock covered by the SAR on the date of exercise over the exercise price of the SAR. Such payment could be in cash, in shares of Common Stock, or in any combination thereof, as the Administrator may determine. A SAR could be awarded in tandem with options or separately. Stock options and SARs would be exercisable over a period to be designated by the Administrator, but not more than ten years (or five years for certain ISOs) after the date of the Award. All ISOs awarded under the 1998 Stock Option Plan would be non-transferable other than by will or by operation of the laws of descent and distribution. The total number of shares of the Company's Common Stock that would be available for option grants under the 1998 Stock Option Plan is 6,000,000 shares (subject to adjustments as described above), and no more than 4,000,000 shares could be made subject to options and SARs granted to any one employee over the life of the plan.

     Under the 1998 Stock Option Plan, the Company may make loans available to stock option plan holders, subject to the Administrator's approval, in connection with the exercise of stock options granted under the 1998 Stock Option Plan. If shares of Common Stock are pledged as collateral for such indebtedness, such shares may be returned to the Company in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Awards under the 1998 Stock Option Plan.

     The exercise price of any option granted under the 1998 Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company's Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, restricted stock subject to an Award under the 1998 Stock Option Plan, (iii) by cancellation of indebtedness owed by the Company to the optionholder, (iv) by a full recourse promissory note executed by the optionholder, (v) by requesting that the Company withhold whole shares of Common Stock then issuable upon exercise of any option, (vi) by arrangement with a broker which is acceptable to the Administrator, or (vii) by any combination of the foregoing. The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable Internal Revenue Service or Commission regulations or other relevant pronouncements.

     Eligible participants also may be awarded LSARs under the 1998 Stock Option Plan. A LSAR is an Award granted in tandem with either an option or a SAR which may only be exercised within the 30-day period following a Change in Control, as defined in the 1998 Stock Option Plan, and only to the extent the related option or SAR, is exercisable. A LSAR permits the holder of an option or a SAR, as applicable, to receive a cash payment equal to the difference between the Change of Control Price, as defined in the 1998 Stock Option Plan, and the exercise price of the option or SAR, as applicable. The exercise of a LSAR is in lieu of the exercise of the related option or SAR. The terms of LSARs, subject to the terms of the 1998 Stock Option Plan, will be determined by the Administrator at the time of grant.

     The 1998 Stock Option Plan authorizes the award of restricted stock and deferred stock to eligible participants. Such restricted stock and deferred stock shall be subject to such restrictions, as the Administrator may determine. Except as otherwise determined by the Administrator, upon a termination of a restricted or deferred stock holder's employment by the Company for any reason during the applicable restricted period, all shares of restricted stock and all shares of deferred stock still subject to restriction shall be forfeited to the Company, and the participant shall only receive the amount, if any, paid by the participant for such restricted stock and deferred stock, plus simple interest on such amount at the rate of 8% per year. The Administrator may waive any or all remaining restrictions with respect to such restricted stock or deferred stock in its sole discretion, including but not limited to, upon the attainment of certain performance goals, the participant's termination, death or disability, or a Change of Control.

Change of Control. Upon a Change of Control, unless otherwise determined by the
------------------
Administrator or the Board of Directors prior the occurrence of such change, (i) any SARs outstanding for at least six months and any outstanding options under the 1998 Stock Option Plan shall become immediately vested and exercisable, (ii) the restrictions applicable to any restricted stock or deferred stock awards shall lapse and such shares shall be fully vested, (iii) any indebtedness incurred in connection with the exercise of an option shall be forgiven and (iv) at the discretion of the Administrator, all outstanding Awards shall be cashed out at the Change of Control Price.

Term. The 1998 Stock Option Plan is, subject to the approval of the
----
Stockholders, effective as of January 1, 1998, and will remain in full force and effect until the earlier of December 31, 2008 or the date it is terminated by the Board of Directors.

Federal Tax Treatment. Under the present federal tax laws, the federal income
---------------------
tax treatment of Awards under the 1998 Stock Option Plan would be as follows:

     An employee would recognize no taxable income and the Company would not be entitled to a deduction when an ISO is awarded or exercised. (However, the exercise of an ISO (if the holding period rules described below were satisfied) would give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.) If an employee were to sell Common Stock acquired upon exercise, after complying with requisite holding periods, any gain or loss realized upon such sale would be long-term capital gain or loss. The Company would not be entitled to take a deduction as a result of any such sale. If the employee disposes of such Common Stock before complying with requisite holding periods, the employee generally will recognize ordinary income equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, and the Company will be entitled to a corresponding income tax deduction. Any excess of the amount realized upon such a disqualifying disposition over the fair market value at exercise would generally be long-term or short-term capital gain depending on the holding period involved. Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise. Also, notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

     An option holder would recognize no taxable income and the Company would not be entitled to an income tax deduction if a NQSO were awarded. Upon exercise of a NQSO, the holder generally would realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock over the exercise price, and, provided that the applicable conditions of Section 162(m) of the Internal Revenue Code are met, the Company would be entitled to a corresponding income tax deduction. Upon sale of the Common Stock acquired, the holder would realize short-term or long-term capital gain or loss, depending upon whether the stock had been held for more than one year, equal to the difference between the sale price of the Common Stock and the fair market value of the Common Stock on the date that the holder recognizes income with respect to the option exercise. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

     The employee, director, consultant or advisor would recognize no taxable income and the Company would not be entitled to an income tax deduction if a SAR or LSAR were awarded. Upon exercise of a SAR or LSAR, the holder generally would realize ordinary income in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price under the SAR or LSAR, and, provided any applicable conditions of Section 162(m) of the Internal Revenue Code were met, the Company would be entitled to a corresponding income tax deduction.

     Unless a holder of restricted stock makes an "83(b) election" (as discussed below), there generally would be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable. Generally, upon the lapse of the restrictions, the holder would recognize ordinary income, and the Company would be entitled to a deduction, equal to the difference between the fair market value of the stock at such time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally would be treated as long-term or short-term capital gain or loss, depending on the length of time the shares were held prior to disposition of such shares. In general terms, if a holder were to make an 83(b) election (under Section 83(b) of the Code) upon the award of restricted stock, the holder would recognize ordinary income on the date of the award of restricted stock, and the Company would be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If an 83(b) election were made, there would generally be no tax consequences to the holder upon the lapse of the restrictions, and all subsequent appreciation in the restricted stock would generally be eligible for capital gains treatment.

     The deferred stock has been designed with the intention that there would generally be no tax consequences as a result of the grant of a share of deferred stock until payment is made with respect to such deferred stock. Generally, when payment is made (and, it intended, not until such time), the holder of deferred stock would recognize ordinary income, and the Company would be entitled to a deduction, equal to the fair market value of the Common Stock and cash, as applicable, received upon payment.

     Additional special tax rules may apply to those Award holders who are subject to the rules set forth in Section 16 of the Securities Exchange Act.

     The foregoing tax discussion is a general description of certain expected federal income tax results under current law, and all affected individuals should consult their own advisors if they wish any further details or have special questions.

     1995 Stock Option Plan

     In 1995, the Company adopted a stock option plan which permitted the grant of options to purchase up to 2,400,000 shares of the Company's common stock pursuant to Rule 701 of the Securities Act (the "1995 Stock Option Plan"). Rule 701 exempts the sale of securities pursuant to the exercise of stock options for those companies that are not required to make reports pursuant to Section 13 or 15(d) of the Exchange Act, if certain other conditions and restrictions are satisfied. Because the Company is required to file reports pursuant to Section 13 of the Exchange Act, the Company can no longer grant options pursuant to this Plan. The Company has granted options to purchase 895,200 shares pursuant to the 1995 Stock Option Plan, of which 200,000 shares have been issued and 695,200 are available for issue upon the exercise of such options. All grants made pursuant to the 1995 Stock Option Plan were made at a per share exercise price of approximately $0.63.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The table below is based on information obtained from the persons named below with respect to the shares of Common Stock beneficially owned, as of March 31, 1999 (except as noted below), by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and directors of the Company as a group.


                                                 NUMBER OF
                                                  SHARES         PERCENTAGE OF
                                               BENEFICIALLY      BENEFICIALLY
 NAME OF BENEFICIAL OWNER(1) (5) (6)             OWNED(2)          OWNED(3)
 -----------------------------------------------------------------------------
Robert Wussler                                      344,500                1.6
Charles Maynard                                     120,000                  *
Philip Kernan (4)                                   108,000                  *
Thomas Glenndahl                                    448,550                2.1
Lawrence Siegel                                     416,000                2.0
A. Frans Heideman                                   208,000                1.0
Henrikas Iouchkiavitchious                          208,000                1.0
All directors and executive officers as a
 group (9 persons)                                1,745,050                7.8

____________
* Less than one percent.

(1) To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has or will have sole voting and investment power with respect to the shares of Common Stock set forth opposite such person's name. Each of such persons may be reached through the Company at 2 Wisconsin Circle, Chevy Chase, Maryland 20815.

(2) For each of such persons, represents currently vested but unexercised options to purchase Common Stock.

(3) The percentage of beneficial ownership is calculated using 20,767,966 shares of Common Stock which were outstanding on March 31, 1999. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable within 60 days of March 31, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other person.

(4) Mr. Kernan served as an officer of the Company's INSAT subsidiary through December 31, 1998. Mr. Kernans' shares beneficially owned are therefore not included in the listing of shares owned by all directors and executive officers as a group.

(5) In connection with two private offerings of the Company's Series A Preferred Stock, the Company's placement agent, Wincap, Ltd., an International Business Company incorporated in the Bahamas ("Wincap"), received the right to acquire 2,380,000 shares of Common Stock. On March 19, 1999, Wincap exercised such right and directed the Company to issue Wincap 840,000 shares of Common Stock and to issue the remaining 1,540,000 shares to each of eight sub-agents. Each of Wincap and the eight sub-agents has separately advised the Company that it disclaims beneficial ownership with respect to any securities not actually issued to it.

(6) As of April 30, 1999, Irving Goldstein and Thomas Wheeler did not beneficially own any shares of the Company's Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its understanding of the Section 16(a) filing requirements and the absence of forms furnished to the Company, the Company believes that during fiscal 1998 the following individuals failed to meet the Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners by not timely filing a Form 3, Initial Statement of Beneficial Ownership of Securities and/or a Form 4, Statement of Changes of Beneficial Ownership of Securities and/or a Form 5, Annual Statement of Beneficial Ownership of Securities: Mr. Glenndahl, Hugh Jencks, Jerome Greenberg, Mr. Wussler, Mr. Siegel, Mr. Maynard, Mr. Kernan, Mr. Kopf, Mr. Ives, Mr. Heideman, and Mr. Iouchkiavitchious.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL

     Jerome Greenberg

     On June 20, 1997, Jerome Greenberg agreed to contribute to the Company's treasury 5,902,200 shares of Common Stock that he beneficially owned in exchange for $10 and an agreement by the Company to use 6% of the funds raised from the sale of its Series A Preferred Stock to repay outstanding notes payable owed to Mr. Greenberg. As a result of this contribution, Mr. Greenberg retained 655,800 shares (plus options to purchase an aggregate of 100,000 shares of Common Stock). The Company entered into a settlement agreement with Mr. Greenberg on August 24, 1998 whereby the Company agreed to grant 200,000 shares of Common Stock to Mr. Greenberg and to pay him an aggregate of $750,000 in three equal installments on September 1, 1998 and January 5 and February 28, 1999 as payment in full for the Company's outstanding obligation. As of January 31, 1999, the Company has only paid the first installment which was due on September 1, 1998.

     Robert Wussler

     In March 1997, the Board of Directors agreed to pay Robert Wussler a consulting fee of $8,000 per month. This consulting fee arrangement was discontinued when Mr. Wussler was appointed President and Chief Executive Officer of the Company in July 1998. In December, 1998, the Board of Directors approved an employment agreement between the Company and Mr. Wussler. See "Management--Employment Agreements with Executive Officers," for a description of that agreement.

                             SELLING SHAREHOLDERS*

     The following table sets forth certain information regarding beneficial ownership of certain of the Company's securities (the "Securities") as of April 30, 1999. The Securities are being registered to permit public secondary trading of such Securities, and each of the selling stockholders of the Company (the "Selling Stockholders") may offer the Securities for resale from time to time. See "Plan of Distribution." Upon completion of the offering and assuming the sale by a Selling Stockholder of all of its Securities available for sale under this Prospectus, such Selling Stockholder shall not own more than 1% of such outstanding Securities of the Company.

                  SECURITIES HELD BY THE SELLING STOCKHOLDERS
                  -------------------------------------------

                                            BEFORE THE OFFERING                                            AFTER THE OFFERING (5)
                    -------------------------------------------------------------------                  --------------------------

NAME OF                Number of           Number of          Number of                                     Number of   Number of
BENEFICIAL             Shares of           Series B           Series C      Number of    Securities Being   Shares of   Series B
OWNER                Common Stock       Preferred Stock       Preferred    Warrants or     Offered (4)        Common    Preferred
                         (1)                  (2)              Stock         Options                          Stock      Stock
                                                                (3)
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Holden
Holdings
LTD.                   279,762                250                 0           41,667            --             0             0
----------------------------------------------------------------------------------------------------------------------------------
Thomson
Kernaghan &
Co. Ltd                839,286                750                 0          125,000            --             0             0
----------------------------------------------------------------------------------------------------------------------------------
Austost
Ansalt
Schaan                 559,523                500                 0           83,333            --             0             0
----------------------------------------------------------------------------------------------------------------------------------
Balmore
Funds S.A.             559,523                500                 0           83,333            --             0             0
----------------------------------------------------------------------------------------------------------------------------------
Dominion
Capital Fund           223,809                200                 0           33,333            --             0             0
----------------------------------------------------------------------------------------------------------------------------------
Sovereign
Partners LP            223,809                200                 0           33,333            --             0             0
----------------------------------------------------------------------------------------------------------------------------------
Canadian
Advantage LP           111,905                100                 0           16,667            --             0             0
----------------------------------------------------------------------------------------------------------------------------------
Atlantis
Capital
Fund, Ltd.             111,905                100                 0           16,667            --             0             0
----------------------------------------------------------------------------------------------------------------------------------
Sandro
Grimaldi               223,809                200                 0           33,333            --             0             0
----------------------------------------------------------------------------------------------------------------------------------
GBS Equity
Fund                   223,809                200                 0           33,333            --             0             0
----------------------------------------------------------------------------------------------------------------------------------
WS
Marketing
and
Financial
Services               250,000                  0                 0          250,000            --             0            --
----------------------------------------------------------------------------------------------------------------------------------
J. P. Carey
Securities             250,000                  0                 0          250,000            --             0            --
----------------------------------------------------------------------------------------------------------------------------------
RBB Bank             2,115,714                  0         2,000,000          330,000            --             0            --
----------------------------------------------------------------------------------------------------------------------------------
Mohammed
Khalifa              1,057,857                  0         1,000,000          165,000            --             0            --
----------------------------------------------------------------------------------------------------------------------------------
Cache
Capital L.P.           195,238                  0           200,000           16,667            --             0            --
----------------------------------------------------------------------------------------------------------------------------------
Richard De
Braux                  100,000                  0                 0          100,000            --             0            --
----------------------------------------------------------------------------------------------------------------------------------
Thomas
Glenndahl              448,550                  0                 0          190,197            --             0            --
----------------------------------------------------------------------------------------------------------------------------------
A. Frans
Heideman               208,000                  0                 0          208,000            --             0            --
----------------------------------------------------------------------------------------------------------------------------------
Lawrence
Siegel                 416,000                  0                 0          416,000            --             0            --
----------------------------------------------------------------------------------------------------------------------------------
Robert
Wussler                344,500                  0                 0          344,500            --             0            --
----------------------------------------------------------------------------------------------------------------------------------
Henrikas
Iouchkiavitchious      208,000                  0                 0          208,000            --             0            --
----------------------------------------------------------------------------------------------------------------------------------


                                         AFTER THE OFFERING (5)
                              -------------------------------------------------

NAME OF                              Number of
BENEFICIAL                           Series C               Number Of
OWNER                             Preferred Stock      Warrants Or Options
-------------------------------------------------------------------------------
Holden
Holdings
LTD.                                    -                    0
-------------------------------------------------------------------------------
Thomson
Kernaghan &
Co. Ltd                                 -                    0
-------------------------------------------------------------------------------
Austost
Ansalt
Schaan                                  -                    0
-------------------------------------------------------------------------------
Balmore
Funds S.A.                              -                    0
-------------------------------------------------------------------------------
Dominion
Capital Fund                            -                    0
-------------------------------------------------------------------------------
Sovereign
Partners LP                             -                    0
-------------------------------------------------------------------------------
Canadian
Advantage LP                            -                    0
-------------------------------------------------------------------------------
Atlantis
Capital
Fund, Ltd.                              -                    0
-------------------------------------------------------------------------------
Sandro
Grimaldi                                -                    0
-------------------------------------------------------------------------------
GBS Equity
Fund                                    -                    0
-------------------------------------------------------------------------------
WS
Marketing
and
Financial
Services                                -                    0
-------------------------------------------------------------------------------
J. P. Carey
Securities                              -                    0
-------------------------------------------------------------------------------
RBB Bank                                0                    0
-------------------------------------------------------------------------------
Mohammed
Khalifa                                 0                    0
-------------------------------------------------------------------------------
Cache
Capital L.P.                            0                    0
-------------------------------------------------------------------------------
Richard De
Braux                                   -                    0
-------------------------------------------------------------------------------
Thomas
Glenndahl                               -                    0
-------------------------------------------------------------------------------
A. Frans
Heideman                                -                    0
-------------------------------------------------------------------------------
Lawrence
Siegel                                  -                    0
-------------------------------------------------------------------------------
Robert
Wussler                                 -                    0
-------------------------------------------------------------------------------
Henrikas
Iouchkiavitchious                       -                    0
-------------------------------------------------------------------------------

  * Information concerning the Selling Solders may change from time to time; any changes of which the Company is advised will be set forth in a
                 Prospectus Supplement to the extent required.

_______________________

(1) Includes shares of Common Stock issuable upon conversion of the preferred stock, exercise of the warrants and/or options beneficially owned by the relevant Selling Shareholder.

(2) The number of common shares beneficially owned upon conversion of Series B Preferred Stock, at the current conversion price of approximately $1.05, is reflected in "Number of Shares of Common Stock Before the Offering."

(3) The number of common shares beneficially owned upon conversion of Series C Preferred Stock, at the current conversion price of approximately $1.12, is reflected in "Number of Shares of Common Stock Before the Offering."

(4) All Securities listed in this table will be offered unless otherwise indicated.

(5) Assumes the sale by the Selling Stockholders of all of the Securities available for sale under this Prospectus.


     Except as noted below, none of the Selling Stockholders has had a material relationship with the Company or any of its affiliates within the past three years other than as a result of the ownership of the Securities or as a result of entering into agreements (the "Subscription Agreements") in connection with the Company's private equity placements between April 1998 and January 1999, pursuant to which the Selling Stockholders acquired the Series B Preferred Stock, Series C Preferred Stock, the Warrants, and Common Stock (upon any conversion of the Series B Preferred Stock or Series C Preferred Stock or exercise of the Warrants or Put Option associated with them). See "Management's Discussion and Analysis or Plan of Operation -- Liquidity and Capital Resources." In connection with such private equity placement, each of the Selling Stockholders has represented to the Company in writing that he, she or it is an accredited investor within the meaning of the Securities Act.

     The Selling Shareholders WS Marketing and Financial Services and J.P. Carey Securities performed services for the Company in the private placement of the Series B Preferred Stock and Series C Preferred Stock and received the Warrants and Common Stock (upon any exercise of the Warrants associated with the Series B Preferred Stock or Series C Preferred Stock) held by them as compensation therefore. See "Recent Sales of Unregistered Securities - Preferred Stock." The Selling Shareholders Robert Wussler, Thomas Glenndahl, Lawrence Siegel, A. Frans Heideman and Henrikas Iouchkiavitchious have served as Directors and/or Executive Officers of the Company and received the Options to purchase Common Stock (and Common Stock upon exercise of said Options) held by them as compensation for that service. See "Management - Directors and Executive Officers, -- Compensation of Executive Officers, -- Directors' Compensation." The Selling Shareholder Richard de Braux has served as a consultant to the Company and received the Options to purchase Common Stock held by him as compensation for that service.

     The Securities offered hereby by the Selling Stockholders have been acquired or will be acquired pursuant to the Subscription Agreements and/or upon exercise of the Warrants, the Options or Put Option. In accordance with the Subscription Agreements, the Company agreed to register the Securities sold in the private placement of the Series B Preferred Stock and the Series C Preferred Stock for resale by the Selling Stockholders to permit such resales from time to time in the market or in privately-negotiated transactions.

     The Company has agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration of the Securities.

                           DESCRIPTION OF SECURITIES

GENERAL

     The Company is authorized by its Articles of Incorporation, as amended, to issue 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), which Preferred Stock may be issued with such rights, designations and privileges as the Board of Directors may from time to time determine. As of the date hereof, there were 21,374,319 shares of Common Stock issued and outstanding and 2,399,866 shares of Preferred Stock outstanding.

     The following summary descriptions are, to the extent applicable, qualified in their entirety by reference to the Company's Articles of Incorporation, as amended.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

PREFERRED STOCK

     Series A Preferred Stock

     In December 1996 and again in August 1997, the Company offered and subsequently issued, through private offerings under Regulation S, 8 percent cumulative convertible preferred stock ("Series A Preferred Stock"), $0.01 par value per share. The Series A Preferred Stock is nonvoting. The Company issued 4,338,832 total shares of Series A Preferred Stock in the two offerings.

     Series A preferred stockholders have the right to convert each share into one share of common stock as follows: a) 25 percent of the shares 90 days following the date the shares were issued (the "Series A Initial Conversion Date") and b) 25 percent of the shares at the end of each of the three consecutive 90-day periods following the Series A Initial Conversion Date. The Company converted 637,500 shares of Series A Preferred Stock to an equal number of shares of common stock through December 31, 1998.

     Six months after the date of issuance of the Series A preferred shares, the Company has the option to require the preferred stockholder to convert each of such shares into one share of common stock. Upon such conversion, all of the warrants attached to such shares shall become fully exercisable.

     Each Series A preferred stockholder is entitled to receive quarterly dividends on the last day of March, June, September and December in an amount equal to 8 percent per annum of the stated value of the Series A Preferred stock.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (a "Liquidation"), the holders of the Series A Preferred Stock will be entitled to be paid, before any distribution or payment is made in respect of any other subordinate class of Preferred Stock or Common Stock as to distribution on liquidation, dissolution or winding up, an amount in cash equal to the aggregate stated value ($1.50 per share) of all shares outstanding plus all accrued but unpaid dividends.

     Series B Preferred Stock

     In April 1998, the Company created a Series B issue of Preferred Stock, which it offered in a Regulation D Private Placement. The Company offered and sold 3,000 shares of the 10,000,000 authorized shares of Preferred Stock at a purchase price of $1,000 per share. Each share has a stated value of $1,000 ("Series B Stated Value") and no par value ("Series B Preferred Stock"). The Series B Preferred Stock does not pay dividends and is nonvoting stock. Each share of Series B Preferred Stock is convertible into shares of the Company's common stock based upon a [Conversion Formula, as defined in the Offering Agreement].

     Each holder of Series B Preferred Stock has the right to convert their shares as follows: a) 50 percent of the shares on the effective date of registration ("Series B Conversion Date") at the Series B Conversion Price (lesser of (i) 25 percent [off of] the five-day average Closing Bid Price for the Company's common stock immediately before conversion or (ii) 100 percent of Closing Bid Price for the Company's common stock on the date of closing, but not less than $.50 per share of the Company's common stock) and b) 50 percent of the shares on the forty-fifth (45th) day after the effective date of registration at the Series B Conversion Price. The holder shall be entitled to an additional discount privilege equal to one percent (1%) per month, or fraction of a month, from the time of closing until the Series B Conversion Date for any conversion thirty (30) days after the Series B Conversion Date and one-half percent (.5%) per month or fraction of a month for any conversions thereafter ("Series B Additional Discount"). All shares outstanding on May 1, 2001 will be automatically converted into common stock in accordance with the Conversion Formula, at the Series B Conversion Price.

     The Company has the right, in its sole discretion, to redeem in whole or in part any shares of Series B Preferred Stock submitted for conversion. The redemption price per share of common stock after conversion of the Series B Preferred Stock shall be calculated as 133 percent of the face value plus any accrued Series B Additional Discount.

     In the event of a Liquidation, the holders of shares of the Series B Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock or upon any other series of Preferred Stock of the Company with a liquidation preference subordinate to the liquidation preference of the Series A Preferred Stock. The amount of the pay-out will be an amount per share equal to the Series B Stated Value.

     The Series B Preferred Stock subscription agreements contain a "put" provision for common stock which specifies that 75 days after the effective date of the registration of additional common shares to be used under this provision, the Company may sell common stock (the "Put Stock") to the Series B subscribers. The price of the Put Stock is determined by taking the lower of (1) 80 percent of the lowest closing bid price for the previous 20 trading days prior to funding or (2) 80 percent of the closing bid price on the day of funding. The minimum draw is $250,000 and the maximum draw is $750,000. If the price of the Company's common stock for the 20 trading days prior to the funding is less than $1.25 and the average trading volume is less than $300,000 per day for the previous 20 trading days, the Series B shareholders have the option not to fund the requested draw. These minimums increase as the amount of the funds requested by the Company increase from $250,000 to $750,000.

     Series C Preferred Stock

     In August 1998, the Company created a Series C issue of Preferred Stock. The Company offered 4,000 shares, however when the offering ended on September 1, 1998, the Company had issued 3,000 shares at a purchase price of $1,000. In a second offering ended February 28, 1999, an additional 200 shares were purchased at the same price. Each Share has a stated value of $1,000 ("Series C Stated Value") and no par value ("Series C Preferred Stock"). The Series C Preferred Stock does not pay dividends and is nonvoting stock.

     Fifty percent of each share of Series C Preferred Stock shall be convertible on the earlier of the effective date of registration of the Company's common stock ("Series C Conversion Date") or one-hundred and twenty
(120) days from the closing of the Series C Preferred Stock Offering. The remaining fifty percent shall be convertible on the earlier of the forty-fifth
(45th) day after the effective date of registration or one-hundred and sixty-five (165) from the closing of the Series C Preferred Stock Offering. The Series C Conversion Price shall be either the discounted price (twenty-five percent off of the five-day closing bid price) or $3.94, whichever is less. However, in no event shall the conversion price be less than $1.875 per share. In the event the stock is trading below $1.875, the floor price will be adjusted to the lowest closing bid price for the Company's common stock during such five-day period from which the holder shall be entitled to an additional discount. The holder shall be entitled to an additional discount privilege equal to one percent (1%) per month, or fraction of a month, from the time of closing until the Series C Conversion Date for any conversion thirty (30) days after the Series C Conversion Date and one-half percent (.5%) per month or fraction of a month for any conversions thereafter ("Series C Additional Discount"). All shares outstanding on June 1, 2001, will be automatically converted into Common Stock on such date in accordance with the Conversion Formula and the Series C Conversion Price then in effect.

     The Company shall have the right in its sole discretion, to redeem, prior to receipt of a notice of conversion from the holder in whole or in part any shares of Series C Preferred Stock. The redemption price per share of Series C Preferred Stock shall be the greater of (i) as 133 percent of the Series C Stated Value [plus any unpaid penalty should the Company not effect the date of registration 150 days from Closing] or (ii) the amount derived by multiplying the number of shares of Common Stock into which the Series C Preferred Shares could have been converted at the date of notice of conversion, by the closing asking price of the Common Stock as of the date of notice. The Company shall not have a redemption privilege if the common stock is trading above $3.50 per share unless the holder agrees in writing to allow the Company to redeem such shares.

     In the event of a Liquidation, the holders of shares of the Series C Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock or upon any other series of Preferred Stock of the Company with a liquidation preference subordinate to the liquidation preferences of the Series A and B Preferred Stock. The amount of the pay-out will be an amount per share equal to the Series C Stated Value.

WARRANTS

     In conjunction with the Series B offering, 500,000 warrants were issued to the Series B shareholders proportionate to each investor's number of shares purchased to the total shares offered. Each warrant entitles the holder to purchase shares of the Company's common stock at a price 110% of the closing bid price as of the closing of the Series B offering. The exercise price is $4.34. The exercise price and number of shares to be purchased may be adjusted from time to time based on computations included in the warrant agreement. Such warrants are exercisable for three years after closing of the Series B offering. Under the terms of the placement agent agreement related to the issuance of Series B preferred stock, the placement agent was issued warrants to purchase 250,000 shares of common stock at a price and under the conditions of the Series B preferred stock investors' warrants.

     In conjunction with the Series C offering, 511,667 warrants were issued to the Series C shareholders proportionate to each investor's number of shares purchased to the total shares offered. Each warrant entitles the holder to purchase shares of the Company's common stock at a price of $4.34. The exercise price and numbers of shares to be purchased may be adjusted from time to time based on computations included in the warrant agreement. Such warrants are exercisable for three years after closing of the Series C offering. Under the terms of the placement agent agreement related to the issuance of Series C preferred stock, the placement agent was issued warrants to purchase 250,000 shares of common stock at a price and under the conditions of the Series C preferred stock investors' warrants.


PUT OPTION

     The Series B preferred stock subscription agreements contain a "put" provision for common stock which allows the Company to raise an additional $3,000,000. The provision specifies that 75 days after the effective date of the registration of additional common shares to be used under this provision, the Company may from time to time sell common stock (the "put stock") to the Series B subscribers. The price of the put stock is determined by taking the lower of (1) 80% of the lowest closing bid price for the previous 20 trading days prior to funding or (2) 80% of the closing bid price on the day of funding. The Series B shareholders have the option not to fund any requested draw or some defined part thereof if the price of the Company's common stock for the 20 trading days prior to the funding is less than defined levels and the average trading volume is less than defined levels per day for the previous 20 trading days. The Series B shareholders may opt not to fund a requested draw in any amount if the price of the Company's common stock for the 20 trading days prior to that funding is less than $1.25 and the average trading volume is less than $300,000 per day for the previous 20 trading days . The amount that the Company can require to be funded by the Series B shareholders in a given draw increases from a minimum of $250,000 when the minimum levels stated above are met to $750,000 as higher price and trading volume criteria are met.

DIVIDENDS

     To date, the Company has not declared or paid any dividends on its Common Stock. The payment by the Company of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company's earnings, if any, its capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings for use in the Company's business operations.

TRANSFER AGENT

     The transfer agent for the Common Stock is Corporate Stock Transfer, Republic Plaza, 370 17/th/ Street, Denver, Colorado.

                             PLAN OF DISTRIBUTION

     All or a portion of the Securities offered hereby by the Selling Stockholders may be delivered and/or sold in transactions, or a series of transactions, from time to time on the over-the-counter market, on the OTC Bulletin Board, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time, at prices related to such prevailing prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders. The Selling Stockholders and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if they act as agent for the purchaser of such Securities, from such purchaser). Broker-dealers may agree with the Selling Stockholders to sell a specified number of Securities at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold Securities at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire Securities as principal may thereafter resell such Securities from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Securities commissions computed as described above. To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing
(a) the name of any such broker-dealers; (b) the number of Securities involved;
(c) the price at which such Securities are to be sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;
(e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented; and (f) other facts material to the transaction.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale of Securities may not simultaneously engage in market making activities with respect to the Securities of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of the Securities by the Selling Stockholders.

     The Selling Stockholders will pay all commissions and certain other expenses associated with the sale of the Securities by them. The Securities offered hereby are being registered pursuant to contractual obligations of the Company, and the Company has paid the expenses of the preparation of this Prospectus.

                                 LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for the Company by Dechert Price & Rhoads, New York, New York.

                                    EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1997 and 1998 and the related statements of operations and comprehensive loss, changes in stockholders' equity (deficit) and cash flows for the years then ended included in this Registration Statement, have been audited by Reznick Fedder & Silverman PC, independent accountants, as stated in their report appearing herein, and are included in reliance on the report of such firm given on their authority as experts in accounting and auditing.

     The statements of operations and comprehensive loss, changes in stockholders' equity (deficit) and cash flows for the year ended December 31, 1996 included in this Registration Statement, have been audited by Blackman Kallick Bartelstin, LLP independent accountants, and are included in reliance on the report of such firm, given on their authority as experts in accounting and auditing.

                   CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS

DECLINATION/RESIGNATION OF BLACKMAN KALLICK BARTELSTEIN, LLP.

     The Company's former independent public accountants, Blackman Kallick Bartelstein, LLP ("BKB"), declined to stand for re-election as the Company's auditors for the fiscal year ended December 31, 1997.

     The declination/resignation of BKB was effected by letter dated September 24, 1997.

     BKB's Report to the Company for the fiscal year ended December 31, 1996 was qualified with respect to the Company's ability to continue as a going concern. BKB's report stated that the Company's consolidated financial statements had been prepared assuming that it would continue as a going concern; that the Company continues to be a development stage enterprise and to date has not generated any revenues from product sales or positive cash flows from operations; that the ultimate success of the Company is dependent upon its ability to complete the development of its products and technology and to successfully introduce its products to the consumer marketplace; and that the Company must also be able to raise significant additional capital in debt or equity markets for both the introduction and development of products and also to sustain the day-to-day operations of the company. BKB concluded that these factors raised substantial doubt about the Company's ability to continue as a going concern.

     The decision to change accountants was not recommended or approved by the Company's Board of Directors or Audit Committee, although the Board understood that since the Company had moved its operations to California, it was not feasible to continue to have its books audited by a Chicago, Illinois based accounting firm and therefore understood that BKB would probably voluntarily resign or decline to stand for re-election as the Company's auditors.

     During the two most recent fiscal years, namely the fiscal years ended December 31, 1996, and December 31, 1997, and the subsequent interim periods preceding the decision of BKB to decline to stand for re-election as the Company's auditors, there were no disagreements with BKB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

ENGAGEMENT/RESIGNATION OF ARTHUR ANDERSEN

     On April 1, 1998, the Company engaged Arthur Andersen LLP as the Company's principal accountants to audit the Company's and its subsidiaries' consolidated financial statements for the fiscal year ended December 31, 1997. On September 30, 1998, the Company's auditors, Arthur Andersen LLP, resigned as the Company's independent accountants. The change in accountant is a result of Arthur Andersen LLP's resignation and was not recommended or approved by the Company's Board of Directors, nor was such approval required in order to give effect to the resignation.

     Arthur Andersen LLP was engaged to perform an audit of the Company's and its subsidiary's 1997 consolidated financial statements and had issued an unqualified report, dated September 1, 1998, on the consolidated financial statements of the Company and its subsidiary as of and for the year ended December 31, 1997. That report, however, was not released by the Company, and on September 30, 1998, Arthur Andersen LLP withdrew the report. Arthur Andersen LLP's resignation and withdrawal were not related to the consolidated financial statements. Further, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or reportable events during such periods or through the interim period ended September 30, 1998 (date of resignation).

     Arthur Andersen LLP has advised the Company that at the time of its resignation, it was preparing to issue a management letter with comments and suggestions for consideration related to the Company's internal controls. This letter was to contain a reference to material weaknesses in the Company's internal controls over financial reporting for the year ended December 31, 1997. However, Arthur Andersen LLP had expanded the scope of its audit to take account of the weaknesses in internal control so as to be able to issue an unqualified report and its resignation and withdrawal of the report were unrelated to the Company's financial reporting for the year ended December 31, 1997. Management of the Company believes that it has begun to address the issues during 1998 with the employment of qualified personnel in financial reporting positions.

     On September 17, 1998, the Company became aware that persons affiliated with WS Marketing and Financial Services, Inc., the placement agent used by the Company during its Series B and C stock offerings in 1998, are currently under Federal indictment concerning matters unrelated to the Placement Agent's relationship with the Company. See "Risk Factors--Indictment of Persons Associated with WS Marketing and Financial Services, Inc."

ENGAGEMENT OF REZNICK FEDDER & SILVERMAN

     The Company on October 15, 1998 engaged Reznick Fedder & Silverman P.C. to perform an audit of its consolidated financial statements for the fiscal year ended December 31, 1997. Prior to October 15, 1998, the Company had not consulted Reznick Fedder & Silverman P.C. regarding the application of accounting principles to a specified transaction where a written report or oral advice was provided to the Company that it considered an important factor in reaching a decision as to any accounting auditing or financial reporting issue. The Company subsequently engaged Reznick Fedder & Silverman P.C. to perform an audit of its consolidated financial statements for the fiscal year ended December 31, 1998.

                       U.S. DIGITAL COMMUNICATIONS, INC.


                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                              PAGE(S)
                                                                                              -------
Reports of Independent Auditors.............................................................   F-2

Balance Sheets as of December 31, 1997 and 1998.............................................   F-3

Consolidated Statements of Operations and Comprehensive Loss for the years ended
   December 31, 1996, 1997 and 1998.........................................................   F-5

Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the years ended
   December 31, 1996, 1997 and 1998.........................................................   F-7

Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998..   F-9

Notes to Consolidated Financial Statements..................................................   F-12

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
U.S. Digital Communications, Inc.

     We have audited the accompanying consolidated balance sheets of U.S. Digital Communications, Inc. and Subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity (deficit) and cash flows for the years then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of U.S. Digital Communications, Inc. for the year ended December 31, 1996 were audited by other auditors whose report, dated April 4, 1997, expressed an unqualified opinion on those statements.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Digital Communications, Inc. and Subsidiary as of December 31, 1997 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has suffered recurring losses from operations and its total liabilities exceed its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
March 1, 1999

                      U. S. Digital Communications, Inc.

                          CONSOLIDATED BALANCE SHEETS

                          December 31, 1997 and 1998


                                    ASSETS

                                                       1997         1998
                                                    -----------  -----------
CURRENT ASSETS
 Cash and cash equivalents                           $  545,790   $1,395,480
 Trade accounts receivable, net of allowance for
  uncollectible accounts of $19,000 and $13,330         209,073      187,223
 Inventory                                              107,967      795,117
 Notes receivable                                        25,000      100,000
 Prepaid expenses                                        17,436      204,048
                                                     ----------   ----------

  Total current assets                                  905,266    2,681,868

INVESTMENTS                                               9,750       20,312

PROPERTY AND EQUIPMENT, NET                             122,500      237,883

INTANGIBLE ASSETS, NET                                  981,327      771,039

OTHER NONCURRENT ASSETS                                  13,032      145,715
                                                     ----------   ----------

  Total assets                                       $2,031,875   $3,856,817
                                                     ==========   ==========

                                  (continued)

                      U. S. Digital Communications, Inc.

                          December 31, 1997 and 1998

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                 1997           1998
                                                                             -------------  -------------
CURRENT LIABILITIES
     Notes payable, current portion                                          $    329,458   $    314,835
     Accounts payable and accrued expenses                                      1,766,838      1,368,408
     Deferred revenue                                                             107,267         12,615
     Dividends payable                                                            135,931        584,077
     Stockholder loans, current portion                                           962,385        500,000
     Accrued interest on stockholder loans                                        147,623         66,707
     Minimum royalty obligation                                                   450,000        450,000
     Due to former officers and shareholders                                      528,426        511,100
                                                                             ------------   ------------

          Total current liabilities                                             4,427,928      3,807,742

NOTES PAYABLE AND STOCKHOLDERS LOANS, net of
     current portion                                                                1,617        600,000
                                                                             ------------   ------------
          Total liabilities                                                     4,429,545      4,407,742
                                                                             ------------   ------------
COMMITMENTS AND CONTINGENCIES                                                           -              -

STOCKHOLDERS' EQUITY (DEFICIT)
     Preferred stock - $.01 par, 10,000,000 shares authorized;
       2,882,232 and 3,707,332 issued and outstanding at December
       31, 1997 and 1998; liquidation preference of $6,147,261                     28,822         37,073
     Common stock - $.01 par, 50,000,000 shares authorized;
       22,298,000  issued and 16,395,800 outstanding at
       December 31, 1997; 22,732,500  issued and 16,830,000
       outstanding at December 31, 1998                                           222,980        227,325
     Additional paid-in capital                                                16,332,314     24,579,138
     Common stock warrants                                                      1,581,337      6,899,337
     Accumulated other comprehensive income (loss)                                (31,200)       (20,638)
     Treasury stock (5,902,200 shares of common stock at
       cost)                                                                          (10)           (10)
     Deferred compensation                                                        (19,648)             -
     Shares to be issued (including additional paid-in capital)                   389,583              -
     Shareholders' receivable                                                    (200,000)      (200,000)
     Accumulated deficit                                                      (20,701,848)   (32,073,150)
                                                                             ------------   ------------
          Total stockholders' equity (deficit)                                 (2,397,670)      (550,925)
                                                                             ------------   ------------
          Total liabilities and stockholders' equity (deficit)               $  2,031,875   $  3,856,817
                                                                             ============   ============

                 See notes to consolidated financial statements

                       U. S. Digital Communications, Inc.

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS



                  Years ended December 31, 1996, 1997 and 1998

                                                      1996           1997            1998
                                                  -------------  -------------  --------------
Sales
 Equipment                                        $               $   285,047    $    566,494
 Airtime services                                            -        201,595         613,428
                                                   -----------    -----------    ------------

   Total sales                                               -        486,642       1,179,922

Cost of goods sold                                                    412,767         954,365
                                                   -----------    -----------    ------------

   Gross profit                                              -         73,875         225,557
                                                   -----------    -----------    ------------

Operating expenses
 Sales and marketing                                         -        286,258       1,499,802
 Research and development                              955,570              -         397,869
 Minimum royalty expense                               900,000              -               -
 Fund-raising fees for failed offering                 118,237              -               -
 General and administrative                          2,985,039      2,975,782       5,245,277
 Stock option compensation                           2,927,083      1,252,657         528,690
                                                   -----------    -----------    ------------

   Total operating expenses                          7,885,929      4,514,697       7,671,638
                                                   -----------    -----------    ------------

Loss from operations                                (7,885,929)    (4,440,822)     (7,446,081)
                                                   -----------    -----------    ------------

Other income (expense)
 Interest expense                                      (47,618)      (183,593)       (148,905)
 Interest and other income                               7,385         23,280         339,460
 Loss on investments and disposal of equipment        (130,756)       (84,050)         (9,630)
                                                   -----------    -----------    ------------

   Total other income (expense), net                  (170,989)      (244,363)        180,925
                                                   -----------    -----------    ------------

Net loss                                            (8,056,918)    (4,685,185)     (7,265,156)

Dividends and beneficial conversion feature on
 preferred stock                                             -     (1,629,916)     (4,106,164)
                                                   -----------    -----------    ------------

Net loss available to common shareholders           (8,056,918)    (6,315,101)    (11,371,320)

Other comprehensive income (loss)                      345,313        (31,200)         10,562
                                                   -----------    -----------    ------------

Comprehensive loss available to common
 stockholders                                      $(7,711,605)   $(6,346,301)   $(11,360,758)
                                                   ===========    ===========    ============

Net loss per common share
 Basic                                                  $(0.37)        $(0.31)         $(0.69)
                                                   ===========    ===========    ============
 Diluted                                                $(0.37)        $(0.31)         $(0.69)
                                                   ===========    ===========    ============

 Weighted average shares of common
  stock outstanding                                 21,914,630     20,676,196      16,567,594
                                                   ===========    ===========    ============

                 See notes to consolidated financial statements

                      U.S . Digital Communications, Inc.

                     CONSOLIDATED STATEMENTS OF CHANGES IN
                        STOCKHOLDERS' EQUITY (DEFICIT)

             For the years ended December 31, 1997, 1996 and 1995

                                                                           Common stock
                                              Preferred stock                par value
                                             ----------------------   ----------------------   Additional paid
                                              Shares        Amount      Shares       Amount      -in capital
                                             ---------    ---------   ----------   ---------     -----------
Balance, December 31, 1995                           -    $       -   21,208,000   $ 212,080     $ 7,169,698
Net loss
Unrealized gain on securities
Sale of stock for cash                               -            -      920,000       9,200       1,290,800
Stock issuance costs                                 -            -            -           -      (2,805,000)
Options issued to placement agent                    -            -            -           -       2,800,000
Deferred compensation related to
grant of stock options                               -            -            -           -       6,640,625
Amortization of deferred compensation                -            -            -           -               -
                                             ---------    ---------   ----------   ---------     -----------
Balance, December 31, 1996                           -            -   22,128,000     221,280      15,096,123
Net loss
Unrealized loss on securities
Sale of stock and warrants for cash          2,882,232       28,822            -           -       2,696,785
Issuance of stock for noncash transactions           -            -      170,000       1,700         107,900
Stock issuance costs                                 -            -            -           -      (1,785,888)
Options issued to Placement Agent                    -            -            -           -       1,278,631
Deferred compensation related to
grant of stock options                               -            -            -           -         879,596
Cancellation of options                              -            -            -           -      (3,320,833)
Amortization of deferred compensation                -            -            -           -               -
Preferred dividends and beneficial
conversion feature                                   -            -            -           -       1,380,000
Repurchase of common stock                           -            -            -           -               -
Shareholders' receivable                             -            -            -           -               -
Shares to be issued (including
additional paid-in capital)                          -            -            -           -               -
                                             ---------    ---------   ----------   ---------     -----------

Balance, December 31, 1997                   2,882,232       28,822   22,298,000     222,980      16,332,314
Net loss
Unrealized gain on securities
Sale of stock and warrants for cash          1,462,600       14,626            -           -       2,885,274
Issuance of stock for noncash transactions           -            -      350,000       3,500         842,773
Stock issuance costs                                 -            -       50,000         500      (1,451,709)
Exercise of stock options                            -            -      505,000       5,050         263,700
Exercise of warrants                                 -            -      286,000       2,860       1,319,140
Cancellation of stock in connection with
legal settlements                                    -            -   (1,904,000)    (19,040)        345,163
Conversion of preferred stock to common
stock                                         (637,500)      (6,375)     637,500       6,375               -
Amortization of deferred compensation                -            -            -           -               -
Preferred dividends and beneficial
conversion feature                                   -            -            -           -       3,658,000
Common stock transferred to escrow                   -            -      510,000       5,100         384,483
                                             ---------    ---------   ----------   ---------     -----------
Balance, December 31, 1998                   3,707,332    $  37,073   22,732,500   $ 227,325     $24,579,138
                                             =========    =========   ==========   =========     ===========

                                  (continued)
                See notes to consolidated financial statements

                       U.S. Digital Communications, Inc.

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                             (DEFICIT) - CONTINUED

                 Years ended December 31, 1996, 1997 and 1998

                                                  Common stock         Treasury stock          Deferred      Shares to be
                                                                   ----------------------
                                                    warrants         Shares       Cost       Compensation       issued
                                                  -------------    ----------  ----------    ------------    ------------
Balance, December 31, 1995                        $           -             -  $        -    $          -    $          -
 Net loss
 Unrealized gain on securities
 Sale of stock for cash                                       -             -           -               -               -
 Stock issuance costs                                         -             -           -               -               -
 Options issued to placement agent                            -             -           -               -               -
 Deferred compensation related to
  grant of stock options                                      -             -           -      (6,640,625)              -
 Amortization of deferred compensation                        -             -           -       2,927,083               -
                                                  -------------    ----------  ----------    ------------    ------------

Balance, December 31, 1996                                    -             -           -      (3,713,542)              -
 Net loss
 Unrealized loss on securities
 Sale of stock and warrants for cash                  1,581,337             -           -               -               -
 Issuance of stock for noncash transactions                   -             -           -               -               -
 Stock issuance costs                                         -             -           -               -               -
 Options issued to Placement Agent                            -             -           -               -               -
 Deferred compensation related to
  grant of stock options                                      -             -           -        (879,596)              -
 Cancellation of options                                      -             -           -       3,320,833               -
 Amortization of deferred compensation                        -             -           -       1,252,657               -
 Preferred dividends and beneficial
  conversion feature                                          -             -           -               -               -
 Repurchase of common stock                                   -    (5,902,200)        (10)              -               -
 Shareholders' receivable                                     -             -           -               -               -
 Shares to be issued (including
  additional paid-in capital)                                 -             -           -               -         389,583
                                                  -------------    ----------  ----------    ------------    ------------

Balance, December 31, 1997                            1,581,337    (5,902,200)        (10)        (19,648)        389,583
 Net loss
 Unrealized gain on securities
 Sale of stock and warrants for cash                  5,285,000             -           -               -               -
 Issuance of stock for noncash transactions                   -             -           -               -               -
 Stock issuance costs                                   497,000             -           -               -               -
 Exercise of stock options                                    -             -           -               -               -
 Exercise of warrants                                  (464,000)            -           -               -               -
 Cancellation of stock in connection with
  legal settlements                                           -             -           -               -               -
 Conversion of preferred stock to common
  stock                                                       -             -           -               -               -
 Amortization of deferred compensation                        -             -           -          19,648               -
 Preferred dividends and beneficial
  conversion feature                                          -             -           -               -               -
 Common stock transferred to escrow                           -             -           -               -        (389,583)
                                                  -------------    ----------  ----------    ------------    ------------
Balance, December 31, 1998                        $   6,899,337    (5,902,200) $      (10)   $          -    $          -
                                                  =============    ==========  ==========    ============    ============

                                  (continued)

                See notes to consolidated financial statements

                       U.S. Digital Communications, Inc.

              CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
                         EQUITY (DEFICIT) - CONTINUED

                 Years ended December 31, 1996, 1997 and 1998

                                                              Accumulated
                                                               other com-                        Total
                                              Stockholders'    prehensive     Accumulated    stockholders'
                                                receivable    income (loss)     deficit          equity
                                              -------------   ------------   -------------   --------------
Balance, December 31, 1995                     $           -    $  (345,313)   $ (6,329,829)    $   706,636

 Net loss                                                                 -      (8,056,918)     (8,056,918)
 Unrealized gain on securities                                      345,313               -         345,313
 Sale of stock for cash                                    -              -               -       1,300,000
 Stock issuance costs                                      -              -               -      (2,805,000)
 Options issued to placement agent                         -              -               -       2,800,000
 Deferred compensation related to
 grant of stock options                                    -              -               -               -
 Amortization of deferred compensation                     -              -               -       2,927,083
                                               -------------   ------------    ------------     -----------

Balance, December 31, 1996                                 -              -     (14,386,747)     (2,782,886)
 Net loss                                                                 -      (4,685,185)     (4,685,185)
 Unrealized loss on securities                                      (31,200)              -         (31,200)
 Sale of stock and warrants for cash                       -              -               -       4,306,944
 Issuance of stock for noncash transactions                -              -               -         109,600
 Stock issuance costs                                      -              -               -      (1,785,888)
 Options issued to Placement Agent                         -              -               -       1,278,631
 Deferred compensation related to
  grant of stock options                                   -              -               -               -
 Cancellation of options                                   -              -               -               -
 Amortization of deferred compensation                     -              -               -       1,252,657
 Preferred dividends and beneficial
  conversion feature                                       -              -      (1,629,916)       (249,916)
 Repurchase of common stock                                -              -               -             (10)
 Shareholders' receivable                           (200,000)             -               -        (200,000)
 Shares to be issued (including
  additional paid-in capital)                              -              -               -         389,583
                                               -------------   ------------    ------------     -----------

Balance, December 31, 1997                          (200,000)       (31,200)    (20,701,848)     (2,397,670)
 Net loss                                                  -              -      (7,265,156)     (7,265,156)
 Unrealized gain on securities                                       10,562               -          10,562
 Sale of stock and warrants for cash                       -              -               -       8,184,900
 Issuance of stock for noncash transactions                -              -               -         846,273
 Stock issuance costs                                      -              -               -        (954,209)
 Exercise of stock options                                 -              -               -         268,750
 Exercise of warrants                                      -              -               -         858,000
 Cancellation of stock in connection with
  legal settlements                                        -              -               -         326,123
 Conversion of preferred stock to common
  stock                                                    -              -               -               -
 Amortization of deferred compensation                     -              -               -          19,648
 Preferred dividends and beneficial
  conversion feature                                       -              -      (4,106,146)       (448,146)
 Common stock transferred to escrow                        -              -               -               -
                                               -------------   ------------    ------------     -----------
Balance, December 31, 1998                     $    (200,000)   $   (20,638)   $(32,073,150)    $  (550,925)
                                               =============   ============    ============     ===========

                                  (continued)

                See notes to consolidated financial statements

                       U.S. Digital Communications, Inc.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 Years ended December 31, 1996, 1997 and 1998

                                                           1996           1997           1998
                                                       -------------  -------------  -------------
Cash flows from operating activities
     Net loss                                           $(8,056,918)   $(4,685,185)   $(7,265,156)
     Adjustments to reconcile net loss to net cash
     used in operating activities
      Depreciation and amortization                          41,256        195,065        254,814
      Stock option compensation                           2,927,083      1,252,657        528,690
      Loss on investments and disposal of equipment         130,756         84,050          9,630
      Reserve for advances to target companies                    -              -        615,536
      Changes in assets and liabilities
       Decrease (increase) in trade accounts
        receivable                                                -        (96,380)        21,850
       Decrease in other receivables                              -         20,000              -
       (Increase) decrease in inventory                           -         43,349       (687,150)
       Decrease (increase) in prepaid expenses               69,522         13,042       (186,612)
       Increase in other noncurrent assets                        -         (3,079)      (132,683)
       (Decrease) increase in accounts payable
        and accrued expenses                              1,260,270       (520,463)      (404,060)
       Decrease in deferred revenue                               -        (70,400)       (94,652)
       Increase in accrued interest on
        stockholder loans                                    25,659        109,603        113,257
       Increase in minimum royalty obligation               450,000              -              -
       Increase in due to former officers and
        shareholders                                        300,000        324,905              -
                                                        -----------    -----------    -----------

        Net cash used in operating activities            (2,852,372)    (3,332,836)    (7,226,536)
                                                        -----------    -----------    -----------

Cash flows from investing activities
     Purchase of investments                                      -       (125,000)             -
     Capital expenditures                                   (30,518)       (62,444)      (169,539)
     Advances to Skysite prior to acquisition                     -       (231,039)             -
     Patents and other expenditures                         (13,838)             -              -
     Advances to stockholders                              (116,478)             -              -
     Advances to target companies                                 -        (25,000)      (690,536)
                                                        -----------    -----------    -----------

        Net cash used in investing activities              (160,834)      (443,483)      (860,075)
                                                        -----------    -----------    -----------

                                  (continued)

                       U.S. Digital Communications, Inc.

                 Years ended December 31, 1996, 1997 and 1998

                                                   1996         1997          1998
                                                -----------  -----------  ------------
Cash flows from financing activities
 Borrowings from nonstockholders                $  100,000   $  300,000    $  600,000
 Borrowings from stockholders                      992,900      388,000             -
 Repayment of stockholder borrowings              (100,000)     (50,000)     (250,000)
 Principal payments under notes payable             (5,970)     (10,237)      (16,240)
 Proceeds to exercise future common
  stock warrants                                         -            -       245,100
 Proceeds from issuance of common
  stock                                          1,300,000            -             -
 Proceeds from issuance of preferred
  stock and warrants                                     -    4,306,944     8,184,900
 Purchase of treasury stock                              -          (10)            -
 Payment of dividends on preferred stock                 -     (113,985)            -
 Payment of stock issuance costs, net               (5,000)    (507,257)     (954,209)
 Proceeds from exercise of common
  stock options                                          -            -       268,750
 Proceeds from exercise of common
  stock warrants                                         -            -       858,000
                                                ----------   ----------    ----------

   Net cash provided by financing activities     2,281,930    4,313,455     8,936,301
                                                ----------   ----------    ----------

   NET INCREASE (DECREASE) IN
   CASH AND CASH EQUIVALENTS                      (731,276)     537,136       849,690

Cash and cash equivalents, beginning               739,930        8,654       545,790
                                                ----------   ----------    ----------

Cash and cash equivalents, end                  $    8,654   $  545,790    $1,395,480
                                                ==========   ==========    ==========

                                  (continued)

                       U.S. Digital Communications, Inc.

                 Years ended December 31, 1996, 1997 and 1998


                                                      1996       1997         1998
                                                     -------  -----------  -----------
Supplemental disclosures of cash transactions
  Cash paid for interest                              $7,772   $   70,619   $   35,648
                                                      ======   ==========   ==========

Supplemental disclosures of noncash transactions
 Beneficial conversion feature on preferred stock     $    -   $1,380,000   $3,658,000
                                                      ======   ==========   ==========

Acquisition of Skysite Communications Corporation
  Fair value of assets acquired                       $    -   $  420,622   $        -
  Liabilities assumed                                      -      935,914            -
                                                      ======   ==========   ==========

Satisfaction of note payable and accrued interest
 with issuance of common stock                        $    -   $  109,500   $  663,484
                                                      ======   ==========   ==========

Satisfaction of amounts due to former officers
 with issuance of common stock                        $    -   $        -   $  474,811
                                                      ======   ==========   ==========

Satisfaction of accrued interest on amounts due to
 former officers with issuance of common stock        $    -   $        -   $  193,674
                                                      ======   ==========   ==========

Common stock issued and transferred to escrow         $        $            $  389,583
                                                      ======   ==========   ==========

Unpaid accrued dividends payable on preferred stock   $        $  135,931   $  448,146
                                                      ======   ==========   ==========

                See notes to consolidated financial statements

                       U.S. Digital Communications, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1996, 1997 and 1998

NOTE A - ORGANIZATION

 Formation


 On November 28, 1995, Global Telephone and Communications, Inc. ("GTCI"), a Nevada corporation, and Visual Information Service Corporation ("Viscorp"), an Illinois corporation, entered into an agreement and plan of reorganization under which every share of Viscorp stock was exchanged for four shares of GTCI stock. This resulted in the stockholders of Viscorp obtaining voting control over GTCI. To the Company's knowledge, GTCI did not conduct any business prior to the reorganization. The reorganization was consummated because the stock of GTCI traded on the NASDAQ Bulletin Board and, therefore, provided the Company with a public presence. In conjunction with the transaction, GTCI changed its name to Viscorp. On October 24, 1997, Viscorp changed its name to U.S. Digital Communications, Inc.

 Operations


 U.S. Digital Communications, Inc. (the "Company"), a Nevada corporation, is a provider of satellite and wireless digital communications equipment and services to corporate and other consumers. The Company, through a wholly-owned subsidiary, markets satellite telephone products and services to provide solutions for the communications needs of companies with global operations or remote installations. Prior to its acquisition of this subsidiary, the Company was a development stage enterprise founded to develop various internet, modem, video data and telephone products and devices. In 1997, the Company discontinued development of these products.

 Acquisition of Skysite


 On June 20, 1997, the Company entered into an agreement and plan of reorganization (the "Agreement") with Skysite. Under the Agreement, the Company was to issue 750,000 shares of common stock to the shareholders of Skysite, as well as options to purchase an additional 500,000 shares of restricted common stock at an exercise price of $.40 per share.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE A - OPERATIONS (Continued)

 Acquisition of Skysite (Continued)


 The stock of Skysite was transferred to the Company on August 26, 1997. Subsequent to the acquisition, a dispute arose between the Company and the former President of Skysite related to the value of Skysite at the time of the acquisition. As a result of this dispute, the Company withheld the issuance of its shares. During 1998, the Company entered into an amended agreement with the shareholders of Skysite, except for the former President (who was originally allocated 240,000 shares). Under the terms of this amended agreement, the other shareholders' shares and options were placed in an escrow account in October 1998. The shareholders have all rights attributable to the escrowed stock, however, they have agreed that at such time when they elect to sell these shares, the first $200,000 of proceeds will be placed in escrow and paid to the Company, and the remaining shares and options will be released to the shareholders. The 240,000 shares due to the former President remain unissued, and the Company does not intend to issue such shares.

 On or about January 19, 1999, the former President filed a complaint against the Company alleging multiple claims, including breach of contract, breach of fair dealing, fraud, negligent misrepresentation, specific performance, conversion and trespass. On or about February 16, 1999, the former President filed an Amended Complaint in the above-referenced matter containing the same claims as those in the original Complaint. The claims arise out of the August 26, 1997 acquisition by the Company of all of the stock of Skysite, pursuant to the terms of the Agreement.

 The Company alleged that numerous misrepresentations were made in the Agreement. These defenses will be raised as a setoff to the former President's claim for stock and any damages related thereto. Given the early stages of the case, it is not possible to determine the likelihood of an unfavorable outcome on this matter. Therefore, the Company has not included an accrual for any possible loss in the accompanying financial statements.

 At the time of the acquisition, the Company also entered into an agreement with the former President of Skysite to issue options to purchase 146,961 shares of the Company's common stock, at an exercise price of $.40 per share, over the following 36 months in amounts to be determined by the company. The number of options granted to the former President of Skysite would be adjusted for any material breach of the agreement. In addition, the options to be granted were also based upon employment services, which were to be provided. No options have been granted to the former President since the Company believes the former President did breach the agreement, and no services were performed.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE A - OPERATIONS (Continued)

 Acquisition of Skysite (Continued)


 The Company recognized the Skysite acquisition as a purchase for accounting purposes. The Company valued the acquisition at the fair value of the consideration given plus the liabilities assumed. The consideration given included the 510,000 shares and 500,000 options placed in escrow, less the $200,000 to be received from escrow when these shares are sold. This $200,000 receivable has been recognized by the Company as a reduction of stockholders' equity. The shares and options have been recorded at management's estimate of fair value which reflects a discount due to the restricted nature of the shares. The following is the valuation at August 26, 1997, the closing date of the acquisition, of consideration given:

 510,000 shares of Company common stock                                  $   214,583
 500,000 options to purchase Company common stock                            175,000
 Due from Skysite shareholders                                              (200,000)
 Advances made from the Company to Skysite prior to acquisition              231,039
                                                                         -----------

                                                                             420,622

 Liabilities assumed                                                         935,914
                                                                         -----------

   Total purchase price                                                  $ 1,356,536
                                                                         ===========

 The Company allocated the purchase price based on the fair value of the assets acquired as follows:

 Current assets                                                    $   289,440
 Property and equipment                                                 11,474
 Other assets                                                            4,200
 Goodwill                                                            1,051,422
                                                                   -----------

                                                                   $ 1,356,536
                                                                   ===========

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE A - OPERATIONS (Continued)

 Acquisition of Skysite (Continued)

 The following unaudited proforma financial information presents the consolidated results of operations of the Company and Skysite as if the acquisition had occurred on January 1, 1996. The proforma financial information does not necessarily reflect the results of operations that would have occurred had the Company and Skysite constituted a single entity during such periods.

                                                   Year ended
                                                   December 31,
                                            --------------------------
                                                1996          1997
                                            ------------  ------------
                                                   (Unaudited)
          Proforma revenue                  $   704,179   $ 1,243,961
          Proforma net loss available to
            common shareholders              (8,898,614)   (6,810,549)
          Proforma net loss per share             (0.41)        (0.33)

 Reorganization

 In July 1998, the Company formed a new wholly-owned subsidiary, International Satellite Group, Inc. ("Insat"), to oversee its satellite communication operations, and transferred the common stock of Skysite Communications Corporation ("Skysite") to Insat. Additionally, Insat formed Project 77 Corp. ("Project 77") in 1998 as its other wholly-owned subsidiary primarily to market Iridium satellite telephone equipment and services.

 Realization of Assets


 For the three years ended December 31, 1998, the Company has experienced significant losses due to its previous technology development activities and the losses from Skysite's operations. The success of the Company is dependent on its ability to generate adequate cash for operations and capital needs. Its ability to generate adequate cash for such needs is in part dependent on its success in increasing sales from Insat's products and services and the sale of new products and services. The Company has developed strategies to increase the sales of products and services, however, due to market conditions and other factors beyond its control, there can be no assurance the Company will be able to adequately increase product sales. Therefore, the Company may have to generate additional capital through the issuance of debt or equity securities. Although the Company believes it has the ability to raise additional capital, such an issuance may be dilutive to existing shareholders and there can be no assurance that adequate funds will be available, if at all, on terms that are reasonable or acceptable to the Company.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE A - OPERATIONS (Continued)

 Realization of Assets (Continued)


 Therefore, the Company has developed a plan to implement certain cost control measures to mitigate its liquidity risk, and is seeking new products and services that will increase cash flow and reduce the reliance on Insat's products and services. If the Company is unable to generate adequate cash, there could be a material adverse effect on the business and financial condition of the Company.

 Future operating results may be affected by a number of factors including the timing of new product introductions in the market place, competitive pricing pressures, and economic conditions. Because the market for the Company's products is characterized by rapidly changing technology, the development and introduction of competitive products may pose a threat to the Company's business.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation and Consolidation


 The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Insat, after eliminating intercompany balances and transactions. The amounts included for Skysite for the year ended December 31, 1997 represent all activity from August 26, 1997, the date of acquisition, to December 31, 1997.

 Use of Estimates


 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Management has estimated the fair value of its unregistered restricted stock and options given as consideration for the acquisition of Skysite, compensation to placement agents, satisfaction of debts and other obligations and compensation to nonemployee directors. Management's estimate of fair value included marketability discounts that were estimated based on arm's length transactions consummated with equity securities (e.g., settlement of debt and stock sales). In addition, management has made estimates in connection with the valuation allowance on the deferred income taxes, valuation allowance on notes receivable and the evaluation of potential impairment of goodwill.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 Cash Equivalents


 The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. As of December 31, 1998, substantially all funds are held at one financial institution and balances exceed the federally insured limits. The Company does not believe it is exposed to any significant credit risk on cash equivalents.

 Inventory


 Inventory, which consists primarily of finished goods, is stated at the lower of cost or market on a first-in, first-out basis. Cost is determined using the weighted average cost method.

 Property and Equipment


 Property and equipment are recorded at cost and are being depreciated over the estimated useful lives of the assets ranging from three to seven years, using accelerated methods. For property and equipment under capital lease, the assets are depreciated over the shorter of the remaining life of the lease or the useful life of the asset.

 Intangible Assets


 Intangible assets include the excess of purchase price over net assets received resulting from the acquisition of Skysite, which is being amortized over five years. As of December 31, 1997 and 1998, the unamortized balance was $981,327 and $771,039, respectively (net of accumulated amortization of $70,096 and $280,383, respectively).

 Impairment of Long-Lived Assets

 The Company complies with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows will be less than the carrying amounts of net assets. Impairment, if any, is measured at fair value.

                       U.S. Digital Communications, Inc.

                       December 31, 1996, 1997 and 1998

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 Earnings (Loss) Per Common Share


 Basic earnings (loss) per common share are computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per common share are computed by dividing net loss by the weighted-average number of shares of common stock outstanding plus other dilutive securities.

 Since the Company had net losses from operations, no potential common shares to be issued are included in the computation of the diluted per share amount as they would be anti-dilutive. Accordingly, the following common stock equivalents are not included in the weighted-average shares of common stock outstanding.

                                               1996       1997       1998
                                             ---------  ---------  ---------
     Common shares to be granted under
      option arrangements, less shares
      assumed purchased at average
      market price                           2,312,122  1,580,562    340,888

     Convertible preferred securities and
      related warrants                               -    935,800  4,428,498
                                             ---------  ---------  ---------

                                             2,312,122  2,516,362  4,769,386
                                             =========  =========  =========

 Financial Instruments


 The carrying amounts of cash and cash equivalents, receivables and stockholder loans are a reasonable estimate of their fair value given their short-term nature. Investments in equity securities are carried at their fair value.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 Stock-Based Compensation


 During 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company has adopted the disclosure-only provisions of SFAS No. 123 for employee stock options. Accordingly, when the Company grants employee stock options with an exercise price equal to the NASDAQ bulletin board price ("quoted price") of the shares on the date of grant, no compensation expense is recorded. If employee stock options are granted at an exercise price less than the quoted price, compensation expense is recorded to the extent of the intrinsic value.

 Transactions with nonemployees in which consideration is received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

 Research and Development Expense


 The Company expenses research and development costs as they are incurred.

 Revenue Recognition


 The Company recognizes equipment sales revenue upon shipment. Airtime services are recognized in the period in which communications services are rendered. Deferred revenue consists of customer payments received in advance of services provided under contractual arrangements.

 Concentration of Credit Risk


 Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. Risk with respect to accounts receivable is generally diversified among a number of entities comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers' financial condition and maintains a llowances for potential credit losses. Actual losses and allowances have been within management's expectations.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 Deferred Compensation


  The Company records stock option compensation as the difference between the exercise price of options granted and the fair value of the Company's common stock on the date of grant over the vesting period. Deferred compensation represents the unvested portion. The amount of deferred compensation recorded in 1996, 1997 and 1998 was $6,640,625, $879,596 and $-0-, respectively.
Deferred compensation is amortized to expense during the vesting period of the related options.

 Comprehensive Income


  Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income (net income (loss) plus all other changes in net assets from nonowner sources) and its components in the financial statements.

 Income Taxes


  Deferred income taxes are recognized based on the estimated future tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense represents the current tax provision for the period and the change during the period in deferred tax asset and liabilities.

 Reclassifications


  Certain balances from 1996 and 1997 have been reclassified to conform to the current year presentation.

 Segment Information


  Effective December 31, 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers. The Company is in one business segment, satellite communications, and follows the requirements of SFAS No. 131.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE C - INVESTMENTS

  In 1997, the Company loaned $50,000 to EDNET, an unrelated company. Under the terms of a loan agreement, if EDNET did not repay the loan by June 15, 1997, the Company would, and did, receive 65,000 shares of EDNET, which were restricted through June 15, 1998. The value of these shares on June 15, 1997 was $40,950. Due to the transaction, the Company has recognized a loss of $9,050, which is included in loss on investments in the accompanying financial statements. As of December 31, 1998, the fair value of these shares was approximately $0.31 per share. The Company has reflected the reduction in the fair value of this investment by recording a $20,638 unrealized loss in stockholders' equity in the accompanying consolidated balance sheet.

NOTE D - PROPERTY AND EQUIPMENT

 As of December 31, 1997 and 1998, property and equipment consists of the following:

                                          1997        1998
                                       ----------  ----------
     Office furniture and equipment     $176,623    $256,875
     Computer and video equipment         18,040      67,069
     Less accumulated depreciation       (72,163)    (86,061)
                                        --------    --------

                                        $122,500    $237,883
                                        ========    ========

  Depreciation expense for 1996, 1997 and 1998 amounted to $19,534, $35,430 and $54,156, respectively.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998


NOTE E - NOTES PAYABLE AND STOCKHOLDER LOANS

 As of December 31, 1997 and 1998, notes payable and stockholder loans consist of the following:

                                                             1997        1998
                                                          ----------  ----------
Note payable to stockholder, interest rate 8%,
  payable January 5, 1999 and February 28, 1999           $  857,385  $  500,000
Note payable to stockholder, interest rate 8%,
  payable on demand                                          105,000           -
Note payable, interest rate 10%, payable April 2, 2000             -     100,000
Notes payable, interest rate 10%, payable from
  September 12, 1999 through May 5, 2000                     300,000     800,000
Capital lease obligation, payable in monthly
  installments of $846 through February 6, 1999,
  including interest at an annual rate of 36.7%                9,521       8,521
Capital lease obligation, payable in monthly
  installments of $211 through May 1, 2001,
  including interest at an annual rate of 14.5%                6,817       6,314
Capital lease obligation, payable in monthly
  installments of $431 through February 13, 2001,
  including interest at an annual rate of 12.3%               14,737           -
                                                          ----------  ----------

          Total debt                                       1,293,460   1,414,835
Less current maturities                                    1,291,843     814,835
                                                          ----------  ----------

                                                          $    1,617  $  600,000
                                                          ==========  ==========

  On April 15, 1997, the Company issued 160,000 shares of common stock in full satisfaction of a $100,000 note payable June 30, 1997. On this date, the outstanding balance on this note, including accrued interest was $109,500. No gain or loss was recognized by the Company in the settlement of the liability.

  On August 24, 1998, the Company entered into a settlement related to an amount owed to a shareholder of the Company. The balance owed to the shareholder, including interest and unreimbursed expenses totaled $1,033,951 as of December 31, 1997. Under the agreement, the Company issued 200,000 shares of its restricted common stock and made a $250,000 payment to the shareholder on September 1, 1998. Pursuant to the settlement, the Company was required to make two payments of $250,000 each on January 5, 1999 and February 28, 1999.
The Company did not make these payments. No gain or loss was recognized by the Company in the settlement of the liability.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998


NOTE E - NOTES PAYABLE AND STOCKHOLDER LOANS (Continued)

 Future minimum payments of debt are as follows:

     Year ended December 31,
     -----------------------

     1999                       $    814,835
     2000                            600,000
                                     -------

                                $  1,414,835
                                ============

NOTE F - STOCKHOLDERS' EQUITY

 Common Stock

  In November 1994, the Company entered into an agreement with a placement agent for a private offering. This private offering resulted in the sale of 2,000,000 units at a purchase price of $0.625 per unit for a total consideration of $1,250,000. Each unit consisted of one share of common stock, one Class A warrant and one Class B warrant (no Class A or Class B warrants were exercised prior to their expiration date). The placement agent received 200,000 shares of common stock and 48,000 expense units valued at $155,000 as compensation for its services and costs. Each expense unit was composed of one share of common stock, one Class A warrant and one Class B warrant (no Class A or Class B warrants were exercised prior to their expiration date). In addition, attorney and finder's fees totaling $83,833, paid or to be paid in cash, were incurred and are included as stock issuance costs. Of the $83,833, $50,000 was payable at December 31, 1994 to one consultant. In addition, the consultant was granted an option, exercisable until March 8, 1998, for the purchase of 80,000 shares of common stock at the exercise price of $0.625 per share.

  During 1995, the Company and the consultant revised the fee structure noted in the previous paragraph. In exchange for the cancellation of the $50,000 obligation and the option to purchase 80,000 shares, the consultant received $25,000 in cash, 40,000 shares of common stock with a deemed value of $25,000 and 120,000 options. The additional compensation was recorded as general and administrative expense by the Company.

  During 1995, the Company entered into an agreement with an investment advisor to raise equity financing solely from offshore purchasers and purchasers who may be deemed "accredited investors" as those terms are generally defined under Regulation S and Regulation D, respectively, promulgated by the Commission. A total of 4,400,000 shares of the Company's common stock were issued at a purchase price of $0.625 per share for a total of $2,750,000. The placement agent received a finder's fee totaling $330,000, which is included as stock issuance costs and charged against additional paid-in capital.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE F - STOCKHOLDERS' EQUITY (Continued)

 Common Stock (Continued)


  Prior to signing the agreement with the investment advisor, the Company had independently raised $285,000 through the issuance of 212,000 shares at a purchase price of $1.25 per share and $20,000 through the issuance of 32,000 shares at a purchase price of $0.625 per share in separate transactions.

  An officer of the Company and outside consultants received 600,000 and 66,000 shares, respectively, during 1995 as payment for services rendered, valued at the price of $0.625 per share. The value of the shares issued, $375,000 and $41,250, were charged to research and development, and general and administrative, respectively.

  In February 1996, the Company raised $50,000 through the issuance of 20,000 shares of common stock. In addition, from March 1 through April 11, 1996, the Company raised $1,000,000 through the issuance of 500,000 shares of common stock and $250,000 through the exercise of 400,000 options at a price of $0.625 per share which were convertible into 400,000 shares. The options were issued to a placement agent for raising the $1,000,000 noted in the previous sentence, and were valued at $2,800,000. This amount is included as stock issuance costs and charged to additional paid-in capital in the statement of stockholders' equity.

  In 1997, the Company issued 160,000 common shares to a third-party for full settlement of a note payable (see note E) and 10,000 shares to a former consultant. In addition, the Company reacquired 5,902,200 common shares from a former director for total consideration of $10.

  During 1998, the Company issued and cancelled 350,000 and 1,904,000 common shares, respectively, to former directors for full settlement of amounts owed. In addition, during 1998, the Company issued 505,000 common shares in exchange for options exercised, 286,000 common shares in exchange for 464,000 common stock warrants exercised, converted 637,500 Series A preferred shares for 637,500 common shares (see note F) and issued 50,000 common shares in connection with sale of 3,000 Series B preferred shares (see note I).

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998


NOTE F - STOCKHOLDERS' EQUITY (Continued)

 Preferred Stock


 Series A


  In December 1996 and August 1997, the Company entered into an agreement with a placement agent to raise equity financing solely from non-U.S. persons as defined in Regulation S promulgated by the U.S. Securities and Exchange Commission through a private offering of the Company's 8% cumulative convertible preferred stock ("Series A"), $0.01 par value per share. The
Company offered a minimum of 2,000,000 and a maximum of 6,666,667 shares of the 8% preferred stock for consideration of between $3,000,000 and $10,000,000. The Series A preferred stock is nonvoting.

  The first offering period was to expire on June 30, 1997; however, the Company closed that offering in February 1997 after selling 2,031,832 shares of Series
A Preferred Stock with 1,015,916 warrants for a total consideration of $3,047,748. In August 1997, the Company again offered its Series A Preferred Stock and warrants with the offering period to expire March 31, 1998. The
August 1997 memorandum was subsequently amended and the offering period was extended to July 31, 1998. The Company raised $3,460,500 through the issuance of 2,307,000 additional shares of Series A preferred stock and 1,153,300 warrants. The Company raised a total of $6,508,248 through the issuance of 4,338,832 total shares of Series A preferred stock in the two offerings. Of this amount, $2,184,900 was raised through the issuance of 1,456,600 shares during 1998.

  For every two Series A preferred shares purchased, the stockholder received one warrant (which expires three years after the date of execution of the subscription agreement) to purchase one share of common stock at an exercise price of $3.00 per share (the "preferred stock warrants"). The preferred stock warrants shall become exercisable in the same increments and on the same dates that the conversion rights with respect to the shares to which they are attached become vested, as described below. As of December 31, 1998, a total of 2,169,416 warrants had been issued and 286,000 warrants were exercised.

  The Company allocated the equity raised between the preferred stock and the warrants. Based on the valuation of each on the date of issuance, the Company allocated approximately $2,868,000 to the preferred stock and $3,640,000 to the warrants for the entire proceeds received under Series A through closing at July 31, 1998. As of December 31, 1998, the allocation, net of preferred shares converted and warrants exercised, amounted to approximately $2,450,000 and $3,200,000 for the preferred stock and warrants, respectively.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE F - STOCKHOLDERS' EQUITY (Continued)

 Preferred Stock (Continued)


 Series A (Continued)


  Series A preferred stockholders have the right to convert each share into one share of common stock as follows: a) 25% of the shares 90 days following the date the shares were issued (the initial conversion date) and b) 25% of the shares at the end of each of the three consecutive 90-day periods following the initial conversion date. No conversion of Series A preferred stock to common stock was made in 1997. In 1998, the Company converted 637,500 shares of Series A preferred stock to an equal number of shares of common stock.

  Six months after the date of issuance of the Series A preferred shares, the Company shall have the option to require the preferred stockholder to convert each of such shares into one share of common stock. Upon such conversion, all of the preferred stock warrants attached to such shares shall become fully exercisable.

  Each Series A preferred stockholder is entitled to receive quarterly dividends on the last day of March, June, September and December in an amount equal to 8% per annum of the stated value of the preferred stock. Dividends totaling $113,985 were paid in 1997. No dividends were paid in 1998. Additionally, the Company has recorded dividends payable totaling $584,077 at December 31, 1998.

  On the date of issuance of some of the Series A preferred stock, the purchase price of the shares was less than the quoted market price of the Company's common stock. Accordingly, the intrinsic value of this beneficial conversion feature is being accreted to preferred stock over the conversion rights period. Accretion of the beneficial conversion feature as of December 31, 1998 and 1997 totaled $3,658,000 and $1,380,000, respectively, and is reflected as an increase in the carrying value of the preferred stock and a dividend charge against accumulated deficit.

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A preferred stock will be entitled to be paid, before any distribution or payment is made in respect of any common stock as to distribution on liquidation, dissolution or winding up, an amount in cash equal to the aggregate stated value ($1.50 per share) of all shares outstanding plus all accrued but unpaid dividends.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998


NOTE F - STOCKHOLDERS' EQUITY (Continued)

 Preferred Stock (Continued)


 Series A (Continued)


  Under the terms of the placement agent agreement related to Series A, the placement agent is entitled to (1) a placement fee based on a percentage of capital raised, (2) options to purchase common stock of the Company and (3) 5% of the proceeds related to exercise of warrants issued with the Series A preferred shares. The total fees earned and the value of the options granted through the closing at July 31, 1998 amounted to $2,037,151. In accordance with the placement agent agreement, on March 6, 1997, the placement agent was granted 2,800,000 options to purchase common stock of the Company at $0.3125 per share. On December 12, 1997, these options were canceled and the Company granted the placement agent 2,800,000 new options, for which the placement agent could exchange each option for .85 share of the Company's stock upon registration. On December 12, 1997, the Company valued the new options to be $1,278,631. The Company has recognized the value of the new options and the percentage fee earned by the placement agent and recorded this amount, which totaled $1,785,888 for the year ended December 31, 1997 as stock issuance cost, which is reflected as a reduction of additional paid-in capital. In addition, if all warrants issued in the Series A offering are exercised, the placement agent's 5% fee would increase by approximately $325,000. For the year ended December 31, 1998, the placement agent earned and was paid $251,264 and $42,900 for capital raised and warrants exercised, respectively.

 Series B


  In April 1998, the Company created a Series B issue of preferred stock, which it offered in a Regulation D Private Placement. The Company offered 3,000 shares of the 10,000,000 authorized shares of preferred stock at a purchase price of $1,000 per share. Each share had a stated value of $1,000 and a par value of $0.01 per share. The Series B offer closed on May 28, 1998. The Company issued all 3,000 shares for $3,000,000, resulting in $2,670,000 net cash proceeds to the Company. (See note I related to the placement agent fee.) The Series B preferred stock does not pay dividends and is nonvoting stock.

  Each share of Series B preferred stock shall be convertible into shares of the Company's common stock based upon a conversion formula, as defined in the offering agreement.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998



 NOTE F - STOCKHOLDERS' EQUITY (Continued)

 Preferred Stock (Continued)


 Series B (Continued)


  In conjunction with the offering, 500,000 warrants were issued to the Series B shareholders proportionate to each investor's number of shares purchased to the total shares offered. Each warrant entitles the holder to purchase shares of the Company's common stock at a price 110% of the closing bid price as of the closing of the Series B offering. The exercise price is $4.34. The exercise price and number of shares to be purchased may be adjusted from time to time based on computations included in the warrant agreement. Such warrants are exercisable for three years after closing of the Series B offering.

  The Company has allocated the equity raised between the preferred stock and the warrants. Based on the valuation of each on the date of issuance, the Company allocated approximately $955,000 to the preferred stock and $2,045,000 to the warrants.

  Each holder of Series B preferred stock will have the right to convert their shares as follows: a) 50% of the shares on the effective date of registration ("conversion date") at the conversion price (lesser of (i) 25% off the five-day average closing bid price for the Company's common stock immediately before conversion or (ii) 100% of closing bid price for the Company's common stock on the date of closing, but not less than $.50 per share of the Company's common stock) and b) 50% of the shares on the 45th day after the effective date of registration at the conversion price. The holder shall be entitled to an additional discount privilege equal to 1% per month, or fraction of a month, from the time of closing until the conversion date for any conversion 30 days after the conversion date and 1/2% per month or fraction of a month for any conversions thereafter ("additional discount"). All shares outstanding on May 1, 2001 will be automatically converted into common stock in accordance with the conversion formula, at the conversion price.

  The Company will have the right, in its sole discretion, to redeem in whole or in part any shares of Series B preferred stock submitted for conversion. The redemption price per share of common stock after conversion of the Series B preferred stock shall be calculated as 133% of the face value plus any accrued additional discount.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE F - STOCKHOLDERS' EQUITY (Continued)

 Preferred Stock (Continued)


 Series B (Continued)


  On the date of issuance of the Series B preferred stock, the conversion price of certain of the Series B preferred stock was less than the quoted market price of the Company's common stock. Accordingly, had the shares been converted as of the issuance date, the intrinsic value of this beneficial conversion feature would have been approximately $1,288,000. The eventual accretion of the intrinsic value of the beneficial conversion feature will be recorded as an increase in the carrying value of the preferred stock and a dividend charge to accumulated deficit over the conversion rights period.

  In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary (a "liquidation"), the holders of shares of the Series B preferred stock then issued and outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the common stock or upon any other series of preferred stock of the Company with a liquidation preference
subordinate to the liquidation preference of the Series A preferred stock.   The
amount of the pay-out will be an amount per share equal to the stated   value.

  The Series B preferred stock subscription agreements contain a "put" provision for common stock which allows the Company to raise an additional $3,000,000.
The provision specifies that 75 days after the effective date of the registration of additional common shares to be used under this provision, the Company may sell common stock (the "put stock") to the Series B subscribers.
The price of the put stock is determined by taking the lower of (1) 80% of the lowest closing bid price for the previous 20 trading days prior to funding or
(2) 80% of the closing bid price on the day of funding. The minimum draw is $250,000 and the maximum draw is $750,000. If the price of the Company's common stock for the 20 trading days prior to the funding is less than $1.25 and the average trading volume is less than $300,000 per day for the previous
20 trading days, the Series B shareholders have the option not to fund the requested draw. These minimums increase as the amount of the funds requested by the Company increase from $250,000 to $750,000.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE F - STOCKHOLDERS' EQUITY (Continued)

 Preferred Stock (Continued)


 Series B (Continued)


  On the date of issuance of the Series B preferred stock with the put provision, the conversion price under the put provision was less than the quoted market price of the Company's common stock. Accordingly, had the put provision been exercised at the date of issuance of the Series B preferred stock, the intrinsic value of the beneficial conversion feature would have been approximately $483,000. The put provision was recorded as an offsetting charge to shareholders' equity. The stock put rights will be amortized over the period of the put provision with an offsetting charge to accumulated deficit. The accretion of the intrinsic value of the beneficial conversion feature will be recorded ratably over the term of the put contract (two years from execution of the subscription agreement) based on the earliest dates the Company may put its shares.

 Series C


  In August 1998, the Company created a Series C issue of preferred stock. The Company offered 4,000 shares of the 10,000,000 authorized shares of preferred stock at a purchase price of $1,000 and no par value. When the offering ended September 1, 1998, the Company had issued 3,000 shares for $3,000,000, resulting in $2,670,000 net cash proceeds to the Company (see note I for discussion of placement agent fee). The Series C preferred stock does not pay dividends and is nonvoting stock.

  In conjunction with the offering, 495,000 warrants were issued to the Series C shareholders proportionate to each investor's number of shares purchased to the total shares offered. Each warrant entitles the holder to purchase shares of the Company's common stock at a price of $4.34. The exercise price and numbers of shares to be purchased may be adjusted from time to time based on computations included in the warrant agreement. Such warrants are exercisable for three years after closing of the Series C offering.

  The Company has allocated the equity raised between the preferred stock and the related warrants. Based on the valuation of each on the date of issuance, the Company allocated $1,802,000 to the preferred stock and $1,198,000 to the warrants.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE F - STOCKHOLDERS' EQUITY (Continued)

 Preferred Stock (Continued)


 Series C (Continued)


 Fifty percent of each share of Series C preferred stock shall be convertible on the earlier of the effective date of registration of the Company's common ("conversion date") or 120 days from the closing of the Series C preferred stock, the remaining 50% shall be convertible on the earlier of the 45th day after the effective date of registration or 165 days from the closing of the Series C preferred stock. The conversion price will be either the discounted price (25% off of the five-day average closing bid price immediately before the conversion date) or $3.94, whichever is less. However, in no event shall the conversion price be less than $1.875 per share. In the event the stock trades below $1.875 for five consecutive days prior to the conversion date, the floor price will be adjusted to the lowest closing bid price for the Company's common stock during such five-day period from which the holder shall be entitled to an additional discount. The holder shall be entitled to an additional discount privilege equal to 1% per month, or fraction of a month, from the time of closing until the conversion date for any conversion 30 days after the conversion date and 1/2% per month, or fraction of a month, for any conversions thereafter ("additional discount"). All shares outstanding on June 1, 2001 will be automatically converted into common stock on such date in accordance with the conversion formula and the conversion price then in effect.

 The Company shall have the right in its sole discretion to redeem, prior to receipt of the notice of conversion, in whole or in part any shares of Series C preferred stock. The redemption price per share of common stock after conversion of the Series C preferred stock shall be calculated as 133% of the face value plus any unpaid penalty should the Company not effect the date of registration 150 days from closing. The Company shall not have a redemption privilege if the common stock is trading above $3.50 per share unless the holder agrees in writing to allow the Company to redeem such shares.

 On the date of issuance of the Series C preferred stock, the conversion price of certain of the Series C preferred stock was less than the quoted market price of the Company's common stock. Accordingly, had the shares been converted as of the issuance date, the intrinsic value of this beneficial conversion feature would have been approximately $263,000. The eventual accretion of the intrinsic value of the beneficial conversion feature will be measured at the date of conversion and will be recorded as an increase in the carrying value of the preferred stock and a dividend charge to retained earnings over the conversion rights period.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE F - STOCKHOLDERS' EQUITY (Continued)

 Preferred Stock (Continued)


 Series C (Continued)


 In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary (a "liquidation"), the holders of shares of the Series C preferred stock then issued and outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the common stock or upon any other series of preferred stock of the Company with a liquidation preference subordinate to the liquidation preferences of the Series A and B preferred stock. The amount of the pay-out will be an amount per share equal to the stated value.

 NOTE G - INCOME TAXES

 The components of the provision for income taxes for the years ended December 31, 1996, 1997 and 1998 are as follows:

                                           1996           1997           1998
                                       -------------  -------------  -------------
       Deferred taxes (benefit)
        Federal                          $(2,732,891)   $(1,588,986)   $(2,258,112)
        State                               (482,609)      (246,430)      (422,802)
                                         -----------    -----------    -----------

       Income tax benefit                 (3,215,500)    (1,835,416)    (2,680,914)

       Increase in valuation allowance     3,215,500      1,835,416      2,680,914
                                         -----------    -----------    -----------

       Income tax provision              $         -    $         -    $         -
                                         ===========    ===========    ===========

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998


NOTE G - INCOME TAXES (Continued)

 Components of the Company's deferred tax assets as of December 31, 1997 and 1998 are as follows:

                                                   1997          1998
                                               ------------  ------------
     Deferred tax assets
      Net operating loss carryforwards         $ 5,057,005   $ 7,495,943
      Compensation related to stock options      1,670,109     1,857,509
      Amortization of goodwill                      18,627        73,203
                                               -----------   -----------

          Total deferred tax assets              6,745,741     9,426,655

     Valuation allowance                        (6,745,741)   (9,426,655)
                                               -----------   -----------

                                               $         -   $         -
                                               ===========   ===========

 Because of the uncertainty associated with future realization of the deferred tax assets, the deferred tax assets have been offset in total by a valuation allowance.

 The Company has net operating loss ("NOL") carryforwards for federal tax return purposes that may be offset against future taxable income. Prior to 1998, the Company did not file a consolidated federal income tax return and, accordingly, net operating losses prior to 1998 of $11,811,000 may be limited in future years. The use of the NOLs is subject to statutory and regulatory limitations regarding changes in ownership. The August 26, 1997 Skysite acquisition resulted in a greater that 50% change in ownership for Federal income tax purposes. Accordingly, the net operating loss carryforward of Skysite at August 27, 1997 of approximately $337,000 will be limited in future years. If not used, the carryforwards will expire as follows.

                                                       Operating losses
                                                     -------------------
 2009                                                $   1,076,200
 2010                                                    2,249,000
 2011                                                    5,111,700
 2012                                                    3,374,100
 2013                                                    6,020,000
                                                     -------------------

                                                     $  17,831,000
                                                     ===================

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE G - INCOME TAXES (Continued)

 Reconciliation of the statutory federal rate to the effective rates were as follows:

                                            1996     1997     1998
                                           -------  -------  -------
     U.S. federal statutory income
      tax rate                              34.00 %  34.00 %  34.00 %
     State income taxes, net of
      federal tax benefit                    4.71     5.38     5.57
     Amortization of intangibles assets         -     0.48     0.94
     Valuation allowance                   (38.71)  (39.86)  (40.51)
                                           ------   ------   ------

                                                - %      - %      - %
                                           ======   ======   ======

NOTE H - LEASES

 The Company has entered into several operating leases for office space and equipment that are to expire at certain times through 2001. Additionally, the Company has certain capital lease obligations for office equipment. As of December 31, 1998, the Company had the following minimum lease payments:

         Year ending December 31,
         ----------------------------
         1999                                                 $  172,538
         2000                                                     47,458
         2001                                                     16,459
                                                              ----------

          Total minimum lease payments                        $  236,455
                                                              ==========

  Total rent expense was $47,672, $62,844 and $134,958 for the years ended December 31, 1996, 1997 and 1998, respectively. The amount of related party rent expense was $11,400, $-0- and $-0- for the years ended December 31, 1996, 1997 and 1998, respectively. Included in the above are lease payments that were made by the Company on behalf of the former lessee in 1998. During 1998, Management completed the process of assuming this lease.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE I - COMMITMENTS AND CONTINGENCIES

 Employment Agreement


  In December 1998, the Company entered into an employment agreement with the President and Chief Executive Officer of the Company. The agreement expires in June 2003. In addition to an annual salary and bonus, the agreement provides for the granting of 200,000 options annually at a price of $2.00 per share and additional options upon the achievement of certain performance measures. Pursuant to the agreement, the Company will advance $150,000 to the President and Chief Executive Officer to be used to exercise options to purchase common stock held by the President and Chief Executive Officer at December 31, 1998.

 Placement Agent Fee


 Series B


  Under the terms of the placement agent agreement related to the issuance of Series B preferred stock, the placement agent was paid fees equal to 11% of the funded amount of $3,000,000 or $330,000 for the placement of the 3,000 shares of Series B preferred stock, 50,000 shares of common stock of the Company, valued at approximately $66,000 as of the closing date, for establishing the put equity line of credit and warrants to purchase 250,000 shares of common stock at a price and under the conditions of the Series B preferred stock investors' warrants, valued at approximately $269,000 as of the closing date. In addition, as the Company, at its sole discretion, utilizes the put equity line of credit, the placement agent will receive a fee of 8% of the cash actually invested at each funding. If the entire line of credit is used, the placement agent would earn an additional $240,000.

 Series C


  Under the terms of the placement agent agreement related to the issuance of Series C preferred stock, the placement agent was paid fees equal to 11% of the funded amount of $3,000,000 or $330,000 for the placement of the 3,000 shares of Series C preferred stock, and warrants to purchase 250,000 shares of common stock at a price and under the conditions of the Series C preferred stock investors' warrants, valued at approximately $228,000 as of September 1, 1998, the closing date.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE I - COMMITMENTS AND CONTINGENCIES (Continued)

 Litigation


  In December 1994, a former officer and director filed suit against the Company, claiming damages for breach of fiduciary duty, breach of oral agreement, interference with contractual relations, conspiracy, restitution and fraud. On April 4, 1995, the Company filed a counterclaim against the plaintiff for fraud, breach of fiduciary duty, declaratory relief, recession, intentional and negligent interference with prospective advantage and money loaned. On December 17, 1996, the Court entered summary judgment against the plaintiff on all claims against the Company. On February 5, 1997, all claims were dismissed and final judgment was entered. On February 11, 1997, the plaintiff filed a notice of appeal. On February 2, 1998, the Company and the plaintiff agreed to a settlement in which plaintiff would receive a certain number of the Company's common shares. The Company recognized a liability of $58,905 as of December 31, 1997, related to the settlement. During 1998, the Company issued 150,000 common shares to the former officer and director in full settlement of the liability. No gain or loss was recognized by the Company in the settlement of the liability.

  The Company filed a lawsuit against three individuals formerly associated with the Company for misappropriation of trade secrets, conversion and breach of fiduciary duty. The defendants filed counterclaims against the Company alleging intentional interference with economic advantage, intentional interference with contractual relations and unfair competition arising out of the same set of occurrences. On July 26, 1996, the Company filed a motion for a preliminary injunction. On December 4, 1996, the District Court granted the Company's motion and issued a preliminary injunction against the defendants.
The injunction was conditioned upon the Company's posting a bond in the amount of $1,000,000. The Company did not post the bond and the injunction was dissolved. Prior to December 31, 1997, the case was settled in conjunction with another related case. See the following paragraph for a discussion of the settlement.

  On December 20, 1996, a lawsuit was filed against the Company by one of the individuals discussed above and another individual formerly associated with the Company. The complaint alleged multiple claims including breach of contract, fraud, negligent misrepresentation, breach of fiduciary duty, wrongful termination and conversion, all arising out of the plaintiffs' employment with the Company. On March 25, 1997, the Company filed a counterclaim for misappropriation of trade secrets, conversion and breach of fiduciary duty. On June 25, 1997, the Company and the plaintiffs agreed to a settlement in which the Company would pay cash and provide options to purchase shares of registered Company common stock. The Company was unable to comply with the requirement because the Company does not have a registration statement on file with the Commission. On February 3, 1999, a new settlement agreement was reached.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE I - COMMITMENTS AND CONTINGENCIES (Continued)

 Litigation (Continued)


  Under the terms of the new Settlement Agreement and Release, which supercedes the June 25, 1997 agreement, the U.S. District Court will order the Company to issue to each of the individuals 245,000 shares of unrestricted stock. These shares will be subject to a tradeability schedule set forth in the new Settlement Agreement and Release, which has not yet been approved by the Court. The Company has recorded a liability of $266,000 as of December 31, 1998, related to the original settlement.

  In June 1997, a former director and officer filed a complaint against the Company, in which he requested the Court to declare that he could sell 220,000 shares of the Company's common stock standing in his name. The Company also filed a complaint against the former officer and director in which it asserted claims for breach of fiduciary duty, breach of a certain employment agreement, accounting as to a certain severance agreement, declaratory relief, fraud and conspiracy to defraud. In the declaratory relief claim, the Company alleged that the former director and officer is required, pursuant to a certain reverse stock split agreement, to return all of his issued and outstanding shares of the Company so that new certificates equal to one-half the shares presently standing in his name can be issued to him, the remaining shares to be retained by the Company. In September 1997, the former director and officer filed a counterclaim against the Company asserting claims for partial recission of the severance agreement, breach of the severance agreement, recission of a certain lock-up agreement, or in the alternative, breach of the lock-up agreement, and tortuous interference with economic advantage. An unfavorable outcome against the Company would not require the former officer and director to return his shares under the reverse stock split agreement. Additionally, the Company would be required to pay a maximum of $300,000 under the severance agreement among the former officer and director, and another individual claiming existence of an employment and/or consulting arrangement. The Company recognized a liability of $203,522 as of December 31, 1997, related to the settlement. During 1998, the former officer and director returned 1,032,000 shares and retained 350,000 unrestricted common shares, subject to a tradeability schedule, in full settlement of the liability. No gain or loss was recognized by the Company in the settlement of the liability.

  In November 1997, the individual claiming the existence of an employment and/or consulting agreement filed a complaint against the Company claiming recission for breach of a severance agreement, or in the alternative, breach of severance agreement. The settlement of this case would fall within the severance settlement in the above case.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE I - COMMITMENTS AND CONTINGENCIES (Continued)

 Litigation (Continued)


  On September 1, 1998, a settlement agreement for all outstanding claims and obligations was reached between the Company and the former officer/director and the individual claiming existence of an employment and/or consulting agreement. Under the terms of the settlement agreement, 350,000 shares of the Company's common stock, previously transferred by the former officer/director to the individual claiming existence of an employment and/or consulting agreement can remain with the individual. The former officer/director returned his 1,032,000 remaining shares of the Company's common stock and the Company reissued him 350,000 shares of its common stock. The settlement also provides that the individual claiming existence of an employment and/or consulting agreement has the option to purchase the Company's former ED and UITI technologies for $50,000. This option was exercised on November 1, 1998.

  On June 28, 1998, the Company and CBS Corporation agreed to a settlement for amounts past due, owed to CBS by Skysite. Under the settlement, the Company was required to pay CBS $430,000. In 1998, the Company made payment and CBS released all of its prior claims and security interests against the Company.

  On July 27, 1998, a former employee and consultant of the Company filed a complaint against the Company for breach of an employment contract related to his employment termination. The plaintiff has requested unpaid wages and severance totaling $100,000, the value of 100,000 stock options, to which the former employee believes he is entitled, punitive damages (to be proved at the time of trial), and related interest. Management believes that the plaintiff was terminated for just cause and fully compensated under his employment agreement. Given the early stage of the case, it is not possible to determine the likelihood of an unfavorable outcome on this matter. Therefore, the Company has not included an accrual for any possible loss in the accompanying financial statements.

  On August 14, 1998, the Company received correspondence from the legal counsel of Intelligent Decision Systems, Inc., alleging breach of certain terms of a technology licensing agreement, between Intelligent Decision Systems, Inc. and the Company. Intelligent Decision Systems, Inc. is requesting return of the consideration previously paid as the initial license fee of $968,750, plus interest from February 1995. Management intends to vigorously defend the case. As no lawsuit or arbitration has been filed, the likelihood of an unfavorable outcome cannot be determined at this time; therefore, no accrual has been included in the accompanying consolidated financial statements.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998


NOTE I - COMMITMENTS AND CONTINGENCIES (Continued)

 Supplier Agreement


  Skysite is subject to a "take-or-pay" provision pursuant to an agreement with a supplier of private network satellite products and services. Under this agreement, Skysite made payments totaling $418,593. Effective January 1,
1998, Skysite executed a new agreement with the supplier requiring Skysite to make future minimum purchases from the supplier as follows (assuming no cancellation of the agreement under termination provisions described below).

     Year ending December 31,
     ------------------------
     1999                                    $  572,000
     2000                                       892,000
     2001                                     1,212,000
     2002                                     1,532,000
     2003                                     1,852,000
     2004                                     2,172,000
     2005                                     1,206,000
                                             ----------

     Total                                   $9,438,000
                                             ==========

  Satisfaction of annual commitments are evaluated quarterly, beginning with a minimum commitment of $33,000 in the first quarter of 1998 plus increases in subsequent quarterly commitments of $20,000 each. Notwithstanding the above provision, Skysite may terminate its agreement with the supplier upon 90 days written notice, in which case Skysite is required to pay a termination fee equal to 30% of the remaining unpaid balance as of the date of cancellation.

  In August 1998, Project 77 entered into a take or pay minute of use commitment for three million minutes with Iridium North America. The minutes must be taken or paid within fifteen months following the commercial launch of the Iridium System. The impact on the consolidated financial statements cannot be determined due to potential fluctuations in future rates.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE J - STOCK OPTIONS

  The following table summarizes stock option activity under the Company's various stock option arrangements.

                                                                          Weighted
                                                                          average
                                          Options     Exercise price per  exercise
                                        outstanding         share          price
                                        ------------  ------------------  --------
        Balance, December 31, 1995        2,167,600       $        0.625  $ 0.6250
          Granted                         1,145,000                0.625    0.6250
          Granted (immediately
           exercisable)                      75,000           10.5625-11   10.7100
          Exercised                        (400,000)               0.625    0.6250
          Cancelled/Expired                       -                    -         -
                                          ---------       --------------  --------

        Balance, December 31, 1996        2,987,600             0.625-11    0.8780
          Granted                         2,860,000               0-0.88    0.1500
          Granted (immediately
           exercisable)                     568,000        0.3125-2.6250    0.9146
          Exercised                               -                    -         -
          Cancelled/Expired                (400,000)                   -    0.6250
                                          ---------       --------------  --------

        Balance, December 31, 1997        6,015,600                 0-11    0.5100
          Granted (immediately
           exercisable)                   1,266,000        0.3125-4.6875    1.6700
          Exercised                        (505,000)        0.3125-0.625    0.5322
          Cancelled/Expired                (827,400)               0.625    0.6250
                                          ---------       --------------  --------

        Balance, December 31, 1998        5,949,200       $         0-11  $ 0.7400
                                          =========       ==============  ========

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE J - STOCK OPTIONS (Continued)

 The following table summarizes the status of options outstanding as of December 31, 1998.

                                            Weighted average
                                               remaining        Number
     Exercise price              Number    contractual life  exercisable
     ------------------         ---------  ----------------  -----------
         $       0.0000         2,380,000               1.2            -
                 0.3125           378,000               3.1      378,000
                 0.4000           300,000               1.7      300,000
                 0.5000           120,000               3.3      120,000
                 0.6250         1,380,200               1.9    1,380,200
          0.8733-0.9688           240,000               3.6      120,000
           0.1.00-2.625           734,000               2.8      734,000
                 3.5000            22,000               2.9       22,000
          4.0038-4.8672           320,000               4.6      320,000
            10.563-11.0            75,000               2.3       75,000
         --------------         ---------               ---    ---------

         $       0-11.0         5,949,200               2.1    3,449,200
         ==============         =========               ===    =========

  The Company has adopted three stock option plans under which it has granted options to purchase shares of the Company's Common Stock. In addition, the Company has granted additional options to purchase shares of Common Stock outside of any stock option plan. As of December 31, 1998, the shares underlying the stock options have not been registered with the Commission, or
under the securities laws of any applicable state. The   Company has granted the
foregoing options and permitted the issuance of shares   of Common Stock upon
the exercise of certain stock options in reliance on the   exemption from
registration found in Section 4(2) of the Act or Rules 505 or   506 promulgated
thereunder and similar state securities exemptions. Section   4(2) of the Act
exempts from the registration requirements of Section 5 of the   Act those
transactions by an issuer not involving a public offering. If it is   determined
at a later date that the grant of the aforementioned stock options   or the
issuance of Common Stock pursuant to the exercise thereof involved a   public
offering for which the Company cannot find an exemption, then the   Company will
have committed a Section 5 violation, or a violation of similar   state
securities laws, and may be subject to suit by shareholders pursuant to
Section 12 of the Act or such other similar state securities laws. A successful suit under Section 5 or 12 of the Act or their state securities law counterparts could have a material adverse effect on the Company's business, financial condition or results of operations.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE J - STOCK OPTIONS (Continued)

  In September 1995, the Company adopted a stock option plan that reserved a total of 2,400,000 shares of authorized, but unissued shares of common stock (the "1995 plan"). Options under the 1995 plan may be granted to employees and/or parties who render services to the Company. The final date on which options could be granted was September 30, 1996. All options will expire on June 30, 2001 if not previously exercised. During 1995, 725,200 options were granted to employees and officers under the 1995 plan at an exercise price of $0.625 per share. During 1998, 150,000 options under the 1995 plan have been exercised. In addition, during September 1995, 440,000 stock options were granted to parties under various agreements at an exercise price of $0.625 per share. These options expire in September 2000. During 1998, 120,000 options have been exercised.

  In January 1996, the Company granted options to purchase 170,000 shares of common stock to various individuals at an exercise price of $0.625 per share under the 1995 plan. All options expire October 1, 2000. No options have been exercised.

  In March 1996, the Company granted 400,000 options for services rendered in connection with fund-raising activities to an investment advisor. These options were exercised in 1996.

  In May 1996 and September 1996, the Company, pursuant to employment agreements, granted options to purchase 575,000 shares of common stock at an exercise price of $0.625 per share. These options were issued to three officers and an employee of the Company. Options to purchase 100,000 shares of the common stock were immediately vested with the balance of the options vesting over a two-year period. These options expire at various dates through September 2001. At the May 1997 Board meeting, the Company elected to cancel 350,000 of these options that had not vested as of December 31, 1996. These employees were incorporated into the new employee stock option plan effective January 1, 1997.

  Effective May 6, 1996, the Company established a nonemployee directors' stock option plan (the "director plan") whereby each person who is elected a director and constitutes an eligible participant shall be granted an option to purchase 25,000 shares of common stock on the effective date of his/her becoming an eligible participant. Each person who is subsequently re-elected to a second and third term will be granted an option to purchase an additional 25,000 and 50,000 shares, respectively. The exercise price per share for all options granted under the director plan will be equal to the market price of the common stock as of the date of grant. The term of each option is for a period of five years from the date of grant. During 1996, three directors were elected with each receiving 25,000 options. Effective March 15, 1997, the Board of Directors amended the plan, entitling each outside director to receive 40,000 options quarterly which will vest on the following dates: March 15, 1997; June 15, 1997; September 15, 1997; December 15, 1997; and March 15,
1998. The exercise price of each option will be the average bid price for the 90 days immediately preceding the vesting.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE J - STOCK OPTIONS (Continued)

  The difference between the exercisable price and the fair value of the stock as of the date of issuance represents deferred compensation which the Company will recognize on the date the options vest. If a director should resign, options will be awarded according to the above schedule through the closing date of the quarter in which he/she submits the resignation. The Company reserved 300,000 shares of authorized but unissued shares of common stock for this plan.

  Effective March 14, 1997, the Board of Directors asked that two employees of the Company vacate their employee agreements and continue to work for the Company under the new employee stock option plan. Under the new plan, any and all employees' in previous agreements will have their options prorated through December 31, 1996. All full-time employees of record on January 1, 1997 will be covered by the new employee stock option plan. Every full-time employee on record will be granted 25,000 options on the first trading day of each calendar quarter. Each option is vested as it is granted and the exercise price of each option will be $.3125. As a result of implementation of the new plan and the change in the options to be given, the Company has canceled the unvested options by reducing deferred compensation and additional paid-in capital, and valued the new options based upon the current exercise price and market value.

  During 1997, the Company granted 1,048,000 options to employees and nonemployee directors. These options were issued under various arrangements with different terms for the exercise price and vesting periods. During 1998, 150,000 options have been exercised.

  In December 1997, in connection with the Series A issue of preferred stock, the Company granted the placement agent 2,800,000 options for which the placement agent could exchange each option for $.85 a share (see note F), or 2,380,000 shares, of the Company's common stock upon registration.

  On February 21, 1998, the Board adopted the 1998 stock option plan which went into effect on January 1, 1998. The number of shares reserved for stock options was increased to 6,000,000. Officers, other key employees, directors and advisors of the Company who contribute to the growth of the Company shall be eligible for the plan. Both the option term and price are to be determined at the date of grant.

  During 1998, the Company granted 1,266,000 options to employees and nonemployee directors. The options were issued under various arrangements with different terms and vesting periods. During 1998, 505,000 options were exercised and 827,400 options were cancelled.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE J - STOCK OPTIONS (Continued)

  Proforma information regarding net income is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The weighted-average fair value of options granted during the years ended December 31, 1996, 1997 and 1998 was $10.14, $1.26 and $0.82, respectively. The fair value for options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                  1996    1997    1998
                                  -----  ------  ------
      Expected life (in years)       3       3       3
      Risk-free interest rate      6.5%    6.1%    6.5%
      Volatility factor           20.0%  150.0%  150.0%

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price characteristics, which are significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  Had compensation cost for these plans been determined consistent with SFAS No. 123, the Company's net loss and net loss per common share would have been increased to the following proforma amounts:

                                                     December 31,
                                     --------------------------------------------
                                         1996           1997            1998
                                     -------------  -------------  --------------
     Net loss available to common
     stockholders
       As reported                    $(8,056,918)   $(6,315,101)   $(11,371,320)
       Proforma                        (8,236,918)    (6,703,585)    (11,649,998)

     Net loss per common share
       As reported                    $     (0.37)   $     (0.31)   $      (0.69)
       Proforma                             (0.38)         (0.32)          (0.70)

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE K - LICENSE FEE INCOME

  In January 1995, the Company entered into a license agreement with Digital Sciences, Inc. to license its "ED" technology and services, and received an initial license fee paid in the form of 250,000 shares of Digital Sciences, Inc. common stock with a fair value of $629,688. The Company recognized this stock receipt as income during 1995 as management believed that all of the requirements of the Company under the agreement were completed during the year. In addition, Digital Sciences, Inc. agreed to pay a license fee based on a percentage of gross revenue derived from the use of the ED technology and services. The Company did not receive any such license fees in 1998, 1997 or 1996.

  As a result of various mergers and acquisitions, the Company's shares in Digital Sciences, Inc. were converted to shares in Intelligent Decision Systems, Inc. ("IDSI"). In November 1996, the Company agreed to transfer all of its shares of IDSI stock to a stockholder in exchange for the cancellation of a loan of $500,000 made by such stockholder to the Company in October 1996. The Company recognized a loss of $129,688 on this transfer.

NOTE L - LICENSE FEE EXPENSE

  In 1994, as part of an agreement with NTN Communications, Inc. (NTN), the Company incurred and expensed a license fee of $250,000. Of this fee, $200,000 was paid in 1994. The remaining $50,000 has not been paid and is included in accounts payable and accrued expenses in the accompanying consolidated balance sheets. The initial term of the agreement expires December 13, 2001. Unless terminated, the agreement will be extended for a period of seven years. The Company has a nonexclusive worldwide license to promote, market and develop an online computer service, which was to be provided by NTN, for use with the Company's now abandoned product. The technology of the computer service provides two-way interactive computerized games that are broadcast to multiple locations, can be played by multiple participants at each location and allow the retrieval and processing of data entered by the participants. The Company is required to pay usage royalties as defined in the agreement. The Company has not used the NTN online computer service and has not paid any royalties to NTN. The Company has abandoned this product and does not intend to use the NTN service in the future.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998

NOTE L - LICENSE FEE EXPENSE (Continued)

  In January 1996, the Company finalized an agreement with a technology company, for a nonexclusive, nontransferable license to its computer operating system technology. The initial term of the agreement expired December 26, 1998.
Unless terminated, in accordance with the terms of the agreement, the agreement is to be renewable for subsequent three-year periods at the licensee's option. Since the agreement was not terminated, it renewed for a three-year period. The Company is required to pay usage royalties as defined in the agreement. In January 1996, the Company paid an initial royalty deposit of $450,000 to the licensor, and recognized this payment as research and development expense. The Company also recorded an additional liability in the amount of $450,000 for the unpaid portion of the minimum royalty. As of December 31, 1998, the Company has not utilized the license and, accordingly, no usage royalties have been recorded by the Company.

NOTE M - SIGNIFICANT CUSTOMERS/SUPPLIERS

  A significant portion of the Company's net revenue is derived from a limited number of customers. During the year ended December 31, 1998, approximately 17% of the Company's total net revenue was derived from one customer. In addition, as of December 31, 1998 one customer accounted for approximately 11% of Trade accounts receivable.

  In addition, during the year ended December 31, 1998, the Company purchased its supplies from four suppliers - CBS Corporation (formerly Westinghouse Electric), American Mobile Satellite Corporation, Mitsubishi Electronics America and Iridium North America, L.P.

NOTE N - RELATED-PARTY TRANSACTIONS

  During 1996, the Company made advances to stockholders of $116,478. The advances were forgiven during 1996 and accounted for as compensation expense.

NOTE O - ADVANCES TO NON-AFFILIATES

  In April and August 1998, the Company made loans totaling $510,000 to a target company in a potential acquisition. The original notes bear interest at 10% per annum and were due in December 1998. The notes were amended and extended to March 31, 1999 and July 31, 1999. Management has recorded a reserve at December 31, 1998 due to the target company's early state of development.

                       U.S. Digital Communications, Inc.

                        December 31, 1996, 1997 and 1998


NOTE O - ADVANCES TO NON-AFFILIATES (Continued)

  In December 1997 and January 1998, the Company made advances totaling $25,000 and $136,000, respectively, to another target company in a potential acquisition. The advances bear interest at 12% per annum and are secured by the common stock of the target company. The advances were due in September 1998. In October 1998, the Company filed a lawsuit against the target company to collect the outstanding amounts due to the Company. At December 31, 1998, management has recorded a reserve against the amounts due to the Company.

NOTE P - SUBSEQUENT EVENTS

 Series C Preferred Stock

  In January 1999, the Company again offered its Series C preferred stock and warrants. The offering period expired February 28, 1999. In connection with the second offering, the Company issued 200 shares of Series C preferred stock and 6,600 warrants and received net proceeds of $178,000. Based on the valuation of each on the date of issuance of the second offering, the Company will fully allocate $188,120 to the preferred stock and $11,880 to the warrants. In addition, the Company will record a beneficial conversion feature of approximately $61,000.

 Asset Acquisition

  In January 1999, the Company entered into an agreement with an unrelated company to purchase certain assets and technology for $350,000. The Company paid $50,000 in January 1999 and signed a $300,000 promissory note at 8% per annum payable in installments of $100,000 in February 1999 and the remainder in April 1999.

 Employment Agreements

  In connection with the above asset acquisition, the Company entered into an employment agreement with the founder of the unrelated company. The agreement commenced on January 1, 1999 for a three year period ending December 31, 2001 for an annual salary of $160,000 plus a discretionary bonus. In addition, the Company will grant 100,000 options to the founder at an exercise price of $3.50 per share, vesting immediately and exercisable through December 31, 2001.

  In addition, the Company entered into an employment agreement with an employee commencing January 1, 1999 for an annual salary of $130,000 plus a discretionary bonus. The employment agreement may be terminated with or without cause by the Company or the employee and does not automatically renew.

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth various costs and expenses of the Company in connection with the sale and distribution of the Securities being registered. All of the amounts shown are estimates except for the Commission Registration Fee.

Securities and Exchange Commission Registration Fee    $    5,692
Legal Fees and Expenses                                $  100,000
Accounting Fees and Expenses                           $   10,000
Other Expenses                                         $   10,000

               Total Expenses                          $  125,692


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 78.502(1) of the General Corporation Law of the State of Nevada (the "Nevada Code") grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 78.502(2) of the Nevada Code grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon the application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.502 of the Nevada Code, or in defense of any claim, issue or matter therein, Section 78.502 (3) of the Nevada Code requires that the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Article IX of the Company's Certificate of Incorporation provides that "The Corporation shall indemnify and hold the Officers and Directors of the Corporation harmless and free from liability for any claims received against said Officer and/or Director in the performance of their duties on behalf of the Corporation and shall, further, reimburse said persons for any legal expenses incurred in the defense of such claims pursuant to NRS 78, Section 2 and 3 as amended."

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     The following paragraphs set forth certain information with respect to securities sold by the Company within the past three years in transactions that were not registered under the Securities Act pursuant to the provisions of
Section 4(2) of the Securities Act and/or Regulation D or Regulation S as promulgated under the Securities Act. The proceeds of these sales were used to provide working capital for the Company and to offset operating losses.

COMMON STOCK

     In February 1996, the Company raised $50,000 through the issuance of 20,000 shares of common stock. In addition, from March 1 through April 11, 1996, the Company raised $1,000,000 through the issuance of 500,000 shares of common stock and $250,000 through the exercise of 400,000 options at a price of $0.625 per share which were convertible into 400,000 shares. The options were issued to a placement agent for raising the $1,000,000 noted in the previous sentence, and were valued at $2,800,000. This amount is included as stock issuance costs and charged to additional paid-in capital in the statement of stockholders' equity.

     In 1997, the Company issued 160,000 common shares to a third-party for full settlement of a note payable and 10,000 shares to a former consultant. In addition, the Company reacquired 5,902,200 common shares from a former director for total consideration of $10.

      During 1998, the Company issued and cancelled 350,000 and 1,904,000 common shares, respectively, to former directors for full settlement of amounts owed. In addition, during 1998, the Company issued 505,000 common shares in exchange for options exercised, 286,000 common shares in exchange for 464,000 common stock warrants exercised, converted 637,500 Series A preferred shares for 637,500 common shares and issued 50,000 common shares in connection with sale of 3,000 Series B preferred shares.

     During 1999, through April 30, the Company issued 298,353 common shares upon exercise of options, 1,307,666 common shares upon conversion of Series A Preferred Stock, 490,000 common shares in settlement of a legal dispute, 25,000 common shares in consideration of services rendered to the Company and 2,423,000 common shares upon exercise of warrants.

PREFERRED STOCK

     Series A Preferred Stock

     In December 1996 and again in August 1997, the Company entered into an agreement with a placement agent to raise equity financing solely from non-U.S. persons as defined in Regulation S promulgated by the Commission through private offerings of the Company's 8 percent cumulative convertible preferred stock ("Series A Preferred Stock"), $0.01 par value per share. The Series A Preferred Stock is nonvoting. For each two shares of Series A Preferred Stock, an investor also received a warrant to purchase one share of the Company's Common Stock.

     The first offering period, according to the December 1996 offering memorandum, was to expire on June 30, 1997. However, the Company closed that offering in February of 1997 after selling 2,031,832 shares of Series A Preferred Stock with 1,015,916 warrants for a total consideration of $3,047,748. In August of 1997, the Company again offered its Series A Preferred Stock and warrants with the offering period to expire March 31, 1998. The August 1997 memorandum was subsequently amended and the offering period was extended to July 31, 1998. The Company raised $3,460,500 through the issuance of 2,307,000 additional shares of Series A Preferred Stock and 1,153,500 warrants. The Company raised a total of $6,508,248 through the issuance of 4,338,832 total shares of Series A Preferred Stock in the two offerings. Of this, $2,184,900 was raised through the issuance of 1,456,600 shares during the first nine months of fiscal year 1998.

     For every two Series A preferred shares purchased, the stockholder received one warrant (which shall expire three years after the date of execution of the subscription agreement) to purchase one share of common stock at an exercise price of $3.00 per share (the "Series A Preferred Stock Warrants"). The Series A Preferred Stock Warrants shall become exercisable in the same increments and on the same dates that the conversion rights with respect to the shares to which they are attached become vested, as described below. As of December 31, 1998, a total of 2,169,416 Series A Preferred Stock Warrants had been issued. Shareholders exercised 286,000 warrants through December 31, 1998. The Company received approximately $858,000 from these exercises less the related placement fees of approximately $42,900.

     The Company has allocated the equity raised in the Series A Preferred Stock Offered between the preferred stock and the warrants. Based on the valuation of each on the date of issuance, the Company has allocated approximately $2,868,000 to the preferred stock and $3,640,000 to the warrants for the entire proceeds received under Series A through closing at July 31, 1998.

     On the date of issuance of some of the Series A Preferred Stock, the purchase price of the shares was less than the quoted market price of the Company's common stock. Accordingly, the intrinsic value of this beneficial conversion feature (approximately $7,650,000) is being accreted to preferred stock over the conversion rights period. Accretion of the beneficial conversion feature as of December 31, 1998 totaled $3,658,000 and is reflected as an increase in the carrying value of the preferred stock and a dividend charge against retained earnings.

     Under the terms of the Placement Agent Agreement related to Series A, the Placement Agent is entitled to (1) a Placement Fee based on a percentage of capital raised, (2) options to purchase common stock of the Company and (3) five percent of the proceeds related to exercise of warrants issued with the Series A preferred shares. The total fees earned and the value of the options granted through the closing at July 31, 1998, amounted to $2,037,151. In accordance with the Placement Agent Agreement, on March 6, 1997, the placement agent was granted 2,800,000 options to purchase common stock of the Company at $.3125 per share. On December 12, 1997, these options were canceled and the Company granted the placement agent 2,800,000 new options, for which the placement agent could exchange each option for .85 share of the Company's stock upon registration. On December 12, 1997, the Company valued the new options to be $1,278,631. The Company has recognized the value of the new options and the percentage fee earned by the placement agent and recorded this amount, which totaled $1,785,888, for the year ended December 31, 1997, as stock issuance cost, which is reflected as a reduction of additional paid-in capital. In addition, if all warrants issued in the Series A offering are exercised, the placement agent's 5 percent fee would increase by approximately $325,000.

     Series B Preferred Stock

     In April 1998, the Company created a Series B issue of Preferred Stock, which it offered in a Regulation D Private Placement. The Company offered 3,000 shares of the 10,000,000 authorized shares of Preferred Stock at a purchase price of $1,000 per share. Each share had a stated value of $1,000 and no par value ("Series B Preferred Stock"). The offer of Series B Preferred Stock closed on May 28, 1998. The Company accepted subscriptions for all 3,000 shares for $3,000,000, resulting in $2,670,000 net cash proceeds to the Company. The Series B Preferred Stock will not pay dividends and is nonvoting stock.

     Each share of Series B Preferred Stock shall be convertible into shares of the Company's common stock based upon a Conversion Formula, as defined in the Offering Agreement.

     In conjunction with the offering, 500,000 warrants were issued to the Series B shareholders proportionate to each investor's number of shares purchased to the total shares offered. Each warrant entitles the holder to purchase shares of the Company's common stock at a price 110 percent of the closing bid price as of the closing of the Series B offering. The exercise price is $4.34. The exercise price and number of shares to be purchased may be adjusted from time to time based on computations included in the warrant agreement. Such warrants are exercisable for three years after closing of the Series B offering.

     The Company has allocated the equity raised in the offering of the Series B Preferred Stock between the preferred stock and the warrants. Based on the valuation of each on the date of issuance, the Company will allocate approximately $955,000 to the preferred stock and $2,045,000 to the warrants.

     On the date of issuance of the Series B Preferred Stock, the conversion price of certain of the Series B Preferred Stock was less than the quoted market price of the Company's common stock. Accordingly, had the shares been converted as of the issuance date, the intrinsic value of this beneficial conversion feature would have been approximately $1,288,000. The eventual accretion of the intrinsic value of the beneficial conversion feature will be recorded as an increase in the carrying value of the preferred stock and a dividend charge to retained earnings over the conversion rights period.

     The Series B Preferred Stock subscription agreements contain a "put" provision for common stock which allows the Company to raise an additional $3,000,000. The provision specifies that 75 days after the effective date of the registration of additional common shares to be used under this provision, the Company may sell common stock (the "Put Stock") to the Series B subscribers. The price of the Put Stock is determined by taking the lower of (1) 80 percent of the lowest closing bid price for the previous 20 trading days prior to funding or (2) 80 percent of the closing bid price on the day of funding. The minimum draw is $250,000 and the maximum draw is $750,000. If the price of the Company's common stock for the 20 trading days prior to the funding is less than $1.25 and the average trading volume is less than $300,000 per day for the previous 20 trading days, the Series B shareholders have the option not to fund the requested draw. These minimums increase as the amount of the funds requested by the Company increase from $250,000 to $750,000.

     On the date of issuance of the Series B Preferred Stock with the put provision, the conversion price under the put provision was less than the quoted market price of the Company's common stock. Accordingly, had the put provision been exercised at the date of issuance of the Series B Preferred Stock, the intrinsic value of the beneficial conversion feature would have been approximately $483,000. The put provision will be recorded as an offsetting charge to shareholders' equity. The stock put rights will be amortized over the period of the put provision with an offsetting charge to retained earnings. The accretion of the intrinsic value of the beneficial conversion feature will be recorded ratably over the term of the put contract (two years from execution of the subscription agreement) based on the earliest dates the Company may put its shares.

     Under the terms of the Placement Agent Agreement related to the issuance of Series B Preferred Stock, the Placement Agent was paid fees equal to 11 percent of the funded amount of $3 million or $330,000 for the placement of the 3,000 shares of Series B Preferred Stock, 50,000 shares of common stock of the Company, valued at approximately $66,000 as of the closing date, for establishing the Put Equity Line of Credit and warrants to purchase 250,000 shares of common stock at a price and under the conditions of the Series B Preferred Stock investors' warrants, valued at approximately $269,000 as of the closing date. In addition, as the Company, at its sole discretion, utilizes the Put Equity Line of Credit, the Placement Agent will receive a fee of 8 percent of the cash actually invested at each funding. If the entire Line of Credit is used, the Placement Agent would earn an additional $240,000.

     Series C Preferred Stock

     In August 1998, the Company created a Series C issue of Preferred Stock. The Company offered 4,000 shares of the 10,000,000 authorized shares of Preferred Stock at a purchase price of $1,000 and no par value ("Series C Preferred Stock"). When the offering ended on September 1, 1998, the Company had issued 3,000 shares for $3,000,000, resulting in $2,670,000 net cash proceeds to the Company. The Series C Preferred Stock will not pay dividends and is nonvoting stock.

     In January 1999, the Company again offered its Series C Preferred Stock and warrants with the offering period to expire February 28, 1999. During January 1999, in connection with the second offering, the Company raised net cash proceeds of $178,000 through the issuance of 200 additional shares of Series C Preferred Stock and 6,600 warrants.

     In conjunction with the offering, 528,000 warrants were issued to the Series C shareholders proportionate to each investor's number of shares purchased to the total shares offered. Each warrant entitles the holder to purchase shares of the Company's common stock at a price of $4.34. The exercise price and number of shares to be purchased may be adjusted from time to time based on computations included in the warrant agreement. Such warrants are exercisable for three years after closing of the Series C offering.

     The Company has allocated the equity raised in the offer of the Series C Preferred Stock between the preferred stock and the related warrants. Based on the valuation of each on the date of issuance of the first offering, the Company has as of December 31, 1998 fully allocate $1,802,000 to the preferred stock and $1,198,000 to the warrants. Based on the valuation of each on the date of issuance of the second offering in 1999, the Company fully allocated $188,120 to the preferred stock and $11,880 to the warrants.

     On the date of issuance of the Series C Preferred Stock, the conversion price of certain of the Series C Preferred Stock was less than the quoted market price of the Company's common stock. Accordingly, had the shares been converted as of the issuance date, the intrinsic value of this beneficial conversion feature on the first and second offerings would have been approximately $263,000 and $61,000, respectively. The eventual accretion of the intrinsic value of the beneficial conversion feature will be measured at the date of conversion and will be recorded as an increase in the carrying value of the Series C Preferred Stock and a dividend charge to retained earnings over the conversion rights period.

     Under the terms of the placement agent agreement related to the first issuance of Series C preferred stock, the placement agent was paid fees equal to 11% of the funded amount of $3,000,000 or $330,000 for the placement of the 3,000 shares of Series C preferred stock, and warrants to purchase 250,000 shares of common stock at a price and under the conditions of the Series C preferred stock investors' warrants, valued at approximately $228,000 as of September 1, 1998, the initial closing date.

     Under the terms of the placement agent agreement related to the second issuance of Series C Preferred Stock, the placement agent was paid fees equal to 11% of the funded amount of $200,000 or $22,000 for the placement of the 200 shares of Series C Preferred Stock. In addition the placement agent will receive warrants to purchase shares of common stock at a price and under the conditions of the Series C Preferred Stock investors' warrants. The number of warrants to be issued to the placement agent is dependent on the number of Series C Preferred Stock that has been issued by the Company when the second offering period ends.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 Exhibit No.         Description
------------
2.1                  Agreement and Plan of Reorganization, dated as of June 20,
                     1997, by and among the Registrant, Skysite and the
                     shareholders of Skysite, as amended *

3.1                  Articles of Incorporation of the Company, as amended *

3.2                  Bylaws of the Company(1)

4.1                  Specimen Common Stock Certificate(1)

4.2                  Specimen Series A Preferred Stock Certificate *

4.3                  Specimen Series B Preferred Stock Certificate *

4.4                  Specimen Series C Preferred Stock Certificate *

4.5 Certificate of Designations, Preferences and Privileges of the Series A Preferred Stock of the Company(2)

4.6                  Certificate of Designation, Number, Powers, Preferences and
                     Relative, Participating, Optional, and Other Special Rights
                     And the Qualifications, Limitations, Restrictions, and
                     Other Distinguishing Characteristics of Series B Preferred
                     Stock of the Company *

4.7                  Certificate of Designation, Number, Powers, Preferences and
                     Relative, Participating, Optional, and Other Special Rights
                     And the Qualifications, Limitations, Restrictions, and
                     Other Distinguishing Characteristics of Series C Preferred
                     Stock of the Company *

8.1 Opinion of counsel to the Company concerning the validity of the Securities being offered***

10.1                 1996 Non-Employee Directors' Stock Option Plan *

10.2                 1998 Stock Option, Deferred Stock and Restricted Stock Plan
                     *

10.3                 Lease, dated November 14, 1997 between the Company and
                     Alliance Business Centers, regarding 2 Wisconsin Avenue,
                     Suite 700, Chevy Chase, Maryland 20815 *

10.4                 Lease, dated July 22, 1998, between Skysite and Soundstorm, regarding 727 South Main Street, Burbank, California 91510
                     *

10.5                 Placement Agent Agreement between the Company and Wincap,
                     Ltd., dated December 6, 1996(1)

10.6                 Supply Agreement between Skysite and American Mobile
                     Satellite Corporation, dated February 25, 1998 *

10.7                 Distributor Agreement between Skysite and Westinghouse
                     Electronic Corporation, dated February 21, 1996 *

10.8                 Agreement between Skysite and Mitsubishi Electronics
                     America, Inc., dated November 7, 1997 *

10.9                 Service Provider Agreement between Skysite and Iridium
                     North America, dated December 1, 1997, as amended*

10.10                Agreement between Skysite and PTT Telecom BV, dated
                     September 15, 1997 *

10.11                Distribution Agreement between Skysite and CUE Paging
                     Corporation, dated January 26, 1998 *

10.12 Bulk Seller Agreement between Skysite and ARDIS Company, dated February 23, 1998 *

10.13 Service Provider Agreement Exhibit E: Additional terms and conditions; Addendum Two Minutes Commitment Plan Addendum;
                     and Amendment to Addendum Two Satellite Minutes Commitment
                     Plan Addendum between Skysite/Project 77 and Iridium North
                     America, dated August 10, 1998.(3)

10.14                Lease, dated October 14, 1998 between the Company and
                     Alliance Business Centers, regarding 2 Wisconsin Avenue,
                     Suite 700, Chevy Chase, Maryland 20815 **

10.15                Sub-sublease, dated July 2, 1998, between U.S. Digital
                     Satellite, Inc. and IT Corporation, regarding 1575 Eye
                     Street, NW, Suite 425, Washington, DC **

10.16                Employment Agreement between the Company and Robert J.
                     Wussler, dated December 28, 1998.**

21                   Subsidiaries *

23.1                 Consent of Accountants***

23.2                 Consent of Accountants***

99.1                 United States of America v. Alan Brady Bingham, et. al.,
                     Criminal No. H-97-262-SS, United States District Court,
                     Southern District of Texas, Houston Division*

_______________________
(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form 10, as amended, File No. 0-21225 and incorporated herein by reference.
(2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report on Form 8-K dated August 20, 1998 and incorporated herein by reference.
(3) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report on Form 10-Q dated December 7, 1998 and incorporated herein by reference
(4) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report on Form 8-K dated December 11, 1998 and incorpoarted herein by reference
* Previously filed with Form 10-K filed with the Securities and Exchange Commission on October 7, 1998 and incorporated herein by reference.
** Previously filed with Form 10-K/A filed with the Securities and Exchange Commission on December 31, 1998 and incorporated herein by reference.
***  To be filed as an amendment


ITEM 17.  UNDERTAKINGS

(a)  The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Montgomery, State of Maryland, on May 5, 1999.

                           U.S. DIGITAL COMMUNICATIONS, INC.

                           By: /S/ Robert J. Wussler
                           -------------------------
                           ROBERT J. WUSSLER
                           CHAIRMAN OF THE BOARD, PRESIDENT,
                           CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                     TITLE(S)                                      DATE
---------                                     --------                                      ----
/S/ ROBERT J. WUSSLER                         CHAIRMAN OF THE BOARD, PRESIDENT, CHIEF       May 5, 1999
-----------------------------                 EXECUTIVE OFFICER
ROBERT J. WUSSLER

/S/ EDWARD KOPF                               SECRETARY (PRINCIPAL ACCOUNTING AND           May 5, 1999
-----------------------------                 FINANCIAL OFFICER)
EDWARD KOPF

/S/ LAWRENCE SIEGEL                           DIRECTOR                                      May 5, 1999
-----------------------------
LAWRENCE SIEGEL

/S/ THOMAS GLENNDAHL                          DIRECTOR                                      May 5, 1999
-----------------------------
THOMAS GLENNDAHL

/S/ A. FRANS HEIDMAN                          DIRECTOR                                      May 5, 1999
-----------------------------
A. FRANS HEIDEMAN

/S/ HENRIKAS IOUCKIAVITCHIOUS                 DIRECTOR                                      May 5, 1999
-----------------------------
HENRIKAS IOUCHKIAVITCHIOUS

                                 EXHIBIT INDEX

Exhibit No.          Description
------------
2.1                  Agreement and Plan of Reorganization, dated as of June 20,
                     1997, by and among the Registrant, Skysite and the
                     shareholders of Skysite, as amended *

3.1                  Articles of Incorporation of the Company, as amended *

3.2                  Bylaws of the Company(1)

4.1                  Specimen Common Stock Certificate(1)

4.2                  Specimen Series A Preferred Stock Certificate *

4.3                  Specimen Series B Preferred Stock Certificate *

4.4                  Specimen Series C Preferred Stock Certificate *

4.5 Certificate of Designations, Preferences and Privileges of the Series A Preferred Stock of the Company(2)

4.6                  Certificate of Designation, Number, Powers, Preferences and
                     Relative, Participating, Optional, and Other Special Rights
                     And the Qualifications, Limitations, Restrictions, and
                     Other Distinguishing Characteristics of Series B Preferred
                     Stock of the Company *

4.7                  Certificate of Designation, Number, Powers, Preferences and
                     Relative, Participating, Optional, and Other Special Rights
                     And the Qualifications, Limitations, Restrictions, and
                     Other Distinguishing Characteristics of Series C Preferred
                     Stock of the Company *

8.1 Opinion of counsel to the Company concerning the validity of the Securities being offered***

10.1                 1996 Non-Employee Directors' Stock Option Plan *

10.2                 1998 Stock Option, Deferred Stock and Restricted Stock Plan
                     *

10.3                 Lease, dated November 14, 1997 between the Company and
                     Alliance Business Centers, regarding 2 Wisconsin Avenue,
                     Suite 700, Chevy Chase, Maryland 20815 *

10.4                 Lease, dated July 22, 1998, between Skysite and Soundstorm, regarding 727 South Main Street, Burbank, California 91510
                     *

10.5                 Placement Agent Agreement between the Company and Wincap,
                     Ltd., dated December 6, 1996(1)

10.6                 Supply Agreement between Skysite and American Mobile
                     Satellite

                     Corporation, dated February 25, 1998 *

10.7                 Distributor Agreement between Skysite and Westinghouse
                     Electronic Corporation, dated February 21, 1996 *

10.8                 Agreement between Skysite and Mitsubishi Electronics
                     America, Inc., dated November 7, 1997 *

10.9                 Service Provider Agreement between SkysIte and Iridium
                     North America, dated December 1, 1997, as amended*

10.10                Agreement between Skysite and PTT Telecom BV, dated
                     September 15, 1997 *

10.11                Distribution Agreement between Skysite and CUE Paging
                     Corporation, dated January 26, 1998 *

10.12 Bulk Seller Agreement between Skysite and ARDIS Company, dated February 23, 1998 *

10.13 Service Provider Agreement Exhibit E: Additional terms and conditions; Addendum Two Minutes Commitment Plan Addendum;
                     and Amendment to Addendum Two Satellite Minutes Commitment
                     Plan Addendum between Skysite/Project 77 and Iridium North
                     America, dated August 10, 1998.(3)

10.14                Lease, dated October 14, 1998 between the Company and
                     Alliance Business Centers, regarding 2 Wisconsin Avenue,
                     Suite 700, Chevy Chase, Maryland 20815 **

10.15                Sub-sublease, dated July 2, 1998, between U.S. Digital
                     Satellite, Inc. and IT Corporation, regarding 1575 Eye
                     Street, NW, Suite 425, Washington, DC **

10.16                Employment Agreement between the Company and Robert J.
                     Wussler, dated December 28, 1998.**

21                   Subsidiaries *

23.1                 Consent of Accountants***

23.2                 Consent of Accountants***

99.1                 United States of America v. Alan Brady Bingham, et. al.,
                     Criminal No. H-97-262-SS, United States District Court,
                     Southern District of Texas, Houston Division*

_______________________
(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form 10, as amended, File No. 0-21225 and incorporated herein by reference.
(2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report on Form 8-K dated August 20, 1998 incorporated herein by reference
(3) Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Report on Form 10-Q dated December 7, 1998 and incorporated herein reference
(4) Previously filed with the Securities and Exchange Commision as an Exhibit to the Company's Current Report on Form 8-K dated December 11, 1998 and incorporated herein by reference
* Previously filed with Form 10-K filed with the Securities and Exchange Commission on October 7, 1998 and incorporated herein by reference.
** Previously filed with Form 10-K/A filed with the Securities and Exchange Commission on December 31, 1998 and incorporated herein by reference.
***  To be filed as an amendment

_______________________

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.